CREDIT AGREEMENT
dated as of
November 22, 2005

PIER 1 IMPORTS (U.S.), INC.
PIER 1 KIDS, INC.
THE BORROWERS
BANK OF AMERICA, N.A.
As Administrative Agent and Collateral Agent
THE LENDERS
NAMED HEREIN
WELLS FARGO RETAIL FINANCE, LLC and WACHOVIA BANK, NATIONAL
ASSOCIATION
as Co-Syndication Agents, and
HSBC BANK USA, NA and JPMORGAN CHASE BANK, N.A.
as Co-Documentation Agents
And
BANC OF AMERICA SECURITIES LLC
as Arranger

i

EXHIBITS

Exhibit A:	Form of Assignment and Acceptance
Exhibit B:	Form of Customs Broker Agreement
Exhibit C:	Notice of Borrowing
Exhibit D:	Revolving Credit Note to Lenders
Exhibit E:	Swingline Note to Swingline Lender
Exhibit F:	Form of Credit Card Notification
Exhibit G:	Form of Private Label Receivable Notification
Exhibit H:	Form of Blocked Account Agreement
Exhibit I:	Form of Compliance Certificate
Exhibit J:	Form of Borrowing Base Certificate

v

SCHEDULES

Schedule 1.1:	Lenders and Commitments
Schedule 1.2:	Securitization Program Documents
Schedule 1.3:	Securitization Program Subsidiaries
Schedule 1.4:	Facility Guarantors
Schedule 1.5:	Fiscal Months
Schedule 1.5:	Fiscal Quarters
Schedule 1.5:	Fiscal Years
Schedule 1.8:	Non-Material Subsidiaries
Schedule 1.9:	Canadian Letter of Credit Indebtedness
Schedule 2.13:	Existing Letters of Credit
Schedule 3.01:	Organization Information
Schedule 3.05(a):	Title Exceptions
Schedule 3.05(c)(i):	Owned Real Estate
Schedule 3.05(c)(ii):	Leased Real Estate
Schedule 3.06:	Disclosed Matters
Schedule 3.12:	Subsidiaries; Joint Ventures
Schedule 3.13:	Insurance
Schedule 3.14:	Collective Bargaining Agreements
Schedule 5.01(f):	Reporting Requirements
Schedule 6.01:	Existing Indebtedness
Schedule 6.02:	Existing Encumbrances
Schedule 6.04:	Existing Investments
Schedule 6.07:	Transactions with Affiliates

CREDIT AGREEMENT dated as of November 22, 2005 among:
     Pier 1 Imports (U.S.), Inc. (in such capacity, the “Lead Borrower”), a Delaware corporation with its principal executive offices at 100 Pier 1 Place, Fort Worth, Texas 76102, for itself and as agent for Pier 1 Kids, Inc. (the “Borrowers”); and
     BANK OF AMERICA, N.A., a national banking association with offices at 40 Broad Street, Boston, Massachusetts 02109, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and
     BANK OF AMERICA, N.A., a national banking association with offices at 40 Broad Street, Boston, Massachusetts 02109, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties;
     The LENDERS party hereto;
     WELLS FARGO RETAIL FINANCE, LLC, a, a Delaware limited liability company with offices at One Boston Place — 19th Floor, Boston, Massachusetts 02109 and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with offices at 1133 Avenue of the Americas, New York, New York 10036, as Co-Syndication Agents; and
     HSBC BANK USA, NA, a national banking association with offices at 452 Fifth Avenue, 5th Floor, New York, New York and JPMORGAN CHASE BANK, N.A., a national banking association with offices at 2200 Ross Avenue, 6th Floor, Dallas, Texas 75201, as Co-Documentation Agents;
in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:
ARTICLE I
     SECTION 1.01 Definitions.
     As used in this Agreement, the following terms have the meanings specified below:
     “ACH” means automated clearing house transfers.
     “Accommodation Payment” has the meaning provided in SECTION 9.14.
     “Account(s)” means “accounts” as defined in the UCC, and the PPSA, as applicable, but limited to a right to payment of a monetary obligation, whether or not earned by performance, (i) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered in connection with the sale, lease, license, assignment or other disposition of Inventory, or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card in connection with the sale, lease, license, assignment or other disposition of Inventory. The term “Account” does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.
     “Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, or (c) any merger, amalgamation or consolidation of such Person with any other Person, in each case in any transaction or group of transactions which are part of a common plan.
     “Additional Commitment Lender” shall have the meaning provided therefor in SECTION 2.02.
     “Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” has the meaning provided in the preamble to this Agreement.
     “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.
     “Agents” means collectively, the Administrative Agent and the Collateral Agent.
     “Agreed Letter of Credit Limit” means the maximum amount of Letters of Credit which may be issued and outstanding at any time for a particular Issuing Bank, as established by the Administrative Agent in its reasonable judgment.
     “Agreement” means this Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.
     “Agreement Value” means for each Financial Hedge, on any date of determination, an amount determined by the applicable Lender equal to:
     (a) In the case of a Financial Hedge documented pursuant to an ISDA master agreement, the amount, if any, that would be payable by any Loan Party to its counterparty to such Financial Hedge, as if (i) such Financial Hedge was being terminated early on such date of determination, (ii) such Loan Party was the sole “Affected Party” (as therein defined) and (iii) such Lender was the sole party determining such payment amount (with such Lender making such determination pursuant to the provisions of the form of ISDA master agreement);
     (b) In the case of a Financial Hedge traded on an exchange, the mark-to-market value of such Financial Hedge, which will be the unrealized loss on such Financial Hedge to the Loan Party which is party to such Financial Hedge, determined by the Administrative Agent based on the settlement price of such Financial Hedge on such date of determination; or

     (c) In all other cases, the mark-to-market value of such Financial Hedge, which will be the unrealized loss on such Financial Hedge to the Loan Party that is party to such Financial Hedge determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party exceeds (ii) the present value of the future cash flows to be received by such Loan Party, in each case pursuant to such Financial Hedge.
     “Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.
     “Applicable Lenders” means the Required Lenders or all Lenders, as applicable.
     “Applicable Margin” means:
     (a) From and after the Closing Date until the first Adjustment Date after the Closing Date, the percentages set forth in Level II of the Pricing Grid below; and
     (b) On the first day of each January, April, July and October of each year (each, an “Adjustment Date”), commencing July 1, 2006, the Applicable Margin shall be determined from such Pricing Grid based upon Average Daily Availability for the most recently ended three month period immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, in no event shall Level III be applicable prior to July 1, 2006 notwithstanding that the criteria for the application of such Level may have been met, and provided further, upon the occurrence of an Event of Default, upon written notice from the Administrative Agent, the Applicable Margin shall be immediately increased to that set forth in Level I (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate).

	Average Daily	LIBO Applicable	Prime Rate
Level	Availability	Margin	Applicable Margin
I	<$110,000,000	1.25%	0%

II	<=$220,000,000
	and >$110,000,000	1.00%	0%

III	>$220,000,000	.75%	0%

     “Arranger” means Banc of America Securities LLC.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     “Availability” means the lesser of (a) or (b), where:
     (a) is the result of:
     (i) The Revolving Credit Ceiling,
     Minus
     (ii) The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers;
     (b) is the result of:
     (i) The Borrowing Base,
     Minus
     (ii) The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.
In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that no accounts payable are being intentionally paid after their due date.
     “Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria such reserves as the Administrative Agent, from time to time determines in its reasonable commercial discretion exercised in good faith as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect costs, expenses and other amounts that the Agents may incur or be required to pay to realize upon the Collateral, including, without limitation, on account of rent, Permitted Encumbrances, and customs and duties, and other costs to release Inventory which is being imported into the United States or Canada, and (c) on account of Cash Management and Bank Products. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on: (a) outstanding taxes and other governmental charges, including, without limitation, ad valorem, personal property, sales, goods and services, harmonized, and other taxes which might have priority over the interests of the Collateral Agent in the Collateral; (b) amounts deducted or withheld, or may subject to withholding, and not paid and remitted when due under the Income Tax Act (Canada); (c) the Canadian Establishment Reserve; (d) salaries, wages and benefits due to employees of any Borrower, including, without limitation, reserves for amounts due and not paid for vacation pay, for amounts due and not paid under any legislation relating to workers’ compensation or employment insurance, and for all amounts past due and not contributed, remitted or paid to any Plan, or any similar legislation, (e) Customer Credit Liabilities, (f) warehousemen’s or bailees’ charges which might have priority over the interests of the Collateral Agent in the Collateral, and (g) the principal amount of any Subordinated Note or evidence of indebtedness issued for the purchase price of the Private Label Receivables under the Securitization Program Documents.

     “Average Daily Availability” shall mean, for any date of calculation, the average daily Availability for the subject period.
     “Bank of America” means, Bank of America, N.A., a national banking association, and its Subsidiaries and Affiliates.
     “Bank Products” means any services or facilities provided to any Loan Party by any Lender, or any of its Affiliates (other than Cash Management Services), including, without limitation, on account of (a) credit cards, (b) Financial Hedges, (c) trade services, (d) investments, and (e) equipment leases.
     “Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.
     “BIA” The Bankruptcy and Insolvency Act (Canada), and any regulations promulgated thereunder, if any, as amended from time to time.
     “Blocked Account Agreement” has the meaning provided in SECTION 2.18(a)(v).
     “Blocked Account Banks” means the banks with whom deposit accounts are maintained in which material amounts (as reasonably determined by the Administrative Agent) of funds of any of the Loan Parties from one or more DDAs are concentrated, including, without limitation, Wells Fargo Bank, N.A., or any other Lender, and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrowers” has the meaning provided in the preamble to this Agreement.
     “Borrowing” means (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.
     “Borrowing Base” means, at any time of calculation, an amount equal to:
     (a) the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;
     plus
     (b) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate;
     minus
     (c) the then amount of all Availability Reserves.
     “Borrowing Base Certificate” has the meaning provided in SECTION 5.01(d).

     “Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.04.
     “Breakage Costs” has the meaning provided in SECTION 2.16(b).
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or Charlotte, North Carolina are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBO Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Canadian Establishment Reserve” means reserves established by the Administrative Agent, which reserve shall be in an amount reasonably determined by the Administrative Agent after consultation with the Lead Borrower, to cover any potential unpaid withholding tax liabilities accruing from the Closing Date in the United States or Canada in connection with any Borrower’s status as a Canadian taxpayer or “permanent establishment” under Canadian law.
     “Canadian Subsidiary” means any Subsidiary of any of the Loan Parties organized under the laws of Canada or any province thereof.
     “Capital Expenditures” means, with respect to any Person for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Loan Parties that are (or would be) set forth in a Consolidated statement of cash flows of the Loan Parties for such period prepared in accordance with GAAP and (b) any assets acquired by a Capital Lease Obligation during such period.
     “Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.
     “Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.
     “Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with SECTION 2.13(j).

     “Cash Dominion Event” means either (i) the occurrence and continuance of any Specified Default, or (ii) Availability is less than twenty percent (20%) of the lesser of (A) the Revolving Credit Ceiling, or (B) the Borrowing Base. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing, notwithstanding whether the circumstance which gave rise to such event is no longer continuing (a) so long as such Specified Default has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ Availability being less than the above amount, until Availability has exceeded twenty percent (20%) of the lesser of (A) the Revolving Credit Ceiling, or (B) the Borrowing Base, for two (2) consecutive Fiscal Months, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement, provided, that a Cash Dominion Event may not be so cured on more than two (2) occasions in any period of 365 consecutive days.
     “Cash Management Documentation Event” means that Credit Extensions exceed $150,000,000 for any five (5) consecutive days.
     “Cash Management Services” means, without limitation, any one or more of the following types or services or facilities provided to any Loan Party by any Lender or any of its Affiliates: (a) ACH transactions, (b) deposit and other accounts, and (c) cash management, including, without limitation, controlled disbursement services.
     “Cash Receipts” has the meaning provided therefor in SECTION 2.18(b).
     “CCAA” The Companies’ Creditors Arrangement Act (Canada), and any regulations promulgated there under, if any, as amended from time to time.
     “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
     “Change in Control” means, at any time:
     (a) any “change in/of control” or “sale” or “disposition” or similar event as defined in any Charter Document of any Loan Party or in any Securitization Program Document, or any document governing Material Indebtedness of any Loan Party; or
     (b) occupation of a majority of the seats for more than thirty (30) days (other than vacant seats) on the board of directors (or other body exercising similar management authority) of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or
     (c) any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all Capital Stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of thirty-five percent (35%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of the Parent, whether as a result of the issuance of securities of the Parent, a merger, amalgamation, consolidation, liquidation or dissolution of the Parent, a direct or indirect transfers of securities or otherwise; or
     (d) the Parent fails at any time to own, directly or indirectly, 100% of the Capital Stock of each Loan Party free and clear of all Liens (other than the Liens in favor of the Collateral Agent for its own benefit and the ratable benefit of the other Credit Parties).
     “Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Credit Party (or, for purposes of SECTION 2.13, by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.
     “Charges” has the meaning provided therefor in SECTION 9.13.
     “Charter Document” means as to any Person, its partnership agreement, certificate or articles of incorporation, or amalgamation or amendment, operating agreement, membership agreement or similar constitutive document or agreement or its by-laws.
     “Closing Date” means November 22, 2005.
     “Co-Documentation Agents” has the meaning provided in the preamble to this Agreement.
     “Co-Syndication Agents” has the meaning provided in the preamble to this Agreement.
     “Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.
     “Collateral” means any and all “Collateral” or words of similar intent as defined in any applicable Security Document.
     “Collateral Agent” has the meaning provided in the preamble to this Agreement.
     “Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of the Borrowers.
     “Commitment” means, with respect to each Lender, the aggregate commitment(s)of such Lender hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.
     “Commitment Increase” shall have the meaning provided therefor in SECTION 2.02.

     “Commitment Increase Date” shall have the meaning provided therefor in SECTION 2.02(c).
     “Commitment Percentage” means, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder, in the amount set forth opposite such Lender’s name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.
     “Compliance Certificate” has the meaning provided in SECTION 5.01(c).
     “Concentration Account” has the meaning provided in SECTION 2.18(b).
     “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person.
     “Consolidated EBITDA” means, with respect to any Person for a twelve (12) Fiscal Month period, the sum (without duplication) of (a) Consolidated Net Income for such period, plus (b) depreciation and amortization for such period, plus (c) provisions for Taxes based on income that were deducted in determining Consolidated Net Income for such period, plus (d) Consolidated Interest Expense that was deducted in determining Consolidated Net Income for such period, minus (e) extraordinary gains for such period.
     “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for a twelve (12) Fiscal Month period, the ratio of (a) (i) Consolidated EBITDA for such period, plus (ii) Consolidated Rent Expense during such period, minus (ii) Capital Expenditures made during such period, minus (iii) cash taxes paid during such period, to (b) (i) Debt Service Charges during such period, plus (ii) Restricted Payments made during such period, all as determined on a Consolidated basis in accordance with GAAP.
     “Consolidated Interest Expense” means, with respect to any Person for a twelve (12) Fiscal Month period, total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP) of such Person on a Consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, all as determined on a Consolidated basis in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any Person for a twelve (12) Fiscal Month period, the net income (or loss) of such Person on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded (i) the income (or loss) of such Person in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person during such period, (ii) the income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (iii) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Charter Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.
     “Consolidated Rent Expense” means, with respect to any Person for a twelve (12) Fiscal Month period, all obligations of such Person in respect of base, percentage and other rent expensed during such period under any rental agreements that cannot be cancelled upon thirty (30) days or less notice or leases of real property with third parties (other than Capital Lease Obligations), all as determined on a Consolidated basis in accordance with GAAP.
     “Control” means the possession, directly or indirectly, of the power (a) to vote 35% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
     “Cost” means the cost of purchases, as reported on the Borrowers’ stock ledger based upon the Borrowers’ accounting practices, in effect on the Closing Date.
     “Credit Card Advance Rate” means 85%.
     “Credit Card Notification” has the meaning provided in SECTION 2.18(a)(iii).
     “Credit Extensions” as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.
     “Credit Party” means (a) the Lenders, (b) the Agents and their Affiliates, (c) the Issuing Banks, (d) the Arranger, (e) the beneficiaries of each indemnification obligation undertaken by any Borrower under any Loan Document, (f) the Lenders providing Cash Management Services or Bank Products to any Borrower, (g) the Lenders to whom Obligations or Other Liabilities under this Agreement and other Loan Documents are owing, and (h) the successors and assigns of each of the foregoing.
     “Credit Party Expenses” means, without limitation, to the extent incurred in connection with this Agreement and the other Loan Documents: (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for each of the Agents, outside consultants for each of the Agents (including, without limitation, inventory appraisers and commercial finance examiners), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not any such amendments, modification or waivers shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by each of the Agents, including the reasonable fees, charges and disbursements of counsel and outside consultants for each of the Agents (including, without limitation, inventory and commercial finance examiners), in connection with the enforcement or protection of their rights in connection with the Loan Documents, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses incurred by any Lender, including the reasonable fees, charges and disbursements of counsel and outside consultants for the Lenders in connection with the enforcement or protection of their rights in connection with the Obligations and the Loan Documents after the occurrence and during the continuance of an Event of Default, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Obligations; provided that the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel); provided that Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party.
     “Customer Credit Liabilities” means at any time, the aggregate remaining balance at such time of (a) outstanding gift certificates and gift cards for use at the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Borrowers.
     “Customs Broker Agreement” means an agreement in substantially the form attached as Exhibit B annexed hereto, among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.
     “DDAs” means any checking or other demand deposit account maintained by the Loan Parties.
     “Debt Service Charges” means for any period, the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Rent Expense for such period, plus (iii) principal payments made or required to be made on account of Indebtedness (excluding inter-company Indebtedness)(including, without limitation, on account of Capitalized Lease Obligations) for such period, in each case determined in accordance with GAAP.
     “Deeds of Hypothec” means Deeds of Movable Hypothec (governed by Québec law) to be entered into among each Loan Party (with Collateral located in Québec) and the Collateral Agent for the benefit of the Credit Parties thereunder, as amended and in effect from time to time.
     “Default” means any event or condition described in SECTION 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in SECTION 7.01 or both would, unless cured or waived, become an Event of Default.
     “Default Rate” has the meaning provided in SECTION 2.12.
     “Delinquent Lender” has the meaning therefor provided in SECTION 8.15(a).

     “Disbursement Accounts” shall have the meaning set forth in SECTION 2.18(e).
     “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
     “dollars” or “$” refers to lawful money of the United States of America.
     “Domestic Subsidiary” means any Subsidiary of any of the Loan Parties organized under the laws of the United States of America or any state thereof.
     “Eligible Assignee” means a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000, or any Affiliate of any Credit Party, or a Related Fund of any Credit Party, or any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities. For the purposes of this Agreement, “Related Fund” shall mean, with respect to any Credit Party which is a fund that invests in loans, any other such fund managed by the same investment advisor as such Credit Party or by an Affiliate of such Credit Party or such advisor.
     “Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to a Borrower from major credit card processors, including, VISA, Mastercard, American Express, Diners Club and Discover, but specifically excluding Accounts due from Pier 1 Funding, Inc., Pier 1 National Bank or any other private label credit card processor or purchaser, in each case acceptable to the Administrative Agent, in its reasonable discretion, as arise in the ordinary course of business, which have been earned by performance. None of the following shall be deemed to be Eligible Credit Card Receivables:
     (a) Accounts due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of transmission, or for such longer period(s) as may be approved by the Agents;
     (b) Accounts due from major credit card processors with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the ratable benefit of the other Credit Parties pursuant to the Security Documents);
     (c) Accounts due from major credit card processors that are not subject to a first priority security interest in favor of the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties;
     (d) Accounts due from major credit card processors which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback) (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause); or

     (e) Except as otherwise approved by the Agents, Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Borrower to repurchase the Accounts from such credit card processor.
     “Eligible In-Transit Inventory” means, as of the date of determination thereof (without duplication of other Eligible Inventory), Inventory:
     (a) Which has been shipped, or is waiting to be shipped and is not under the control of the seller of such Inventory and otherwise satisfies each of the requirements of this definition, from a foreign location for receipt by a Borrower within forty-five (45) days of the date of determination, but which has not yet been delivered to such Borrower;
     (b) For which title has passed to a Borrower;
     (c) For which the document of title (i) reflects a Borrower as consignee or, (ii) if requested by the Collateral Agent after the occurrence of a Cash Dominion Event, names the Collateral Agent as consignee; and in each case as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement);
     (d) Which is insured for not less than replacement cost; and
     (e) Which otherwise would constitute Eligible Inventory.
     “Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible Letter of Credit Inventory, (ii) Eligible In-Transit Inventory, and (iii) items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. None of the following shall be deemed to be Eligible Inventory:
     (a) Inventory that is not solely owned by a Borrower, or is leased by or is on consignment to a Borrower, or the Borrowers do not have good and valid title thereto;
     (b) Inventory (other than any Eligible Letter of Credit Inventory and/or Eligible In-Transit Inventory) that is not located in the United States of America or Canada at a location that is owned or leased by the Borrowers except to the extent that the Borrowers have furnished the Collateral Agent, with (A) any UCC financing statements, PPSA filings, Civil Code (Québec) filings or publishings or other registrations that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location;
     (c) Except as otherwise agreed by the Agents, Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or custom items, work in process, raw materials, or that constitute spare parts or supplies used or consumed in a Borrower’s business or (iv) are bill and hold goods;

     (d) Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;
     (e) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties;
     (f) Inventory which consists of samples, labels, bags, packaging or shipping materials, and other similar non-merchandise categories;
     (g) Inventory as to which insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;
     (h) Inventory acquired in a Permitted Acquisition, unless (i) the Agents shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Agents and Lead Borrower, of such Inventory to be acquired in such Acquisition and (B) such other due diligence, including, without limitation, commercial finance examinations, as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents, and (ii) the Administrative Agent shall have determined an advance rate with respect to such Inventory;
     (i) Inventory located at any distribution centers or any temporary or seasonal locations unless the Collateral Agent has received a landlord’s waiver of lien in form reasonably satisfactory to the Collateral Agent, or if no such landlord’s waiver is obtained, an Availability Reserve shall be established with respect to such location in an amount equal to two (2) months’ rent; or
     (j) Inventory located at any stores which are closed, other than in the ordinary course of business.
     “Eligible Letter of Credit Inventory” means, as of the date of determination thereof (without duplication of other Eligible Inventory), Inventory:
     (a) Not yet delivered to a Borrower;
     (b) The purchase of which is supported by a Commercial Letter of Credit having a then remaining expiry of not more than seventy-five (75) days;
     (c) For which the document of title (i) reflects a Borrower as consignee or, (ii) if requested by the Collateral Agent after the occurrence of a Cash Dominion Event, names the Collateral Agent as consignee; and in each case as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement); and
     (d) Which otherwise would constitute Eligible Inventory.

     “Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of human health or the environment, to the preservation or reclamation of natural resources, to the handling, treatment, storage, disposal of Hazardous Materials or to the assessment or remediation of any Release or threatened Release of any Hazardous Material or to the environment.
     “Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in violation of Environmental Laws, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment in violation of Environmental Laws, (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, or (f) the existence of Hazardous Material on, from, under or about any owned or formerly owned or occupied Real Estate of any Borrower or any of its subsidiaries in violation of Environmental Laws.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” means (a) any “reportable event”, as defined in SECTION 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in SECTION 412 of the Code or SECTION 302 of ERISA), in excess of $20,000,000, whether or not waived; (c) the filing pursuant to SECTION 412(d) of the Code or SECTION 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability in excess of $20,000,000 with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability in excess of $20,000,000 or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Event of Default” has the meaning assigned to such term in SECTION 7.01. An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing in accordance with the terms of this Agreement.

     “Excluded Taxes” means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under SECTION 2.24(b)), including a Lender resident in Canada, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with SECTION 2.23(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to SECTION 2.23(a).
     “Existing Letters of Credit” means each of the Letters of Credit issued by a Lender and outstanding on the Closing Date, as listed on Schedule 2.13 hereto.
     “Facility Guarantee” means any Guarantee of the Obligations and Other Liabilities executed by the Facility Guarantors in favor of the Agents, the Issuing Banks and the Lenders.
     “Facility Guarantors” means the Parent and each of the Material Domestic Subsidiaries of the Borrowers, as listed on Schedule 1.4, and each of the Material Subsidiaries of the Borrowers hereafter created or acquired.
     “Facility Guarantors’ Collateral Documents” means all security agreements, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by the Facility Guarantors to secure the Facility Guarantee and the Obligations.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent (0.0001%)) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent (0.0001%)) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.
     “Fee Letter” means the Fee Letter dated as of October 13, 2005 by and among the Lead Borrower, Bank of America, N.A. and Banc of America Securities LLC.
     “Financial Hedge” means, for any Loan Party, any present or future, whether master or single, agreement, document, or instrument providing for, or constituting an agreement to enter into, (a) any commodity hedge, (b) any arrangement for foreign-currency-exchange protection, and (c) any interest-rate swap, cap, collar, or similar arrangement, including, without limitation, any “swap agreement” (as defined in 11 U.S.C.§101, as in effect from time to time, or any successor statute).
     “Financial Officer” means, with respect to any Loan Party, the chief financial officer, treasurer, controller or vice president of accounting and reporting of such Loan Party.
     “Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end as described on attached Schedule 1.5.
     “Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end as described on attached Schedule 1.5.
     “Fiscal Year” means any period of twelve consecutive months ending as described on attached Schedule 1.5.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
     “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
     “GAAP” means accounting principles which are generally accepted in the United States in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and consistently applied for all periods reported.
     “General Security Agreements” means General Security Agreements (governed by Ontario law) to be entered into among each Loan Party (with Collateral in Canada) and the Collateral Agent for the benefit of the Credit Parties thereunder, as amended and in effect from time to time.
     “Governmental Authority” means the government of the United States of America, Canada, or any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Government Securities” means (to the extent they mature within one year from the date in question) readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, and (b) obligations of an agency or instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.
     “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law because of their dangerous or deleterious properties, including any material listed as a hazardous substance under Section 101(14) of CERCLA.
     “Indebtedness” of any Person means, without duplication:
     (a) All obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person);
     (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
     (c) All obligations of such Person upon which interest charges are customarily paid;
     (d) All obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;
     (e) All obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);
     (f) All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;
     (g) All Guarantees by such Person of Indebtedness of others;
     (h) All Capital Lease Obligations of such Person;
     (i) All obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

     (j) All obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;
     (k) All Financial Hedges; and
     (l) The principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitee” has the meaning provided therefor in SECTION 9.03(b).
     “Information” has the meaning provided therefor in SECTION 9.15.
     “Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the last day of each calendar month and (b) with respect to any LIBO Loan, on the last day of the Interest Period applicable to the Borrowing of which such LIBO Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than ninety (90) days, the last day of the third month of such Interest Period.
     “Interest Period” means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3), six (6) or twelve (12) months thereafter, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     “Inventory” has the meaning assigned to such term in the Security Agreement or the General Security Agreements and, as regards inventory located in Canada, includes all “inventory” as defined in the PPSA.
     “Inventory Advance Rate” means 65%, subject to adjustment in the reasonable discretion of the Administrative Agent based upon the results of any appraisal conducted in accordance with SECTION 5.08.
     “Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in the Administrative Agent’s reasonable commercial discretion exercised in good faith with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.
     “Investment” means with respect to any Person:
     (a) Any Capital Stock, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;
     (b) Any loan, advance, contribution to capital, Guarantee of any obligation of another Person, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person;
     (c) Any Acquisition; and
     (d) Any other investment or interest in any Person,
     in all cases whether now existing or hereafter made.
     “Issuing Banks” means, individually and collectively, in its capacity as an issuer of Letters of Credit hereunder, any Lender. Any Lender, as Issuing Bank, may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “Joinder Agreement” shall mean an agreement, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.
     “Landlord Lien State” means Washington, Virginia, Pennsylvania and such other state(s) or province(s) in which a landlord’s claim for rent has priority by operation of Applicable Law over the lien of the Collateral Agent in any of the Collateral.
     “Lead Borrower” has the meaning set forth in the Preamble to this Agreement.

     “Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.
     “Lenders” means the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement as set forth in SECTION 9.04(b) and each Additional Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.02.
     “Letter of Credit” means a letter of credit that is (i) issued pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and (iii) in form reasonably satisfactory to the Issuing Bank. Without limiting the foregoing, all Existing Letters of Credit shall be deemed to have been issued hereunder and shall for all purposes be deemed to be “Letters of Credit” hereunder.
     “Letter of Credit Disbursement” means a payment made by an Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.
     “Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.19.
     “Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.
     “LIBO Borrowing” means a Borrowing comprised of LIBO Loans.
     “LIBO Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
     “LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, the rate appearing on Telerate Page 3750, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such LIBO Borrowing for such Interest Period shall be that rate of interest (rounded upwards, if necessary to the next 1/100 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits in dollars are offered to Bank of America by first class banks in the London interbank market in which Bank of America participates at 11:00 a.m. (London time) not less than two Business Days before the first day of the Interest Period for the subject LIBO Borrowing, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period.

     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance (choate or inchoate), charge or security interest in, on or of such asset, and, with respect to the Collateral located in Canada, also includes any prior claim or deemed trust in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Line Fee” means a fee equal to 0.25% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the difference between (x) each Lender’s Commitment and (y) the sum of (i) such Lender’s Commitment Percentage of the principal amount of Loans then outstanding, net of any Swingline Loans, and (ii) such Lender’s Commitment Percentage of the then Letter of Credit Outstandings for each day commencing on the date hereof and ending on but excluding the Termination Date.
     “Loan Account” has the meaning assigned to such term in SECTION 2.20.
     “Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantee, the Facility Guarantors’ Collateral Documents, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Bank Product, or Cash Management Services, each as amended and in effect from time to time.
     “Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.
     “Loans” means all Revolving Credit Loans and other advances to or for account of the Borrowers pursuant to this Agreement.
     “Margin Stock” has the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” means any event, fact, or circumstance, which, after the Closing Date, has a material adverse effect on, (a) the business, assets, financial condition, income or prospects of the Loan Parties taken as a whole, or (b) the validity or enforceability of this Agreement or the other Loan Documents, in any material respect, or any of the material rights or remedies of the Credit Parties hereunder or thereunder.
     “Material Canadian Subsidiary” means as to any Person, a Canadian Subsidiary of such Person that, as of the end of the most recent Fiscal Quarter owns assets consisting of Inventory and Accounts of more than $10,000,000, individually. The designation of a Subsidiary as a “Material Canadian Subsidiary” shall be permanent notwithstanding any subsequent reduction in such Subsidiary’s assets, unless otherwise consented to by the Administrative Agent. As of the Closing Date, there are no Material Canadian Subsidiaries.
     “Material Domestic Subsidiary” means as to any Person, a Domestic Subsidiary of such Person that, as of the end of the most recent Fiscal Quarter owns assets consisting of Inventory and Accounts of more than $10,000,000, individually. The designation of a Subsidiary as a

“Material Domestic Subsidiary” shall be permanent notwithstanding any subsequent reduction in such Subsidiary’s assets, unless otherwise consented to by the Administrative Agent. As of the Closing Date, the Subsidiaries listed on Schedule 1.8 are not Material Domestic Subsidiaries.
     “Material Indebtedness” means Indebtedness (other than the Obligations and inter-company Indebtedness) of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Financial Hedge at such time shall be calculated at the Agreement Value thereof.
     “Material Subsidiary” means a Material Canadian Subsidiary or a Material Domestic Subsidiary, as the case may be.
     “Maturity Date” means November 22, 2010.
     “Maximum Rate” has the meaning provided therefor in SECTION 9.13.
     “Minority Lenders” has the meaning provided therefor in SECTION 9.02(c).
     “Moody’s” means Moody’s Investors Service, Inc.
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, title and recording tax expenses and commissions) paid by any Loan Party or a Subsidiary to third parties (other than Affiliates) in connection with such event, and (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Loan Party as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations and any other obligations secured by the Security Documents) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, or a Permitted Encumbrance that is senior to the Lien of the Collateral Agent.
     “Notes” means, collectively, (i) Revolving Credit Notes and (ii) the Swingline Note, each as may be amended, supplemented or modified from time to time.
     “Obligations” means (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code, the BIA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Credit Parties under this Agreement and the other Loan Documents, including, without limitation, for Cash Management Services, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (c) Other Liabilities.
     “Other Liabilities” means any transaction with any Agent, any Lender or any of their respective Affiliates, which arises out of any Bank Product provided by any such Person, as each may be amended from time to time.
     “Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Overadvance” means a loan, advance, or providing of credit support (such as the issuance of an Letter of Credit) to the extent that, immediately after its having been made, Availability is less than zero.
     “Participant” shall have the meaning provided therefor in SECTION 9.04(e).
     “Parent” means Pier 1 Imports, Inc.
     “Participation Register” has the meaning provided therefor in SECTION 9.04(e).
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:
     (a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition;
     (b) If any proceeds of the Loan are to be used for such Acquisition, such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law;
     (c) If the Acquisition is an Acquisition of Capital Stock, a Loan Party shall own directly or indirectly a majority of the Capital Stock in the Person being acquired and shall Control a majority of any voting interests, and/or shall otherwise Control the governance of the Person being acquired;

     (d) The Agents shall have received (i) if the Administrative Agent, in its sole discretion, determines that any of the assets to be included in the Acquisition may be included in the Borrowing Base, the results of appraisals of the assets (or the assets of the Person) to be acquired in such Acquisition and of a commercial finance examination of the Person which is (or whose assets are) being acquired, and (ii) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents;
     (e) Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, amalgamation, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;
     (f) If the Person which is the subject of such Acquisition will be maintained as a Material Domestic Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Material Domestic Subsidiary which is not a Loan Party, such Subsidiary shall have been joined as a “Loan Party” hereunder, and the Collateral Agent shall have received a first priority security and/or mortgage interest in such Subsidiary’s Inventory and Accounts and other property of the same nature as constitutes collateral under the Security Documents in order to secure the Obligations; and
     (g) The Borrower has provided projections on a pro-forma basis for the six months following such Acquisition, and has demonstrated that Availability will be equal to or greater than thirty percent (30%) of the Revolving Credit Ceiling after giving effect to such Acquisition and for the six month period thereafter.
     “Permitted Disposition” means any of the following:
     (a) licensed departments of a Loan Party or any of its Subsidiaries in the ordinary course of business;
     (b) bulk sales or other dispositions of the Borrowers’ Inventory not in the ordinary course of business in an amount not to exceed (i) in any Fiscal Year of the Parent and its Subsidiaries, 10% of the Cost of the Borrowers’ Eligible Inventory at the commencement of the immediately preceding Fiscal Year, and (ii) in the aggregate from and after the Closing Date, 25% of the Cost of the Borrowers’ Eligible Inventory as of the Closing Date, provided that all sales of Inventory in connection with store closings which are in the aggregate in excess of ten percent (10%) of the stores owned as of the Closing Date shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent;
     (c) Dispositions of equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer used or useful in its business or that of any Subsidiary;
     (d) Sales, transfers and dispositions among the Loan Parties;

     (e) Any sale or sale-leaseback transaction of real property owned by any of the Loan Parties; and
     (f) Disposition of any assets or capital stock of any Subsidiary which is not a Loan Party.
     “Permitted Dividends” means:
     (a) Dividends with respect to Capital Stock payable solely in additional shares of or warrants to purchase common stock;
     (b) Stock splits or reclassifications of stock into additional or other shares of common stock;
     (c) The declaration and payment of a dividend by any Subsidiary of a Loan Party to a Loan Party;
     (d) The declaration and payment of regularly scheduled quarterly cash dividends by Pier 1 Imports, Inc. to its Shareholders, in an amount not to exceed $20,000,000 in any Fiscal Quarter, so long as no Cash Dominion Event or Event of Default has occurred or shall occur after giving effect to such dividend;
     (e) The declaration and payment of any Restricted Payment in the form of a one time dividend by Pier 1 Imports, Inc. in an amount not to exceed $30,000,000 at any time so long as (i) no Event of Default has occurred or shall occur after giving effect to such dividend, and (ii) the Borrower has provided projections on a pro-forma basis for the six months following such Restricted Payment, and has demonstrated that Availability will be equal to or greater than thirty percent (30%) of the Revolving Credit Ceiling after giving effect to such Restricted Payment and for the six month period thereafter; and
     (f) The payment of any Restricted Payment in connection with the repurchase of Parent’s publicly traded stock so long as (i) no Event of Default has occurred or shall occur after giving effect to such Restricted Payment, and (ii) Availability will be equal to or greater than thirty percent (30%) of the Revolving Credit Ceiling after giving effect to such Restricted Payment, provided however, when Availability is less than fifty percent (50%) of the Revolving Credit Ceiling the Administrative Agent may request and the Borrowers shall provide projections to evidence that Availability will be equal to or greater than thirty percent (30%) of the Revolving Credit Ceiling after giving effect to such Restricted Payment and for the six month period thereafter.
     “Permitted Encumbrances” means:
     (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with SECTION 5.05;
     (b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by Applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with SECTION 5.05;
     (c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) Deposits to secure or relating to the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds (and Liens arising in accordance with Applicable Law in connection therewith), and other obligations of a like nature, in each case in the ordinary course of business;
     (e) Judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 7.01(l);
     (f) Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way or similar agreements and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party;
     (g) Any Lien on any property or asset of any Loan Party set forth in Schedule 6.02, provided that, if such Lien secured Indebtedness, such Lien shall secure only the Indebtedness listed on Schedule 6.01 as of the Closing Date (and extensions, renewals and replacements thereof permitted under SECTION 6.01);
     (h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under SECTION 6.01 so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquisition or improvement of such fixed or capital assets, (iii) such Liens shall not extend to any other property or assets of the Loan Parties;
     (i) Liens in favor the Collateral Agent for its own benefit and the benefit of the other Credit Parties;
     (j) Landlords’ and lessors’ Liens in respect of rent not in default for more than thirty (30) days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
     (k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

     (l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;
     (m) Liens on Real Estate or on the Capital Stock of the Persons owning such Real Estate to finance or refinance Indebtedness permitted by clause (i) of the definition of Permitted Indebtedness provided that such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate or Capital Stock so financed or refinanced;
     (n) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition.
     (o) Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Party;
     (p) Liens created or contemplated by the Securitization Program Documents on the Private Label Receivables;
     (q) Voluntary Liens on assets in existence at the time such assets are acquired pursuant to a Permitted Acquisition or on assets of a Subsidiary of a Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party and provided further that in no event shall such assets be included as eligible for borrowing under the Borrowing Base;
     (r) Liens in favor of customs and revenues authorities imposed by Applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;
     (s) Liens placed on any of the assets or equity interests of a Foreign Subsidiary;
     (t) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;
     (u) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business;

     (v) the replacement, extension or renewal of any Permitted Encumbrance; provided, that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the Closing Date or the date such Lien was incurred, as applicable;
     (w) Liens arising by operation of law under Article 4 of the UCC (or any similar law in Canada) in connection with collection of items provided for therein;
     (x) Liens arising by operation of law under Article 2 of the UCC (or any similar laws in Canada) in favor of a reclaiming seller of goods or buyer of goods;
     (y) Liens on operating accounts subject to overdraft protection or securities accounts in connection with overdraft protection and netting services;
     (z) Security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
     (aa) Liens on assets not otherwise permitted hereunder, provided that (i) if such Liens secure Indebtedness, such Indebtedness is Permitted Indebtedness and (ii) no Collateral consisting of Inventory or Accounts and the proceeds thereof is subject to any such Liens (other than those Permitted Encumbrances described in clauses (a) and (b) of the definition of Permitted Encumbrances) and (iii) the aggregate outstanding principal amount of the obligations secured by such Liens does not exceed (as to all Loan Parties) $2,000,000.00 at any one time; and
     (bb) Liens in favor of a financial institution encumbering deposits (including the right of setoff) held by such financial institution in the ordinary course of business in respect of Indebtedness permitted hereunder and which are within the general parameters customary in the banking industry;
provided, however, that, except as provided in any one or more of clauses (a) through (bb) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.
     “Permitted Indebtedness” means each of the following:
     (a) Indebtedness created under the Loan Documents;
     (b) Indebtedness set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness, so long as after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased (except by the amount of any accrued interest, reasonable closing costs, expenses, fees, and premium paid in connection with such extension, renewal or replacement), (ii) if the final maturity date of such Indebtedness on Schedule 6.01 is prior to the Maturity Date, the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life and (iii) if the final maturity date of such Indebtedness on Schedule 6.01 is after the Maturity Date, the result of such extension, renewal or replacement shall not be a maturity date earlier than the earlier of (A) a date that is at least six (6) months after the Maturity Date, or (B) the maturity date of the Indebtedness being refinanced;
     (c) Indebtedness of any Loan Party to any other Loan Party or to any of their Affiliates;
     (d) Guarantees by any Loan Party of Indebtedness or other obligations arising in the ordinary course of business of any other Loan Party;
     (e) Purchase money Indebtedness of any Loan Party to finance the acquisition or improvement of any fixed or capital assets, including Capital Lease Obligations (excluding therein any Indebtedness incurred in connection with sale or sale-leaseback transactions permitted under clause (k) of this definition), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (and not incurred in contemplation of such acquisition, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $20,000,000 at any time outstanding;
     (f) Indebtedness under Financial Hedges, other than for speculative purposes, entered into in the ordinary course of business;
     (g) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of retail stores;
     (h) Indebtedness (if any) in relation to the Securitization Program;
     (i) Indebtedness incurred for the construction or acquisition of, or to finance or to refinance, any Real Estate owned by any Loan Party;
     (j) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that no such Indebtedness shall be secured by any of the Collateral;
     (k) Indebtedness incurred in connection with sale and sale-leaseback transactions permitted hereunder;
     (l) Subordinated Indebtedness;
     (m) Indebtedness incurred by any Foreign Subsidiary for working capital or general corporate purposes which is not guaranteed by or secured by any assets of any Loan Party (other than the capital stock of such Foreign Subsidiary);
     (n) Indebtedness constituting the obligation to make purchase price adjustments and indemnities in connection with Permitted Acquisitions;

     (o) Guarantees and letters of credit and surety bonds issued in connection with Permitted Acquisitions and Permitted Dispositions;
     (p) Indebtedness of any Loan Party acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time and as a result of a Permitted Acquisition); provided, that in each case such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition;
     (q) Indebtedness relating to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (r) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest;
     (s) Indebtedness relating to existing letters of credit obtained from Canadian financial institutions, as listed on Schedule 1.9 hereto, provided that the security for any such documentary letter of credit may not be secured by the Inventory represented thereby; and
     (t) other unsecured Indebtedness in an aggregate principal amount not exceeding $500,000,000 at any time outstanding.
     “Permitted Investments” means each of the following:
     (a) Government Securities;
     (b) Collective investment funds created pursuant to Regulation 9 of the Office of the Comptroller of the Currency of the United States, rated AAA by S&P or Aaa by Moody’s and in compliance with Securities and Exchange Commission Rule 2(a)7, that are invested solely in one or more securities of the United States government, securities issued by one or more agencies of the United States government, repurchase agreements, reverse repurchase agreements, and individual corporate securities rated AAA by S&P or Aaa by Moody’s;
     (c) Certificates of deposit, Eurodollar certificates of deposit, demand and time deposits, and prime bankers acceptances issued by any financial institution organized and existing under the laws of the United States of America or any of its states and having on the date of the investment an S&P rating of at least A- or A-1 or a Moody’s rating of at least A-3 or P-1, in each case due within one year after the date of the making of the investment;
     (d) Fully collateralized repurchase agreements with a financial institution described in clause (c) above having a defined termination date, fully secured by obligations of the United States government, or its agencies, and due within one year after the date of the making of the investment;

     (e) Tax-exempt mutual funds that invest in municipal securities rated A1 or higher or AA or higher by S&P or P1 or higher or Aa or higher by Moody’s and in compliance with Securities and Exchange Commission Rule 2(a)7;
     (f) Variable-rate tax-exempt demand notes issued by municipalities and rated AA or higher by S&P or Aa or higher by Moody’s and due within one year after the date of the making of the investment;
     (g) Commercial paper issued by corporations and rated A2 or higher by S&P or P2 or higher by Moody’s and corporate debt obligations rated BBB or higher by S&P or Baa2 or higher by Moody’s. So long as the instrument is rated A1 or higher or A- or higher by S&P or P1 or higher or A3 or higher by Moody’s it must be due within one year after the date of the making of the investment, otherwise it shall be due within 90 days after the date of the making of the investment;
     (h) Loan participations through a financial institution described in clause (c) above provided the underlying corporate credit is rated A2 or higher by S&P and P2 or higher by Moody’s and provided such loan participations are limited in duration to overnight investments;
     (i) Investments by any one or more Loan Parties in other Loan Parties so long as no Default or Event of Default exists or arises as a result thereof;
     (j) Working-capital advances and loans from Borrower to The Pier Retail Group Limited that are not outstanding more than 360 days and that never exceed a total of $15,000,000 principal amount outstanding at any time;
     (k) Borrower’s ownership of beneficial interests in securitized receivables or in any master trust established in connection with the sale of accounts receivable for an accounts receivable financing or securitization facility;
     (l) Loans or advances to directors, officers, and employees of the Loan Parties that never exceed a total of $10,000,000 outstanding for all of the Loan Parties and to the extent not prohibited by the Sarbanes-Oxley Act of 2002;
     (m) Indebtedness of customers created in any Loan Party’s ordinary course of business in a manner consistent with its present practices;
     (n) Financial Hedges not for speculative purposes;
     (o) Auction rate securities issued by Federal agencies, municipal Governmental Authorities, or corporations and rated AAA by S&P or Aaa by Moody’s;
     (p) Callable agency securities issued by government-sponsored entities and rated AAA by S&P or Aaa by Moody’s;
     (q) Agency bullet securities issued by government-sponsored entities and rated AAA by S&P or Aaa by Moody’s;

     (r) Permitted Acquisitions; and
     (s) Other Investments (including less than 50% of the Capital Stock of any other Person) in an amount not to exceed $50,000,000 in the aggregate outstanding at any time.
     “Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:
     (a) Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; and
     (b) Together with all other Permitted Overadvances then outstanding, (i) shall not exceed five percent (5%) of the Borrowing Base, in the aggregate outstanding at any time or (ii) remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case the Required Lenders otherwise agree;
provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of SECTION 2.13(e) regarding any Lender’s obligations with respect to Letter of Credit Disbursements, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the aggregate of the Commitments (as in effect prior to any termination of the Commitments pursuant to SECTION 7.01 hereof).
     “Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.
     “Prepayment Event” means any of the following events:
     (a) Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any Collateral, other than the sale of Inventory in the ordinary course of business;

     (b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent; or
     (c) The incurrence by a Loan Party of any Indebtedness other than Permitted Indebtedness.
     “Prime Rate” means, for any day, the higher of: (a) the variable annual rate of interest then most recently announced by Bank of America, N.A. at its head office in Charlotte, North Carolina as its “Prime Rate”; and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America’s Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America’s Prime Rate or the Federal Funds Effective Rate, respectively.
     “Prime Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the Prime Rate, in accordance with the provisions of Article II.
     “Private Label Receivables” means Accounts due to a Borrower or its Affiliates arising from the use of any Borrower’s or its Affiliate’s private label credit cards pursuant to a Private Label Credit Card Agreement.
     “Private Label Credit Card Agreement” means, with respect to each Account which arises from a consumer revolving credit account arrangement, and collectively with respect to all of such Accounts, the agreements between the card issuer and each account debtor, governing the terms and conditions of the Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such consumer revolving credit card accounts.
     “Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.
     “Register” has the meaning provided in SECTION 9.04(c).
     “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, and employees of such Person and such Person’s Affiliates.
     “Release” has the meaning provided in Section 101(22) of CERCLA.
     “Reports” has the meaning provided in SECTION 8.13.
     “Required Lenders” means, at any time, Lenders (other than Delinquent Lenders) having Commitments aggregating more than 50% of the Total Commitments, or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 50% of all such Credit Extensions.
     “Reserves” means all (if any) Inventory Reserves and Availability Reserves.
     “Responsible Officer” of any Person shall mean any executive officer or financial officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any Capital Stock of a Person provided that “Restricted Payments “ shall not include any dividends payable solely in Capital Stock of a Loan Party.
     “Revolving Credit Ceiling” means $325,000,000, as such amount may be increased or reduced in accordance with the terms of this Agreement.
     “Revolving Credit Loans” means all loans at any time made by any Lender pursuant to Article II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.06.
     “Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D, each payable to the order of a Lender, evidencing the Revolving Credit Loans made to the Borrowers.
     “RPA” has the meaning set forth in Section 6.15 hereof.
     “S&P” means Standard & Poor’s.
     “SEC” means the Securities and Exchange Commission.
     “Securitization Program” means the Private Label Receivables securitization program conducted by any of the Loan Parties and the Securitization Program Subsidiaries, as in effect from time to time in accordance with the terms hereof.

     “Securitization Program Documents” means the documents listed on Schedule 1.2 hereto and all other documentation, agreements and instruments entered into in connection therewith or pursuant to any other Private Label Receivables financing program of any of the Loan Parties and the Securitization Program Subsidiaries in effect from time to time, as the same may hereafter be amended, modified, supplemented or refinanced from time to time in accordance with the provisions hereof and thereof.
     “Securitization Program Subsidiaries” means a bankruptcy remote, special purpose entity that (i) satisfied, as of the date of its formation, the special purpose entity criteria published by Standard & Poors and in effect as of such date, and (ii) was created to facilitate one or more Securitization Programs. As of the Closing Date, the Securitization Program Subsidiaries are listed on Schedule 1.3.
     “Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent for its benefit and for the benefit of the other Credit Parties, as amended and in effect from time to time.
     “Security Documents” means the Security Agreement, the General Security Agreements, the Deeds of Hypothec, the Facility Guarantee, the Facility Guarantors’ Collateral Documents, and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document to secure any of the Obligations or the Other Liabilities.
     “Settlement Date” has the meaning provided in SECTION 2.22(b).
     “Shrink” means Inventory identified by the Borrowers as lost, misplaced, or stolen.
     “Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.
     “Specified Default” means the occurrence of any Event of Default specified in SECTIONS 7.01(a), 7.01(b), 7.01(c), 7.01(d) (with respect to Article VI, SECTIONS 5.01(d), 5.08(b) or 5.11 only), 7.01(f)(but only to the extent such Material Indebtedness has been accelerated), 7.01(g), 7.01(h), 7.01 (i), 7.01(j), 7.01(k), 7.01(n), 7,01(o), 7.01(p) or 7.01(s).
     “Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

     “Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Agents.
     “Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent: For purposes hereof, a Securitization Program Subsidiary shall not be deemed a Subsidiary.
     “Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder.
     “Swingline Loan” means a Loan made by the Swingline Lender to a Borrower, pursuant to SECTION 2.06 hereof.
     “Swingline Loan Ceiling” means $30,000,000.00.
     “Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit E, payable to the order of the applicable Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.
     “Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

     “Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated and the Commitments are irrevocably terminated, or (iii) the date of the occurrence of any Event of Default pursuant to SECTION 7.01(h) or 7.01(i) hereof.
     “Total Commitments” means, at any time, the sum of the Commitments at such time. As of the Closing Date, the Total Commitments aggregate $325,000,000.
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Prime Rate, as applicable.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     “Unanimous Consent” means the consent of Lenders (other than Delinquent Lenders) holding 100% of the Commitments (other than Commitments held by a Delinquent Lender).
     “Unused Commitment” shall mean, on any day, (a) the then Total Commitments minus (b) the sum of (i) the principal amount of Loans then outstanding, and (ii) the then Letter of Credit Outstandings.
     “Unused Fee” has the meaning provided in SECTION 2.19(b).
     “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02 Terms Generally.
     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the term “security interest” shall include a hypothec and the term hypothecation, (f) the term “solidary” as used herein shall be read and interpreted in accordance with the Civil Code of Québec, (g) any reference to “registration” or “filing” in respect of security, security interest or hypothecation shall also mean “publishing”, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible, moveable and immoveable, and intangible assets and properties, including cash, securities, accounts and contract rights and (i) all financial statements and other financial information provided by the Borrowers to the Agents or any Lender shall be provided with reference to dollars, (j) all references to “$” or “dollars” or to amounts of money shall be deemed to be references to the lawful currency of the United States of America, and (k) this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Borrowers and the Agents and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Agents or any of the Lenders merely on account of the Agents’ or any Lender’s involvement in the preparation of such documents.
     SECTION 1.03 Accounting Terms; GAAP.
     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.
ARTICLE II
Amount and Terms of Credit
SECTION 2.01 Commitment of the Lenders.
          (a) Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Credit Extensions to or for the benefit of the Borrowers, on a revolving basis, subject in each case to the following limitations:
               (i) The aggregate outstanding amount of the Credit Extensions shall not at any time either (A) exceed $325,000,000 or, in each case, any greater or lesser amount to which the Total Commitments have then been increased or reduced by the Borrowers pursuant to SECTION 2.02 or SECTION 2.15 hereof, or (B) cause Availability to be less than zero;
               (ii) Letters of Credit shall be available from the Issuing Banks to the Borrowers, subject to the ratable participation of the Lenders, as set forth in SECTION

2.13. The Borrowers shall not permit the aggregate Letter of Credit Outstandings at any time to exceed $200,000,000;
               (iii) No Lender shall be obligated to make any Credit Extension to the Borrowers in excess of such Lender’s Commitment; and
               (iv) Subject to all of the other provisions of this Agreement, Revolving Credit Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date. No new Credit Extensions (other than Permitted Overadvances) shall be made to the Borrowers after the Termination Date.
          (b) Except as provided in SECTION 2.01(a)(iii), each Borrowing of Revolving Credit Loans to the Borrowers (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments. The failure of any Lender to make any Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.
     SECTION 2.02 Increase in Total Commitments
          (a) So long as no Default or Event of Default exists or would arise therefrom, the Lead Borrower shall have the right at any time, and from time to time, to request an increase of the aggregate of the Commitments to an amount not to exceed $375,000,000. Any such requested increase shall be first made to all existing Lenders on a pro rata basis. To the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitments requested by the Lead Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, and (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Issuing Banks and the Lead Borrower (which approval shall not be unreasonably withheld). Each Commitment Increase shall be in such minimum amounts as the Administrative Agent in its reasonable discretion shall determine.
          (b) Any Commitment Increase shall not become effective unless and until each of the following conditions have been satisfied:
               (i) The Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;
               (ii) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree;

               (iii) The Borrowers shall have paid such arrangement fees to the Administrative Agent as the Borrowers and the Administrative Agent may agree;
               (iv) The Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date;
               (v) A Revolving Credit Note will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with requirements of SECTION 2.07 hereof (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and
               (vi) The Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested.
          (c) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1 shall be deemed modified, without further action, to reflect the revised Commitments and Commitment Percentages of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.
          (d) In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Credit Loans of certain Lenders, and obtain Revolving Credit Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the Commitments pursuant to this SECTION 2.02), and (ii) the Borrowers shall pay to the Lenders any costs of the type referred to in SECTION 2.16(c) in connection with any repayment and/or Revolving Credit Loans required pursuant to preceding clause (i). Without limiting the obligations of the Borrowers provided for in this SECTION 2.02, the Administrative Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in SECTION 2.16(c) which the Borrowers would otherwise occur in connection with the implementation of an increase in the Commitments.
     SECTION 2.03 Reserves; Changes to Reserves.
          (a) The initial Inventory Reserves and Availability Reserves as of the Closing Date are as set forth on the initial Borrowing Base Certificate furnished to the Administrative Agent as of the Closing Date.

          (b) The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of their reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry, or as a result of any Borrower’s status as a “permanent establishment” under Canadian law, provided that such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the Borrowers (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrowers), provided further that no such prior notice shall be required for (1) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized, or (2) changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not changed or established, or (3) if an Event of Default has occurred and is then continuing.
     SECTION 2.04 Making of Loans.
          (a) Except as set forth in SECTION 2.10, SECTION 2.11 and SECTION 2.12, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower on behalf of the Borrowers, may request (which request shall be made in the form attached hereto as Exhibit C), subject to and in accordance with this SECTION 2.04. All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to SECTION 2.14. Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION 2.12, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than seven (7) Borrowings of LIBO Loans may be outstanding at any time.
          (b) The Lead Borrower shall give the Administrative Agent three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans and notice of each Borrowing of Prime Rate Loans on the proposed day of each Borrowing. Any such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the third Business Day in the case of LIBO Loans prior to the date on which such Borrowing is to be made and, and no later than 1:00 p.m., Boston time, on the same Business Day in the case of Prime Rate Loans on which such Borrowing is to be made. Such notice shall be irrevocable, shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000); and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 3:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this SECTION 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In the event a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent then such amount shall constitute such Lender’s Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 4:00 p.m., Boston time.
          (c) The Administrative Agent, without the request of the Lead Borrower may advance any interest, fee, service charge, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby, provided that no advances which create an Overadvance shall be made for any Cash Management Services. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under SECTIONS 2.17(a), 2.17(b) and 2.17(c). Any amount which is added to the principal balance of the Loan Account as provided in this SECTION 2.04(d) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.
     SECTION 2.05 Overadvances.
          (a) The Agents and the Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.
          (b) The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and an Obligation. The making of any such Permitted Overadvance on any one occasion shall not obligate any Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.
          (c) The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of SECTION 2.15 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements.
     SECTION 2.06 Swingline Loans
          (a) The Swingline Lender is authorized by the Lenders but is not obligated, to make Swingline Loans at any time (subject to SECTION 2.06(b)) to the Borrowers (which shall be in an integral multiple of $100,000, but not less than $1,000,000), up to the amount of the sum of the Swingline Loan Ceiling, plus any Permitted Overadvances, in each case upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under SECTION 2.22 below.
          (b) Swingline Loans may be made by Swingline Lender only (i) for Permitted Overadvances or (ii) for administrative convenience, at the Lead Borrower’s request therefor which shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied. If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this SECTION 2.06(b) if the aggregate outstanding amount of the Credit Extensions and Swingline Loans would exceed the amounts set forth in SECTION 2.01 hereof.
     SECTION 2.07 Notes.
          (a) The Revolving Credit Loans made by such Lender shall be evidenced by a Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Closing Date, payable to the order of such Lender in an aggregate principal amount equal to such Lender’s Commitment.

          (b) The Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, dated the Closing Date, payable to the order of the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.
          (c) Each Lender is hereby authorized by the applicable Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.
          (d) Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at no expense to the Borrower.
     SECTION 2.08 Interest on Loans.
          (a) Subject to SECTION 2.12, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Prime Rate Loans.
          (b) Subject to SECTION 2.09 through 2.12, each LIBO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.
          (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).
     SECTION 2.09 Conversion and Continuation of Revolving Credit Loans.
          (a) The Lead Borrower shall have the right at any time, on three (3) Business Days’ prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBO Loans, or (ii) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period, or (iii) to convert any outstanding Borrowings by the Borrowers of LIBO Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

          (i) No Borrowing of Revolving Credit Loans may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;
          (ii) If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages, in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;
          (iii) The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBO Loans shall be in an integral of $1,000,000;
          (iv) Each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan being so converted;
          (v) The Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans, shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;
          (vi) A Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto; and
          (vii) Each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.
          (b) If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided in SECTION 2.09(a) above, such Borrowing shall automatically be converted to, or continued as, a Borrowing of Prime Rate Loans, at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender, notice of any conversion, in whole or part, of any Revolving Credit Loan made by such Lender.
     SECTION 2.10 Alternate Rate of Interest for Revolving Credit Loans.
     If prior to the commencement of any Interest Period for a LIBO Borrowing, the Administrative Agent:
     (a) Reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
     (b) Is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans.
     SECTION 2.11 Change in Legality.
          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (ii) at any time the Required Lenders reasonably determine that the making or continuance of any LIBO Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Required Lenders in the London interbank market, then, by written notice to the Lead Borrower, such Required Lenders may (x) declare that LIBO Loans will not thereafter be made by such Lenders hereunder, whereupon any request by the Lead Borrower for a LIBO Borrowing shall, unless withdrawn, as to such Lenders only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBO Loans made by such Lenders be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in SECTION 2.09(b). In the event any Lender shall exercise its rights under clause (i) or the Required Lenders shall exercise their rights under clause (ii) of this SECTION 2.11(a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lenders or the converted LIBO Loans of such Lenders, shall instead be applied to repay the Prime Rate Loans made by such Lenders in lieu of, or resulting from the conversion of, such LIBO Loans.
          (b) For purposes of this SECTION 2.11, a notice to the Lead Borrower pursuant to SECTION 2.11(a) above shall be effective, if lawful, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.
     SECTION 2.12 Default Interest.
     Effective upon written notice from the Administrative Agent or the Required Lenders after the occurrence of any Specified Default and at all times thereafter while such Specified Default is continuing, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “Default Rate”) equal to the rate (including the Applicable Margin for Revolving

Credit Loans) in effect from time to time plus two percent (2.00%) per annum and such interest shall be payable on each Interest Payment Date (or any earlier maturity of the Loans).
     SECTION 2.13 Letters of Credit.
          (a) Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Termination Date, the Lead Borrower on behalf of the Borrowers, may request an Issuing Bank to issue, and subject to the terms and conditions contained herein, such Issuing Bank shall issue, for the account of the relevant Borrower, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $200,000,000, or (ii) the aggregate Credit Extensions (including Swingline Loans) would exceed the limitation set forth in SECTION 2.01(a); and provided, further, that if Letters of Credit are issued within such Issuing Bank’s Agreed Letter of Credit Limit, such Issuing Bank shall provide periodic reporting of Letters of Credit issued by such Issuing Bank in a manner, and in time periods, acceptable to the Administrative Agent, or if no Agreed Letter of Credit Limit or reporting periods have been established, then such Issuing Bank (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in a manner acceptable to the Administrative Agent on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank. No Letter of Credit shall be issued if an Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have not been met.
          (b) Each Standby Letter of Credit shall expire no later than the date which is at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) five (5) Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
          (c) Each Commercial Letter of Credit shall expire no later than the date which is at or prior to the close of business on the earlier of the date which is (i) 180 days after the date of the issuance, or extension, of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent) and (ii) five (5) Business Days prior to the Maturity Date.
          (d) After the occurrence of a Cash Dominion Event drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent, an amount equal to such drawing not later than 1:00 p.m., Boston time, on (i) the date that the Lead Borrower shall have received notice of such drawing, if such notice is received prior to 10:00 a.m., Boston time, on such date, or (ii) the Business Day immediately following the day that the Lead Borrower receives such notice, if such notice is received after 10:00 a.m., Boston time on the day of drawing, provided that in the absence of written notice to the contrary from the Lead

Borrower, and subject to the other provisions of this Agreement, such payment shall be financed when due with a Prime Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The Issuing Banks shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower in a manner acceptable to the Administrative Agent of such demand for payment and whether the applicable Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such payment.
          (e) If an Issuing Bank shall make any Letter of Credit Disbursement, then, prior to the occurrence of a Cash Dominion Event, the Borrowers shall reimburse such Issuing Bank directly for such Letter of Credit Disbursement within the timeframes set forth in SECTION 2.13(d) above, provided that if the Borrowers do not reimburse the Issuing Bank, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans for each day from and including the date such payment is made to, but excluding, the date that the Borrowers reimburse such Issuing Bank therefor, provided, however, that, if the Borrowers fail to reimburse such Issuing Bank when due pursuant to this SECTION 2.13(g), then SECTION 2.12 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to SECTION 2.13(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (f) Immediately upon the issuance of any Letter of Credit by an Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Lender and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to SECTION 2.02 or SECTION 9.04 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by an Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence, bad faith or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.
          (g) In the event that an Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to this SECTION 2.13, such Issuing Bank shall promptly notify the Administrative Agent which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay in dollars and in same day funds to the Administrative Agent for the account of such Issuing Bank the amount of such Lender’s Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If an Issuing Bank so notifies the

Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 2 p.m., Boston time, on any Business Day, each such Lender shall make available to such Issuing Bank such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 2 p.m., Boston time on the day of receipt, payment shall be made on the immediately following Business Day). If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the applicable Issuing Bank, such Lender agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Effective Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.06, or the occurrence of the Termination Date. The failure of any Lender to make available to the applicable Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to an Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation. All reimbursements to be made by the Loan Parties with respect to Letters of Credit shall be made in dollars.
          (h) Whenever the Lead Borrower desires that an Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the applicable Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by an Issuing Bank, the Lead Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such application and this Agreement, the terms of this Agreement shall supersede any contrary terms in such application and shall control.
          (i) The obligations of the Borrowers to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) Any lack of validity or enforceability of a Letter of Credit; (ii) The existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) Any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) Payment by an Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) The fact that any Event of Default shall have occurred and be continuing. No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks, provided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the applicable Issuing Bank’s gross negligence, bad faith or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, an Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (j) If any Specified Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Loan Parties shall immediately deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Collateral Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense); such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Loans has been accelerated, shall be applied to satisfy other Obligations. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Specified Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to the respective Borrower but in no event later than two (2) Business Days after all Specified Defaults have been waived.

     SECTION 2.14 Increased Costs.
          (a) If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Banks; or
          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than one hundred twenty (120) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred twenty (120) day period referred to above shall be extended to include the period of retroactive effect thereof.
     SECTION 2.15 Optional Termination or Reduction of Commitments. Upon at least three (3) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. Each such reduction shall be in the principal amount of $20,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all earned and unpaid fees under the Fee Letter and all other fees accrued on the amount of the Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid.
     SECTION 2.16 Optional Prepayment of Loans; Reimbursement of Lenders.
          (a) Subject to the provisions of SECTION 2.16(b), the Borrowers shall have the right at any time and from time to time to prepay (without a commitment reduction) outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two (2) Business Days’ prior written, telex or facsimile notice to the Administrative Agent prior to 1:00 p.m., Boston time, and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 2:00 p.m., Boston time, subject in each case to the following limitations:
          (i) Subject to SECTION 2.17, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Lender’s Commitment Percentage;
          (ii) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.16 other than on the last day of an Interest Period applicable thereto, unless the applicable Borrowers reimburse the Lenders for all Breakage Costs (as defined below) associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBO Loans are being prepaid in full); and
          (iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made. Each notice of prepayment shall be revocable, provided that, within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the applicable Borrower shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
          (b) The Borrowers shall reimburse each Lender within five (5) Business Days of notice for any loss incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Revolving Credit Loan is prepaid other than on the last day of the Interest Period for such Revolving Credit Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBO Loans, such Revolving Credit Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.11. Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Revolving Credit Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or failure to prepay to the last day (x) in the case of a payment or refinancing of a LIBO Loan with Prime Rate Loans other than on the last day of the Interest Period for such Revolving Credit Loan or the failure to prepay a LIBO, of the then current Interest Period for such Revolving Credit Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) in the case of a LIBO Loan, the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within five (5) Business Days after the receipt of such notice.
          (c) In the event the Borrowers fail to prepay any Revolving Credit Loan on the date specified in any prepayment notice delivered pursuant to SECTION 2.16(a), the Borrowers within five (5) Business Days after the receipt of the notice described below from any Lender, shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses (other than loss of profits) incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within five (5) Business Days after the receipt of such notice.
          (d) Whenever any partial prepayment of Revolving Credit Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.
     SECTION 2.17 Mandatory Prepayment; Commitment Termination; Cash Collateral.
     The outstanding Obligations shall be subject to prepayment as follows:
     (a) If at any time the amount of the Credit Extensions exceeds the lower of (i) the then amount of the Total Commitments, and (ii) the then amount of the Borrowing Base, the Borrowers will immediately upon notice from the Administrative Agent (1) prepay the Loans in an amount necessary to eliminate such excess, and (2) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the applicable Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding.
     (b) The Revolving Credit Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.18 hereof, to the extent then applicable.
     (c) After the occurrence of a Cash Dominion Event and prior to the occurrence of an Event of Default (if an Event of Default shall have occurred, SECTION 7.03 shall apply), in the event and on each occasion that any Cash Receipts or Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall prepay the Loans in an aggregate principal amount equal to such Net Proceeds on the day immediately following receipt, in the following order of priority:
     (A) FIRST, to pay interest and fees due and payable on the Credit Extensions to the Borrowers;
     (B) SECOND, to pay outstanding Swingline Loans of the Borrowers;
     (C) THIRD, to pay all outstanding reimbursement obligations for drawings made under Letters of Credit of the Borrowers;

     (D) FOURTH, to pay principal outstanding under outstanding Loans to the Borrowers that are Prime Rate Loans;
     (E) FIFTH, to pay outstanding Loans of the Borrowers that are LIBO Loans and all Breakage Costs due in respect of such repayment or, at the Lead Borrower’s option, to fund a cash collateral deposit to the Cash Collateral Account pursuant to SECTION 2.17(d) sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then pending Interest Period therefor;
     (F) SIXTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party;
     (G) SEVENTH, to pay Credit Party Expenses, indemnities and other similar amounts then due to the Agents in connection with Credit Extensions to the Borrowers;
     (H) EIGHTH, to pay Credit Party Expenses, indemnities and other similar amounts then due to the Lenders in connection with Credit Extensions to the Borrowers; and
     (I) NINTH, to pay all other outstanding Obligations and Other Liabilities of the Borrowers.
     (d) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000.00. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.17 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. In order to avoid such Breakage Costs, as long as no Specified Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. A prepayment of the Revolving Credit Loans pursuant to SECTION 2.17(c), SECTION 2.17(d) or SECTION 2.17(e) shall not permanently reduce the Revolving Credit Commitments.
     (e) All amounts required to be applied to all Revolving Credit Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender’s Commitment Percentage. All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Credit Parties against all claims and losses resulting from such dishonor or return.
     (f) Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations and Other Liabilities owing by them.
     SECTION 2.18 Cash Management.
          (a) Within thirty (30) days after the occurrence of a Cash Management Documentation Event, each Borrower shall:
          (i) deliver to the Collateral Agent a list of all present DDAs maintained by the Borrowers, which schedule shall include, with respect to each depository (A) the name and address of such depository; (B) the account number(s) maintained with such depository; and (C) with respect to any Blocked Account Bank, a contact person at such depository;
          (ii) deliver to the Collateral Agent a list describing all arrangements to which any Borrower is a party with respect to the payment to such Borrower of the proceeds of all credit card charges for sales by such Borrower;
          (iii) deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of such Borrower and addressed to such Borrower’s credit card clearinghouses and processors;
          (iv) deliver to the Collateral Agent notifications (each, a “Private Label Receivable Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Borrower and addressed to each purchaser pursuant to any Private Label Receivables financing program of such Borrower in effect from time to time; and
          (v) enter into a blocked account agreement (each, a “Blocked Account Agreement”) substantially in the form attached as Exhibit H with each Blocked Account Bank (other than lockbox accounts relating to the Securitization Program) (collectively, the “Blocked Accounts”). Such Blocked Account Agreement(s) shall be entered into with Administrative Agent, any Co-Documentation Agent, any Co-Syndication Agent, Wells Fargo National Bank, N.A., any Lender, or another financial institution reasonably acceptable to the Agents, provided that the Borrowers shall deliver to the Administrative Agent notifications executed on behalf of the Borrowers to Pier 1 Funding, Inc. (which purchases the Borrowers’ Private Label Receivables) instructing Pier 1 Funding, Inc. to remit the purchase price for the Private Label Receivables and any other amounts to which any Loan Party is entitled to receive from Pier 1 Funding, Inc. under the

Securitization Program Documents to the Concentration Account. If any Borrower is unable to obtain a Blocked Account Agreement as required herein, at the Collateral Agent’s option, such Borrower shall be required to transfer to and maintain such account with the Collateral Agent.
          (b) Each Credit Card Notification, Blocked Account Agreement and Private Label Receivable Notification shall require, after the occurrence of a Cash Dominion Event (and delivery of notice thereof from the Administrative Agent), the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) (other than collections with respect to Private Label Receivables which are received in a lockbox account for, and are subject to, the Securitization Program) to the concentration account maintained by the Collateral Agent at Bank of America (the “Concentration Account”) from:
          (i) the sale of Inventory;
          (ii) all proceeds of collections of Accounts;
          (iii) all Net Proceeds on account of any Prepayment Event;
          (iv) the then contents of each DDA, provided that up to $1,500 may be maintained in overnight balances in any DDA and excluding lockbox accounts relating to the Securitization Program; and
          (v) the proceeds of all credit card charges .
          (c) After the occurrence of a Cash Dominion Event, the Borrowers shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If, at any time after the occurrence of a Cash Dominion Event, any cash or cash equivalents consisting of proceeds of Collateral, owned by any Borrowers (other than lockbox accounts relating to the Securitization Program) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account), the Collateral Agent may require the applicable Borrowers to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement. In addition to the foregoing, the Borrowers shall provide the Administrative Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the satisfaction of the Administrative Agent, the proceeds from the Private Label Receivables which are subject to the Securitization Program which were deposited into a Blocked Account and swept to the Concentration Account. Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Administrative Agent agrees to promptly (but in no event later than one Business Day after receipt of such proceeds and accounting) remit to the Borrowers (or to such account as the Borrowers may direct), the proceeds of such Private Label Receivables received by the Administrative Agent for such day.
          (d) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject, after the occurrence of a Cash Management Documentation

Event, to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements (unless expressly waived by the Collateral Agent) (other than with respect to lockbox accounts relating to the Securitization Program) consistent with the provisions of this SECTION 2.18 and otherwise satisfactory to the Collateral Agent. The Borrowers shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, after the occurrence of a Cash Management Documentation Event, is executed and delivered to the Collateral Agent.
          (e) The Borrowers may also maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.
          (f) The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. Each Borrower hereby acknowledges and agrees that (i) except for collections on and proceeds of Private Label Receivables which are subject to the Securitization Program (which shall be applied in accordance with the provisions of SECTION 2.17(c)), such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) except for collections on and proceeds of Private Label Receivables which are subject to the Securitization Program (which shall be applied in accordance with the provisions of SECTION 2.17(c)), the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this SECTION 2.18, any Borrower receives or otherwise has dominion and control of any such proceeds or collections after the occurrence of a Cash Dominion Event, such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.
          (g) The following shall apply to deposits and payments under and pursuant to this Agreement:
          (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Collateral Agent by 2:00 p.m., Boston time, on that Business Day;
          (ii) Funds paid to the Administrative Agent other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 2:00 p.m., Boston time, on that Business Day;
          (iii) If notice of a deposit to a Concentration Account or payment is not available to the Administrative Agent until after 2:00 p.m., Boston time, on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m., Boston time, on the then next Business Day;

          (iv) On each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of monthly fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) in accordance with this Section; and
          (v) If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the applicable Borrowers shall indemnify the Credit Parties against all claims and losses resulting from such dishonor or return.
     SECTION 2.19 Fees.
          (a) The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.
          (b) Each Lender shall be paid the Line Fee at the times and in the manner set forth below. The Borrowers shall pay the Administrative Agent, for the account of the Lenders, a fee (the “Unused Fee”) equal to 0.25% per annum (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of the Unused Commitment, during the calendar month just ended (or relevant period with respect to the payment being made for the first month ending after the Closing Date or on the Termination Date). The Unused Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date. If the Unused Fee actually paid by the Borrowers is insufficient to pay an amount equal to the Line Fee to the Lenders, the deficiency shall be paid to the Lenders by the Swingline Lender from its own funds (and the Borrowers shall have no liability with respect thereto). The Administrative Agent shall pay the Unused Fee (and any amounts payable by the Swingline Lender hereunder) to the Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon their pro rata share of an amount equal to the aggregate Line Fee to all Lenders; provided that for purposes of calculating the pro rata share of any Person which is both the Swingline Lender and a Lender, such Person’s share shall be equal to the difference between (i) the sum of such Person’s Commitment, and (ii) the sum of (A) such Person’s Commitment Percentage of the principal amount of Revolving Credit Loans then outstanding to the Borrowers (including the principal amount of Swingline Loans then outstanding), and (B) such Person’s Commitment Percentage of the then Letter of Credit Outstandings.
          (c) The Borrowers shall pay the Administrative Agent, for the account of the Lenders on the second day of each January, April, July and October, in arrears, a fee calculated on the basis of a 365 or 366 day year, as applicable, and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:
          (i) Standby Letters of Credit: At a per annum rate equal to the then Applicable Margin for LIBO Loans;

          (ii) Commercial Letters of Credit: At a per annum rate equal to one-half percent (.50%);
          (iii) After the occurrence and during the continuance of an Event of Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date, plus accrued and unpaid interest thereon, effective upon written notice from the Administrative Agent or the Required Lenders, the Letter of Credit Fee shall be increased, at the option of the Administrative Agent by an amount equal to two percent (2%) per annum.
          (d) The Borrowers shall pay to (i) the applicable Issuing Bank, at any time prior to the occurrence of a Cash Dominion Event, or (ii) the Administrative Agent, for the benefit of the applicable Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for hereunder, a fronting fee in the amount of 0.125% of the face amount of each Letter of Credit or, if the Borrowers and such Issuing Bank shall have separately agreed to a fronting fee for purposes hereof, then in the amount of such separately agreed fee (each, a “Fronting Fee”) and such other reasonable fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.
          (e) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.
     SECTION 2.20 Maintenance of Loan Account; Statements of Account.
          (a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.
          (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from others for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in SECTIONS 2.17(e) or 7.03, as applicable. After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be deemed presumptively correct.
     SECTION 2.21 Payments.
          (a) The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTIONS 2.14, 2.16(c) or 2.23, or otherwise) prior to 2:00 p.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTIONS 2.14, 2.16(c), 2.23 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
          (b) All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, shall be applied in accordance with the provisions of SECTIONS 2.17(c) or 7.03 hereof ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, and fees then due to such respective parties. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to that Lender its Commitment Percentage thereof.
          (c) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
          (d) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.22 Settlement Amongst Lenders
          (a) Except as provided in SECTION 2.22(b), the Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.
          (b) The amount of each Lender’s Commitment Percentage of outstanding Revolving Credit Loans (including outstanding Swingline Loans, except that settlements of Swingline Loans shall not be required to be made during the months of November and December of each year) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans (excluding Swingline Loans) and repayments of Revolving Credit Loans (excluding Swingline Loans) received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.
          (c) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent or the Administrative Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender (excluding Swingline Loans) shall be equal to such Lender’s applicable Commitment Percentage of Revolving Credit Loans (excluding Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent such Lender agrees to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.
     SECTION 2.23 Taxes.
          (a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if a Loan Party shall be required to deduct, or an Agent or a Lender shall be required to remit, any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or remittances for Taxes (including deductions applicable to additional sums payable under this SECTION 2.23) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, and no such remittances had been required, (ii) the Loan Party shall make such deductions and (iii) the Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
          (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
          (c) The Borrowers shall indemnify each Credit Party within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the Relevant Governmental Authority; provided that if any Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with such Borrower to obtain a refund of such taxes so long as such efforts would not, in the sole determination of such Lender result in any additional costs, expenses or risks or be otherwise disadvantageous to it. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Each Foreign Lender shall be entitled to an exemption from withholding tax and shall deliver to the Lead Borrower and the Administrative Agent two (2) copies of either United States Internal Revenue Service Form W 8BEN or Form W 8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a (i) Form W 8BEN, or any subsequent versions thereof or successors thereto and (ii) if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (C) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from, U.S. Federal withholding tax on payments by the Loan Parties under this Agreement and the other Loan Documents, or in the case of a Foreign Lender claiming exemption for “portfolio interest” certifying that it is not a foreign corporation, partnership, estate or trust. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this SECTION 2.23(e), a Foreign Lender shall not be required to deliver any form pursuant to this SECTION 2.23(e) that such Foreign Lender is not legally able to deliver.
          (f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.
          (g) If any Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this SECTION 2.23(g); provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

          (h) If any Credit Party reasonably determines in its reasonable discretion that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Loan Parties pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this SECTION 2.23 exceeding the amount needed to make such Credit Party whole, such Credit Party shall pay to the Lead Borrower, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of the pro rata share of all reasonable out-of-pocket expenses incurred in securing such refund, deduction or credit. This subsection shall not be construed as to require any Credit Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Persons.
          (i) In addition to the provisions of this SECTION 2.23, in respect of amounts paid or credited by a Loan Party to or for the benefit of a particular Lender that is an “authorized foreign bank” for purposes of the Income Tax Act (Canada), the obligations under this SECTION 2.23 to pay an additional amount shall apply where the particular Lender is liable for Taxes under Part XIII of the Income Tax Act (Canada) in respect of such payment, even if the Loan Party is not required under the Income Tax Act (Canada) to deduct or withhold an amount in respect of Taxes on such payment as agent for the Lender, and this SECTION 2.23 shall apply, mutatis mutandis, as if the Loan Party was required to withhold an amount in respect of such Taxes.
          (j) A Lender affected thereby shall notify the Lead Borrower within a reasonable time after receipt of a notice of assessment or proposed assessment under which such Lender may be liable for additional Indemnified Taxes (and any interest or penalties that may be assessed with respect to such Indemnified Taxes) as a direct result of the Loan. Thereafter, such Lender shall at the Loan Parties’ sole cost and expense, unless to do so might reasonably result in either any increased liabilities or expenses which have not been fully secured by the Loan Parties or any other material adverse affect on such Lender, (a) provide reasonable assistance to the Loan Parties in contesting such proposed assessment or assessment, and ( b) not settle or compromise the contest of such proposed assessment or assessment without the Lead Borrower’s consent (not to be unreasonably withheld). In addition to the foregoing, provided that the same will not result in material costs and expenses which have not been fully secured for by the Loan Parties, and at the Loan Parties sole cost and expense, the Lenders will upon reasonable request of the Lead Borrower apply for any refund of Taxes which might reasonably be available.
          (k) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this SECTION 2.23 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder and the termination of this Agreement and the other Loan Documents until the expiration of the applicable statute of limitations, without any claim having been made prior to that date.
     SECTION 2.24 Mitigation Obligations; Replacement of Lenders.
          (a) If any Lender requests compensation under SECTION 2.14 or cannot make Loans under SECTION 2.11, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.
          (b) If any Lender requests compensation under SECTION 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, or if any Lender is a Delinquent Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and Swingline Lender which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.14 or payments required to be made pursuant to SECTION 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
     SECTION 2.25 Designation of Lead Borrowers as Borrowers’ Agent.
          (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.
          (b) Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise. Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations and Other Liabilities of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.
          (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Revolving Credit Loan. None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.
          (d) The authority of the Lead Borrower to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority; and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.
     SECTION 2.26 Security Interests in Collateral.
     To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers and the Facility Guarantors shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Credit Parties, a first-priority security interest in, and hypothec of, all of the Collateral pursuant hereto and to the Security Documents.
ARTICLE III
Representations and Warranties
     To induce the Credit Parties to make the Loans and to issue Letters of Credit, the Loan Parties executing this Agreement, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party:
     SECTION 3.01 Organization; Powers.
     Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party. Each Loan Party is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Schedule 3.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state or province of incorporation or organization, its state or province of incorporation or organization, organization type, organization number, if any, issued by its state or province of incorporation or organization, and its federal employer identification number.
     SECTION 3.02 Authorization; Enforceability.
     The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 3.03 Governmental Approvals; No Conflicts.
     The transactions to be entered into and contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the Charter Documents of any Loan Party, (c) will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, or any Securitization Program Document or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.
     SECTION 3.04 Financial Condition.
          (a) The Lead Borrower has heretofore furnished to the Agents the Consolidated balance sheets, and Consolidated statements of operations, stockholders’ equity, and cash flows for the Parent as of and for the Fiscal Year ending February 2005 and as of and for the Fiscal Quarter ending August 27, 2005, certified by a Financial Officer of the Parent. Such Consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes.
          (b) Since the date of the latest such financial statements, there has been no Material Adverse Effect.

     SECTION 3.05 Properties.
          (a) Except as disclosed on Schedule 3.05(a), each Loan Party has title to, or valid leasehold interests in, all its real (immoveable) and personal (moveable) property material to its business, except for defects which would not reasonably be expected to have a Material Adverse Effect.
          (b) Each Loan Party owns or is licensed to use, all patents, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, and other intellectual property used in its business, except to the extent that the failure to so own or have the right to use would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of its Responsible Officers the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          (c) Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the Closing Date, together with a list of the holders of any mortgage or other Lien thereon. Schedule 3.05(c)(ii) sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the Closing Date, together with a list of the lessor with respect to each such Lease. Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.
     SECTION 3.06 Litigation and Environmental Matters.
          (a) Except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Responsible Officers of the Loan Parties, threatened in writing against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination which, if adversely determined, would reasonably be expected individually or in the aggregate to result in a Material Adverse Effect (other than Disclosed Matters) or (ii) that involve any of the Loan Documents.
          (b) Except for Disclosed Matters, to the knowledge of its Responsible Officers no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
          (c) There has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

     SECTION 3.07 Compliance with Laws and Agreements.
     Each Loan Party is in compliance with all Applicable Law, including, without limitation, the Income Tax Act (Canada), and all agreements relating to Material Indebtedness, and no default has occurred and is continuing thereunder, except in each case where the failure to comply or the existence of a default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.08 Investment and Holding Company Status.
     No Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.
     SECTION 3.09 Taxes.
     As of the Closing Date each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed (including Canadian federal and provincial income tax returns) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves, and as to which no Lien has arisen or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in material compliance with all applicable federal, state, provisional, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.
     SECTION 3.10 ERISA.
     No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.11 Disclosure.
     To the knowledge of the Responsible Officers, the Loan Parties have disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (other than any projections, pro formas, budgets, and general market information) concerning the Loan Parties furnished by or at the direction of any Loan Party to any Credit Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements were made.

     SECTION 3.12 Subsidiaries.
          (a) Schedule 3.12 sets forth the name of, and the ownership interest of each Loan Party in, each Subsidiary as of the Closing Date; there is no other Capital Stock of any class issued and outstanding as of the Closing Date. All such shares of Capital Stock are validly issued, fully paid, and non-assessable.
          (b) Except as set forth on Schedule 3.12, no Loan Party is party to any joint venture, general or limited partnership, or limited liability company agreements or any other business ventures or entities as of the Closing Date.
     SECTION 3.13 Insurance.
     Schedule 3.13 sets forth a description of all general liability, comprehensive, health, and casualty insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 3.13 is in full force and effect and all premiums in respect thereof that are due and payable as of the Closing Date have been paid.
     SECTION 3.14 Labor Matters.
     As of the Closing Date there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened except to the extent that strikes, lockouts, or slowdowns would not reasonably be expected to result in a Material Adverse Effect. The Loan Parties reasonably believe that the hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. Except for Disclosed Matters and to the extent that such liability would not reasonably be expected to have a Material Adverse Effect, the Loan Parties reasonably believe that all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 3.14 no Loan Party is a party to or bound by any material collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened to be filed with the National Labor Relations Board or other Governmental Authority, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.
     SECTION 3.15 Security Documents.
     The Security Documents create in favor of the Collateral Agent, for its own benefit and for the ratable benefit of the other Credit Parties, a legal, valid and enforceable security or mortgage interests in the Collateral (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and the Security Documents constitute, or will upon the filing of financing statements or other requisite registrations and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction, including, without limitation, the PPSA and the Civil Code of Québec, to the extent security interests in such Collateral can be perfected by such filings or control, the creation of a fully perfected and opposable first priority Lien on, and security interest in, and hypothecation of, all right, title and interest of the Loan Parties thereunder in such Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances having priority over the Lien of the Collateral Agent under Applicable Law.
     SECTION 3.16 Federal Reserve Regulations.
          (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.
     SECTION 3.17 Solvency.
     Each of the Loan Parties is Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
     SECTION 3.18 Licenses; Permits.
          (a) Each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in material compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and is also in compliance with all Applicable Laws, except where the failure to comply with such terms, conditions or Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV
Conditions
     SECTION 4.01 Closing Date.
     The obligation of the Lenders to make each Loan and of the Issuing Banks to issue each Letter of Credit, including the initial Loans and the initial Letters of Credit, if any, on the Closing Date, is subject to the following conditions precedent:
     (a) The Agents (or their counsel) shall have received from each party either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.
     (b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Closing Date) of Kelly, Hart & Hallman, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Required Lenders shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.
     (c) The Agents shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.
     (d) After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $100,000,000. The Administrative Agent, shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on October 29, 2005, and executed by a Financial Officer of the Lead Borrower.
     (e) The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, (i) with respect to the Solvency of the Loan Parties as of the Closing Date and (ii) certifying that, as of the Closing Date, the representations and warranties made by the Loan Parties in the Loan Documents and otherwise are true and complete and that no Default or Event of Default exists.
     (f) The Agents shall have received the Security Documents.
     (g) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agents other than those which, individually or in the aggregate, would not and would not reasonably be expected to have, a Material Adverse Effect.
     (h) The Agents shall have received a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Agents.
     (i) Consolidated financial statements delivered to the Agents shall fairly present in all material respects the business and financial condition of the Parent and that there shall have been no Material Adverse Effect since the date of the most recent financial information delivered to the Agents.
     (j) To the knowledge of the Responsible Officers, there shall not be pending any litigation or other proceeding, the result of which would reasonably be expected to have a Material Adverse Effect.
     (k) After giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date (including any Loans made or Letters of Credit issued hereunder), no Default or Event of Default shall exist.
     (l) The Agents shall have received results of searches or other evidence reasonably satisfactory to the Agents (in each case dated as of a date reasonably satisfactory to the Agents) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the Closing Date.
     (m) The Agents shall have received all documents and instruments, including Uniform Commercial Code and PPSA financing statements and certified statements issued by the Québec Register of Personal and Moveable Property Rights, required by law or reasonably requested by the Agents to be filed, registered, published or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, published or recorded to the satisfaction of the Agents.
     (n) The Agents shall have received a payoff letter from the Loan Parties’ existing lender under their existing financing arrangement, as well as a tender of releases and discharges of all collateral security for the existing financing arrangement, each in form and substance satisfactory to the Agents. Such Indebtedness shall be repaid contemporaneously with the making of the first Revolving Credit Loan hereunder.
     (o) The Agents shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.
     (p) All fees due at or immediately after the Closing Date and all Credit Party Expenses incurred in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents), shall have been paid in full.
     (q) The consummation of the transactions contemplated hereby shall not (i) violate any Charter Document in any respect or any Applicable Law in any material respect, or (ii) conflict with, or result in a default or event of default under, any Securitization Program Document of any Loan Party. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any Securitization Program Document of any Loan Party.
     (r) No material changes in Applicable Law adversely affecting the Loan Parties or any Credit Party shall have occurred prior to the Closing Date.
     (s) There shall have been delivered to the Agents such additional instruments and documents as the Agents or counsel to the Agents reasonably may require or request.
The Administrative Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless all of the foregoing conditions are satisfied (or waived as provided in SECTION 9.02 hereof) at or prior to 12:00 noon, Boston time, on November 23, 2005 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).
     SECTION 4.02 Conditions Precedent to Each Loan and Each Letter of Credit.
     In addition to those conditions described in SECTION 4.01, the obligation of the Lenders to make each Revolving Credit Loan and of the Issuing Banks to issue each Letter of Credit, is subject to the following conditions precedent:
     (a) The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II.
     (b) To the knowledge of the Responsible Officers, (i) no Default or Event of Default is then occurring and (ii) all representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith, except for those contained in SECTION 3.04(b), shall be true and correct in all material respects, except to the extent that the failure to be true and correct shall not have a Material Adverse Effect, on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.
     (c) On the date of each Borrowing hereunder and the issuance of each Letter of Credit and after giving effect thereto, the Loan Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

     (d) The Administrative Agent shall have received timely delivery of the most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as reasonably required by the Administrative Agent.
The request by the Lead Borrower for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the Administrative Agent or any other Credit Party.
ARTICLE V
Affirmative Covenants
     Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized to the extent provided herein and (iv) all Letter of Credit Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Credit Parties that:
     SECTION 5.01 Financial Statements and Other Information.
     The Lead Borrower will furnish to the Administrative Agent:
     (a) Within ninety (90) days after the end of each Fiscal Year of the Parent, the Consolidated balance sheets, Consolidated statements of operations, and Consolidated statements of stockholders’ equity and cash flows as of the end of and for such year for the Parent, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year, all audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent on a Consolidated basis in accordance with GAAP consistently applied and on an annual basis a consolidating balance sheet to be delivered in a timely fashion, when prepared;
     (b) Within forty-five (45) days after the end of each Fiscal Quarter of the Parent, the Consolidated balance sheets, Consolidated statements of operations, stockholders’ equity and cash flows of the Parent, as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year, all certified by one of the Parent’s Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;
     (c) Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit I hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations with respect to Availability, the Average Daily Availability and Consolidated Fixed Charge Coverage Ratio (if then being tested) for such period;
     (d) With respect to each Fiscal Month in which Credit Extensions exceed $100,000,000 at any time during such Fiscal Month, on the 10th Business Day of each following Fiscal Month, a certificate in the form of Exhibit J (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Month, provided that if a Cash Dominion Event has occurred, such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), and provided further that if the request for a Loan will result in Credit Extensions exceeding $150,000,000 such Borrowing Base Certificate shall accompany such request; each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower;
     (e) Promptly after the same become publicly available, copies of all material periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or other foreign securities regulatory body, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;
     (f) With respect to each month in which Credit Extensions exceed $100,000,000 at any time during such month, the financial and collateral reports described on Schedule 5.01(f) hereto, which shall be delivered at the times set forth in such Schedule during the calendar months following each month in which Credit Extensions exceed $100,000,000 at any time during such month;
     (g) A detailed summary of the Net Proceeds received from any Prepayment Event within three (3) Business Days after receipt of such proceeds, including, without limitation, to the extent applicable, the manner of allocation of the Net Proceeds amongst the assets and properties of the Loan Parties which are the subject of the Prepayment Event;
     (h) Notice of any intended sale or other disposition (other than a Permitted Disposition) of material assets of any Loan Party permitted hereunder or incurrence of any Indebtedness for borrowed money in excess of $25,000,000 in favor of any non-Affiliated Person permitted hereunder at least five (5) Business Days prior to the date of consummation such sale or disposition or incurrence of such Indebtedness;

     (i) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request; and
     (j) If reasonably requested by the Administrative Agent, and concurrently with the delivery of the financial statements under clause (a) above, copies of the Borrowers’ Canadian federal and provincial tax returns for the Fiscal Year to which such financial statements in clause (a) apply, if available.
Any of the delivery requirements relating to written financial information set forth in this Section 5.01 may be satisfied by either (x) the Borrowers’ posting such information in electronic format readable by the Administrative Agent and the Lenders to a secure address on the world wide web (the “Informational Website”) which is accessible by the Administrative Agent and the Lenders or (y) the Borrowers’ delivering such financial information in electronic format to the Administrative Agent and the Administrative Agent’s posting such information to an Informational Website. The accommodation provided by the foregoing sentence shall not impair the right of the Administrative Agent, or any Lender through the Administrative Agent, to request and receive from the Borrowers physical delivery of specific financial information provided for in this Section 5.01. The Lead Borrower shall give the Administrative Agent and each Lender (or if applicable, the Administrative Agent shall give each Lender) written or electronic notice each time any information is delivered by posting to the Informational Website. The Loan Parties shall be responsible for and shall bear all risk associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.
     SECTION 5.02 Notices of Material Events.
     The Lead Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any of the following after any Responsible Officer of the Lead Borrower obtains knowledge thereof:
     (a) A Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;
     (b) The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, as determined at the time of filing, could reasonably be expected to result in a Material Adverse Effect;
     (c) An ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
     (d) Any development that results in a Material Adverse Effect;
     (e) Any change in the Parent’s chief executive officer or chief financial officer;

     (f) The discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;
     (g) Any material collective bargaining agreement or other union labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;
     (h) The filing of any Lien for unpaid Taxes in excess of $500,000 against any Loan Party; and
     (i) Any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.
     SECTION 5.03 Information Regarding Collateral.
     The Lead Borrower will furnish to the Agents at least thirty (30) days prior written notice of any change in: (a) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (b) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made under the Uniform Commercial Code, PPSA or other Applicable Law that are required in order for the Agents to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.
     SECTION 5.04 Existence; Conduct of Business.
     Each Loan Party will, and will cause each of their Subsidiaries to, do all things necessary to comply with its Charter Documents, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under SECTION 6.03.

     SECTION 5.05 Payment of Obligations.
     Each Loan Party will, and will cause its Subsidiaries to, pay its Material Indebtedness and other obligations, including Tax liabilities, and claims for labor, materials, or supplies, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and no Lien is securing such obligation, or (d) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect. Without limitation of the foregoing, each Loan Party will pay all obligations within thirty (30) days of when due and owing to any third party warehousemen storing any of the Inventory of any Loan Party.
     SECTION 5.06 Maintenance of Properties.
     Each Loan Party will, and will cause its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty loss, and condemnation excepted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and except for store closings and asset dispositions permitted hereunder.
     SECTION 5.07 Insurance.
          (a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices of such Loan Party in effect on the Closing Date, a program of self-insurance) in at least such amounts and against at least such risks as is consistent with business practices in effect on the Closing Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.
          (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds in excess of $1,000,000 prior to the occurrence and continuance of a Cash Dominion Event, and all proceeds during the continuance of a Cash Dominion Event, otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent, as an additional insured. Each such policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’

prior written notice thereof by the insurer to the Collateral Agent (giving such Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, evidence of renewal of a policy, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.
     SECTION 5.08 Books and Records; Inspection and Audit Rights; Appraisals; Accountants.
          (a) Each Loan Party will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in accordance with GAAP and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Material Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice and during normal business hours prior to the occurrence of an Event of Default, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and internal accountants and to examine and make extracts from its books and records, all at such reasonable times and as often as reasonably requested.
          (b) Each Loan Party will, and will cause its Material Subsidiaries to, from time to time upon the request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents, subject to reasonable prior notice and during normal business hours prior to the occurrence of an Event of Default, to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base, and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. Any Lender, at its own expense, may accompany the Agent or professionals retained by the Agents on such examination. The Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals, provided that (x) the Administrative Agent may conduct no more than two (2) commercial finance examinations in any calendar year, which commercial finance examinations shall only be conducted if Credit Extensions exceed $100,000,000 for any five (5) days (provided that the Agents, in their reasonable discretion, if any Event of Default exists, may cause such additional commercial finance examinations to be taken as any such Agent reasonably determines (each, at the expense of the Loan Parties)), and (y) after the occurrence and continuance of a Cash Dominion Event, the Administrative Agent may undertake no more than two (2) appraisals in any calendar year of the Borrowers’ Inventory (provided that the Agents, in their reasonable discretion, if any Event of Default exists, may cause such additional Inventory appraisals to be taken as such Agents reasonably determine (each, at the expense of the Loan Parties).
          (c) The Loan Parties shall at all times retain Ernst & Young or such other independent certified public accountants who are reasonably satisfactory to the Agents.

     SECTION 5.09 Physical Inventories.
          (a) The Loan Parties, at their own expense, shall cause not less than one (1) physical inventory to be undertaken at each location and in each twelve (12) month period conducted by RGIS or another inventory taker reasonably satisfactory to the Agents, and periodic cycle counts, in each case consistent with past practice, and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Agents. The Agents, at the expense of the Loan Parties, may observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Borrowers, within forty-five (45) calendar days following the completion of such inventory, shall provide the Agents with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.
          (b) The Agents, in their discretion, if any Default or Event of Default exists, may cause such inventories to be taken as the Agents determine (each, at the expense of the Loan Parties).
     SECTION 5.10 Compliance with Laws.
     Loan Party will comply with all Applicable Laws and the orders of any Governmental Authority except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
     SECTION 5.11 Use of Proceeds and Letters of Credit.
     The proceeds of Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to refinance existing Indebtedness of the Borrowers, (b) to finance the acquisition of working capital assets of the Borrowers and their Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers and their Subsidiaries, (d) to finance Permitted Acquisitions, and (d) for general corporate purposes, including but not limited to the repayment of Indebtedness, the making of Restricted Payments, and the making of Investments, all to the extent permitted in this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.
     SECTION 5.12 Additional Subsidiaries.
     If any Loan Party shall form or acquire a Material Subsidiary after the Closing Date, the Lead Borrower will notify the Agents thereof the Lead Borrower will cause such Subsidiary to become a Loan Party hereunder, and under each applicable Security Document in the manner provided therein, within ten (10) Business Days after such Material Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Material Subsidiary’s assets of the type included within the definition of Collateral, to secure the Obligations as the Administrative Agent or the Required Lenders shall request.

     SECTION 5.13 Further Assurances.
     Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon the reasonable request of Administrative Agent, evidence reasonably satisfactory to such Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
ARTICLE VI
Negative Covenants
     Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized to the extent provided herein, and (iv) all Letter of Credit Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Credit Parties that:
     SECTION 6.01 Indebtedness and Other Obligations.
     No Loan Party will create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.
     SECTION 6.02 Liens.
     No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except Permitted Encumbrances.
     SECTION 6.03 Fundamental Changes
          (a) No Borrower will, or will permit any Loan Party to, merge, amalgamate into or consolidate with any other Person, or permit any other Person to merge, amalgamate into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (i) any Subsidiary may merge, amalgamate into a Borrower in a transaction in which a Borrower is the surviving corporation, (ii) any Subsidiary that is not a Borrower may merge or amalgamate into any Subsidiary that is not a Borrower, and (iii) Permitted Acquisitions and asset dispositions permitted pursuant to SECTION 6.05 hereof may be consummated in the form of a merger or amalgamation, as long as, in the event of a Permitted Acquisition, a Loan Party is the surviving Person, provided that any such merger or amalgamation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or amalgamation shall not be permitted unless also permitted by SECTION 6.04.

          (b) No Borrower will engage, to any material extent, in any business other than businesses of the type conducted by such Loan Party on the date of execution of this Agreement and businesses reasonably related thereto.
     SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions.
     No Loan Party will make or permit to exist any Investment, except Permitted Investments.
     SECTION 6.05 Asset Sales.
     No Loan Party will sell, transfer, lease (as lessor) or otherwise voluntarily dispose of any asset, including any Capital Stock of another Person, except sales of Inventory and the use of cash in the ordinary course of business, transactions permitted by SECTION 6.03 and Permitted Dispositions.
     SECTION 6.06 Restricted Payments; Certain Payments of Indebtedness.
          (a) No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than Permitted Dividends.
          (b) No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except
          (i) as long as no Event of Default then exists or would arise therefrom, mandatory payments and mandatory prepayments of interest and principal as and when due in respect of any Permitted Indebtedness; and
          (ii) refinancings of Indebtedness to the extent permitted under this Agreement.
     SECTION 6.07 Transactions with Affiliates.
          (a) No Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions in the ordinary course of business that are at prices and on terms and conditions, taken as a whole, not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (ii)transactions between or among the Loan Parties not otherwise prohibited hereunder, (iii) as set forth on Schedule 6.07, (iv) payment of reasonable compensation to officers and employees for services actually rendered to any such Loan Party or any of its Subsidiaries, (v) payment of director’s fees, expenses, and indemnities, (vi) stock option and compensation plans of the Loan Parties and their Subsidiaries, (vii) employment contracts with officers and management of the Loan Parties and their Subsidiaries, (viii) the repurchase of equity interests from officers, directors, and employees to the extent specifically permitted under this Agreement, (ix) advances and loans to officers and employees of the Loan Parties and their Subsidiaries to the extent specifically permitted under this Agreement and to the extent permitted by applicable law, (x) other transactions specifically permitted under this Agreement (including, without limitation, sale/leaseback transactions, Permitted Dispositions, Restricted Payments, Permitted Investments, and Indebtedness), (xi) transactions in connection with the Securitization Program, or (xii) any transactions approved by Administrative Agent.
     SECTION 6.08 Restrictive Agreements.
     No Loan Party will directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent or (b) the ability of any Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Loan Party or to make or repay loans or advances to a Loan Party or any other Subsidiary of a Loan Party or to guarantee Indebtedness of the Loan Parties or any other Subsidiary of the Loan Parties, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by any Loan Document, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, including, without limitation, the pledge of Private Label Receivables under the Securitization Program or in connection with any sale of the Private Label Receivables permitted under SECTION 6.05 hereof, and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.
     SECTION 6.09 Amendment of Material Documents.
     No Loan Party will amend, modify or waive any of its rights under (a) its Charter Documents or (b) any Securitization Program Document, or (c) any Material Indebtedness, in each case to the extent that such amendment, modification or waiver would reasonably likely have a Material Adverse Effect.
     SECTION 6.10 Fixed Charge Coverage Ratio.
     The Borrowers shall at all times maintain Availability in an amount not less than ten percent (10%) of the Revolving Credit Ceiling, unless the Borrowers demonstrate compliance with, and maintain a Fixed Charge Coverage Ratio, calculated on a trailing twelve (12) month basis, of at least 1.10: 1.00. Such Fixed Charge Coverage Ratio shall be first tested as of the Fiscal Month ending immediately prior to the date that Availability is first less than or equal to ten percent (10%) of the Revolving Credit Ceiling, and shall continue to be tested monthly until Availability has exceeded ten percent (10%) of the Revolving Credit Ceiling on each day for two (2) consecutive Fiscal Months. To the extent that the Fixed Charge Coverage Ratio is being tested in accordance herewith, within fifteen (15) days after the end of each Fiscal Month of the Parent, the Lead Borrower shall furnish the Administrative Agent with Consolidated balance sheets, Consolidated statements of operations, and cash flows of the Parent, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year.
     SECTION 6.11 Fiscal Year.
     No Loan Party will change its Fiscal Year without the approval of the Administrative Agent.
     SECTION 6.12 ERISA.
     No Loan Party shall, or shall cause or permit any of its ERISA Affiliates to:
          (a) cause or permit to occur an event that would reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA; or
          (b) cause or permit to occur an ERISA Event to the extent such ERISA Event would reasonably be expected to result in a Material Adverse Effect; or
          (c) engage in any transaction in connection with which a Loan Party or any ERISA Affiliate could be reasonably expected to be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the IRC which, in each case, would reasonably be expected to result in a Material Adverse Effect; or
          (d) adopt an amendment to any Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the IRC which would reasonably be expected to result in a Material Adverse Effect; or
          (e) terminate any Plan under Section 4041(c) of ERISA without the prior consent of Administrative Agent which would reasonably be expected to result in a Material Adverse Effect; or
          (f) fail in any material respect to make payment when due (including permissible extensions) of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or, with respect to any Pension Plan, permit to exist any material “accumulated funding deficiency” (within the meaning of Section 302 of ERISA and Section 412 of the IRC) which would reasonably be expected to result in a Material Adverse Effect; or
          (g) enter into a new agreement or agreements that would (i) obligate a Loan Party or any ERISA Affiliate to make contributions to a Multiemployer Plan subject to subtitle (e) of Title IV of ERISA in excess of $10,000,000 per year, (ii) to create, extend or increase an obligation to provide health or medical benefits for retirees of a Loan Party or an ERISA Affiliate that would reasonably be expected to result in a Material Adverse Effect; or

          (h) enter into a plan in respect of Canadian employees of the Lead Borrower or any of its Affiliates which is a pension plan or subject to any pension benefits legislation, or has any plan subject to registration or regulation under the Pension Benefits Act (Ontario).
     SECTION 6.13 Environmental Laws.
     The Loan Parties shall not, and shall not permit any Subsidiary to, (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) become subject to any Environmental Liability, in each case which is reasonably likely to have a Material Adverse Effect.
     SECTION 6.14 Additional Subsidiaries.
     The Loan Parties will not create any additional Subsidiary, unless such Subsidiary is a Loan Party or if the Investment with respect thereto is permitted pursuant to SECTION 5.12 or SECTION 6.04 hereof.
     SECTION 6.15 Securitization Program Documents.
          (a) The Loan Parties shall not consent to, elect that, permit, or otherwise acquiesce in, the purchase price for the Private Label Receivables being paid other than in cash, including without limitation, by a Subordinated Note (as defined in the Receivables Purchase Agreement between Pier 1 Imports (U.S.), Inc. and Pier 1 Funding, Inc. dated as of February 12, 1997, as amended and in effect (the “RPA”) or by any increase of the Subordinated Note, or by means of a capital contribution by the Loan Parties to Pier 1 Funding, Inc. or any other Person. The foregoing shall not be deemed to prohibit the mandatory acceptance of such a Subordinated Note by the Loan Parties in accordance with the provisions of the second sentence of Section 3.01(c) of the RPA.
          (b) The Loan Parties shall not consent to, permit, or otherwise acquiesce in, the termination of the Securitization Program Documents or the commencement of the amortization period thereunder, and will cause such Securitization Program Documents and the revolving period thereunder to be extended in accordance with the terms thereof through the Maturity Date.
ARTICLE VII
Events of Default
     SECTION 7.01 Events of Default.
     If any of the following events (“Events of Default”) shall occur:
     (a) Any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) Any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in SECTION 7.01(a), or an amount payable for Cash Management Services or Other Liabilities) payable under this Agreement or any other Loan Document and such failure continues for three (3) Business Days after notice from Agents;
     (c) Any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, any Loan Document or any amendment or modification thereof or waiver thereunder (including, without limitation, in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) Article VI or (ii) in SECTION 5.01(d) (after a one (1) Business Day grace period), or (iii) in any of SECTION 2.18, SECTION 5.01(f), SECTION 5.07, SECTION 5.08, or SECTION 5.11 (provided that, if (A) any such Default described in this clause (iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);
     (e) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in any Loan Document (other than those specified in SECTION 7.01(a), SECTION 7.01(b), SECTION 7.01(c), or SECTION 7.01(d)), and such failure shall continue unremedied for a period of twenty (20) days after notice thereof from the Administrative Agent to the Lead Borrower;
     (f) Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and with respect to which all notice, grace, and cure periods have expired;
     (g) a Change in Control shall occur;
     (h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code, the BIA, the CCAA, or any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor, administrator, or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) Any Loan Party shall (i) voluntarily commence any proceeding or file any petition or proposal (or intent to file a proposal) seeking liquidation, reorganization or other relief under the Bankruptcy Code, the BIA, the CCAA, or any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in SECTION 7.01(j), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor, administrator, or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) Any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (k) Except as permitted under SECTION 6.05 hereof, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or substantially all of the Borrowers’ assets (other than a sale of its private label credit card portfolio) or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for all or substantially all of the store locations;
     (l) One or more final non-appealable judgments for the payment of money in an aggregate amount in excess of $5,000,000 in excess of insurance coverage (or indemnities from indemnitors reasonably satisfactory to the Agents) shall be rendered against any Loan Party or any combination of Loan Parties and the same shall remain undischarged for a period of forty-five (45) days during which execution shall not be effectively stayed, satisfied, or bonded or any action shall be legally taken by a judgment creditor to attach or levy (by writ or otherwise) upon any material assets of any Loan Party to enforce any such judgment;
     (m) An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability to any Plan, Multiemployer Plan, or the PBGC (or any combination thereof) in excess of $10,000,000 (net of actual, or likely, recoveries, payments, or insurance proceeds), and reasonably be expected to result in a Material Adverse Effect, and the same shall remain undischarged for a period of thirty (30) consecutive days during which period any action shall not be legally taken to attach or levy upon any material assets of any Loan Party to enforce any such liability;

     (n) Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;
     (o) Any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered materially adverse to the Agents and the Lenders;
     (p) Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document except as a result of the sale, release, or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or the failure of the Agents through their acts or omissions and through no fault of the Loan Parties, to maintain the perfection of their Liens in accordance with Applicable Law;
     (q) The occurrence of any uninsured or unreimbursed loss to any material portion of the Collateral;
     (r) The indictment of any Loan Party, under any Applicable Law where the crime alleged would constitute a felony under Applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of ninety (90) days or more, unless the Administrative Agent, in its reasonable discretion, determines that the indictment is not material;
     (s) A breach by any party under any of the Securitization Program Documents or, except as permitted in the Securitization Program Documents, and provided that no breach of SECTION 6.15 exists or would exist as a result thereof, the failure of any other party to any of the Securitization Program Documents to pay the Borrowers for the purchase of any Private Label Receivables in cash; or
     (t) The imposition of any stay or other order, the effect of which restrains the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course in a manner that has resulted in, or could reasonably be expected to have, a Material Adverse Effect;
then, and in every such event (other than an event with respect to any Loan Party described in SECTION 7.01(h) or (i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall irrevocably terminate immediately; (ii) declare the Obligations then outstanding to be due and payable in whole, and thereupon the principal of the Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; or (iii) require the Loan Parties to furnish cash collateral in an amount equal to 105% of the Letter of Credit Outstandings to be held and applied in accordance with SECTION 2.17 and SECTION 7.03. In case of any event with respect to any Loan Party described in SECTION 7.01(h) or (i)), the Commitments shall automatically and irrevocably terminate and the principal of the Loans and other Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.
     SECTION 7.02 Remedies on Default.
     In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Agents may (and at the direction of the Required Lenders, shall) proceed to protect and enforce their rights and remedies (including the right to require the issuance of a Letter of Credit as set forth in SECTION 9.05) under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.
     SECTION 7.03 Application of Proceeds.
     (a) After the occurrence and during the continuance of an Event of Default, all proceeds realized from any Loan Party or on account of any Collateral or, without limiting the foregoing, on account of any Prepayment Event shall be applied in the following order:
     (i) FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities, fees and other amounts then due to the Agents until paid in full;
     (ii) SECOND, ratably to pay any Credit Party Expenses, indemnities and fees then due to the Lenders until paid in full;
     (iii) THIRD, ratably to pay interest accrued in respect of the Obligations until paid in full;
     (iv) FOURTH, to pay principal due in respect of the Swingline Loans until paid in full;

     (v) FIFTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;
     (vi) SIXTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders as cash collateral in an amount up to 105% of the then extant Stated Amount of Letters of Credit until paid in full;
     (vii) SEVENTH, to pay Issuing Bank for the issuance of a standby Letter of Credit in favor of the Administrative Agent in an amount to be determined by the Administrative Agent with respect to the Lenders’ exposure to withholding tax liabilities prior to the Termination Date;
     (viii) EIGHTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party;
     (ix) NINTH, ratably to pay any other Obligations and Other Liabilities; and
     (x) TENTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.
ARTICLE VIII
The Agents
     SECTION 8.01 Appointment and Administration by Administrative Agent.
     Each Lender and each Issuing Bank hereby irrevocably designate Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders and each Issuing Bank each hereby (i) irrevocably authorizes the Administrative Agent and the Collateral Agent to enter into the Loan Documents to which it is a party, and at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (ii) agrees and consents to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Administrative Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Administrative Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02 Appointment of Collateral Agent.
          (a) Each Lender and each Issuing Bank hereby irrevocably designate Bank of America as Collateral Agent under this Agreement and the other Loan Documents. The Lenders and each Issuing Bank each hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (ii) agrees and consents to all of the provisions of the Security Documents. All Collateral shall be held or administered, subject to the direction of the Administrative Agent, by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.
          (b) Without limiting the generality of paragraph (a) above, for the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec, between each Lender, taken individually, on the one hand, and the Collateral Agent, on the other hand, each Loan Party, each such Lender and the Collateral Agent acknowledge and agree that such Lender and the Collateral Agent are hereby conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each such Lender and the Collateral Agent (collectively, the “Solidary Claim”). Each Loan Party which is not a signatory of this Agreement but is or may become a signatory to any other Loan Documents shall be deemed to have accepted the provisions contained in this paragraph by its execution of such other Loan Documents. Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, the Loan Parties are irrevocably bound towards the Collateral Agent and each Lender in respect of the entire Solidary Claim of the Collateral Agent and such Lender. As a result of the foregoing, the parties hereto acknowledge that the Collateral Agent and each Lender shall at all times have a valid and effective right of action for the entire Solidary Claim of the Collateral Agent and such Lender and the right to give full acquittance for it. Accordingly, without limiting the generality of the foregoing, the Collateral Agent, as solidary creditor with each Lender, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owned by each Loan Party to the Collateral Agent and Lenders or any of them and the right to give a full acquittance for same. The parties further agree and acknowledge that the Collateral Agent’s Liens on the Collateral shall be granted to the Collateral Agent, for its own benefit and for the benefit of the Lenders.
     SECTION 8.03 Sharing of Excess Payments.
     If at any time or times any Credit Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Credit Party arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Credit Party from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Credit Party’s ratable portion of all such distributions by the Administrative Agent, such Credit Party shall promptly (1) turn the same over to the Administrative Agent in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Credit Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Credit Parties so that such excess payment received shall be applied ratably as among the Credit Parties in accordance with their Commitment Percentages; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
     SECTION 8.04 Agreement of Applicable Lenders.
     Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Credit Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.02.
     SECTION 8.05 Liability of Agents.
          (a) The Agents, when acting on behalf of the Credit Parties, may execute any of their respective duties under this Agreement by or through any of its officers, agents and employees, and no Agent nor its respective directors, officers, agents or employees shall be liable to any other Credit Party for any action taken or omitted to be taken in good faith, or be responsible to any other Credit Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence, bad faith or willful misconduct. No Agent or its respective directors, officers, agents and employees shall in any event be liable to any other Credit Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, no Agent or any of its respective directors, officers, employees, or agents shall be: (i) responsible to any other Credit Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Credit Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations, the Other Liabilities or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Credit Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Credit Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations, or for the value or sufficiency of any of the Collateral.
          (b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          (c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Credit Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.
          (d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Credit Party. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as it deems appropriate or they shall first be indemnified to its satisfaction by the other Credit Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.
     SECTION 8.06 Notice of Default.
     The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Credit Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Administrative Agent shall (subject to the provisions of SECTION 9.02) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.

     SECTION 8.07 Credit Decisions.
     Each Credit Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Credit Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.
     SECTION 8.08 Reimbursement and Indemnification.
     Each Credit Party (other than the Agents) agrees to (i) reimburse the Agents for such Credit Party’s Commitment Percentage of (x) any expenses and fees incurred by any Agent for the benefit of Credit Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Credit Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) any expenses of any Agent incurred for the benefit of the Credit Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse and (ii) indemnify and hold harmless each Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Credit Party’s Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Credit Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by each Agent against any Credit Party (except such as shall have been determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Credit Party in its capacity as such. The provisions of this SECTION 8.08 shall survive the repayment of the Obligations and the termination of the Commitments.
     SECTION 8.09 Rights of Agents.
     It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent hereunder.
     SECTION 8.10 Notice of Transfer.
     The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.04.
     SECTION 8.11 Successor Agents.
     Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Credit Parties and the Lead Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Event of Default under SECTION 7.01(h) or (i), shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Credit Parties, appoint a successor Agent which, (i) shall be a Person a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, or (ii) capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Credit Parties in writing by such successor Agent) which, so long as there is no Event of Default under SECTION 7.01(h) or (i), shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.
     SECTION 8.12 Relation Among the Lenders.
     The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.
     SECTION 8.13 Reports and Financial Statements.
     By signing this Agreement, each Lender:
     (a) agrees to furnish the Administrative Agent on the first day of each month (or more frequently at such Lender’s discretion) with a summary of all Other Liabilities due or to become due to such Lender (and the Agreement Value, if appropriate);

     (b) with respect to each Issuing Bank, agrees to furnish the Administrative Agent with a report of each Letter of Credit then outstanding issued by such Issuing Bank, as described in SECTION 2.13(a), which report shall be in such form as may be requested by the Administrative Agent;
     (c) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);
     (d) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;
     (e) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;
     (f) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and
     (g) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
     SECTION 8.14 Agency for Perfection.
     Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America or Canada can be perfected only by possession. Should any Lender (other than an Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

     SECTION 8.15 Delinquent Lender.
          (a) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Commitment Percentage of any Revolving Credit Loans, expenses or setoff or purchase its Commitment Percentage of a participation interest in the Swingline Loans (a “Delinquent Lender”) and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Commitment Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in SECTION 2.12 hereof from the date when originally due until the date upon which any such amounts are actually paid.
          (b) The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment without any further action by the Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), the Delinquent Lender’s Commitment to fund future Revolving Credit Loans. Upon any such purchase of the Commitment Percentage of any Delinquent Lender, the Delinquent Lender’s share in future Revolving Credit Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.
          (c) Each Delinquent Lender shall indemnify the Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its Commitment Percentage of a Revolving Credit Loan or to otherwise perform its obligations under the Loan Documents.
     SECTION 8.16 Co-Syndication Agents, Co-Documentation Agent, and Arranger.
     Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Syndication Agents, the Co-Documentation Agents and the Arranger shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.
ARTICLE IX
Miscellaneous
     SECTION 9.01 Notices.
     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:
     (a) if to any Loan Party, to it at 100 Pier 1 Place, Fort Worth, Texas 76102, Attention: Chief Financial Officer (Telecopy No. (817) 252-8801, (E-Mail chturner@pier1.com), with a copy to Kelly, Hart & Hallman, 201 Main Street, Suite 2500, Fort Worth, Texas 76102, Attention: Daniel L. Lowry (Telecopy No. (817) 878-9783, E-Mail dan_lowry@khh.com);
     (b) if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 40 Broad Street, Boston, Massachusetts 02109, Attention: Stephen Garvin (Telecopy No. (617) 434-6685), (E-Mail stephen.garvin@bankofamerica.com), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456), (E-Mail dberman@riemerlaw.com); and
     (c) if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.
     Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given three (3) days after mailing or otherwise upon delivery.
     SECTION 9.02 Waivers; Amendments.
          (a) No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by SECTION 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.
          (b) Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:
          (i) Increase the Commitment of any Lender without the prior written consent of such Lender;
          (ii) Reduce the principal amount of any Obligation or reduce the rate of interest thereon, or reduce any fees payable under the Loan Documents without the consent of the Lenders affected thereby;
          (iii) Without prior written Unanimous Consent of all Lenders:
          (A) postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the expiration of the Commitments or postpone the Maturity Date;
          (B) except for Permitted Dispositions, release any material portion of the Collateral from the Liens of the Security Documents;
          (C) except as provided in SECTION 2.02 hereof, increase the Total Commitments;
          (D) change the definition of the terms “Availability”, “Borrowing Base”, or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;
          (E) except in accordance with SECTION 6.05, release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;

          (F) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance;
          (G) change SECTION 2.02, SECTION 2.17, SECTION 2.18 or SECTION 7.03;
          (H) subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be;
          (I) change any of the provisions of this SECTION 9.02 or the definition of “Required Lenders”, Unanimous Consent”, or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; or
          (J) increase the Swingline Loan Ceiling.
          (iv) Without prior written consent of the Agents or the Issuing Banks, as the case may be, affect the rights or duties of the Agents or the Issuing Banks.
          (c) Notwithstanding anything to the contrary contained in this SECTION 9.02, in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to SECTION 9.02(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all the Lenders, the Lead Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent, or an increase in the Commitment of one or more of the Required Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.
          (d) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against the Borrower unless signed by the Borrower or other applicable Loan Party.
     SECTION 9.03 Expenses; Indemnity; Damage Waiver.
          (a) The Loan Parties shall jointly and severally pay all Credit Party Expenses incurred as of the Closing Date on the Closing Date. Thereafter, the Loan Parties shall jointly and severally pay all Credit Party Expenses within fifteen (15) Business Days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided that in the event the Borrowers have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Borrowers or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Borrowers’ rights with respect thereto).
          (b) The Loan Parties shall, jointly and severally, indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for the Agents, incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any Indemnified Taxes, Other Taxes, documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document and making of and repayment of principal, interest and fees on the Credit Extensions hereunder; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

          (c) No Loan Party shall assert and, to the extent permitted by Applicable Law, each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof.
          (d) The provisions of this SECTION 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this SECTION 9.03 shall be payable within five (5) Business Days of written demand therefor, which written demand shall set forth such amounts in reasonable detail.
     SECTION 9.04 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and the Lenders (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees, any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender may, with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower (which consent shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that no such consent shall be required in connection with any assignment to another Lender or to an Affiliate of a Lender, and provided further that, each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to an assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, or, if less, the entire remaining amount of the assigning Lender’s Commitment or Loans; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00. Subject to acceptance and recording thereof pursuant to SECTION 9.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.04(e). The Loan Parties hereby acknowledge and agree that any assignment shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.
          (c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive and the Loan Parties and Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in SECTION 9.04(b) and any written consent to such assignment required by SECTION 9.04(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this SECTION 9.04(d).
          (e) Any Lender may, without the consent of the Loan Parties or any other Person, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans owing to it), subject to the following:
          (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;
          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
          (iii) the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;
          (iv) any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to SECTION 9.02(b)(i) or (ii) that affects such Participant;
          (v) subject to clauses (viii) and (ix) of this SECTION 9.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.14 and SECTION 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.04(b);
          (vi) to the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.08 as though it were a Lender so long as such Participant agrees to be subject to SECTION 2.21(c) as though it were a Lender;
          (vii) each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participation Register”) meeting the requirements of 26 CFR §5f.103 1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time. The entries in each Participation Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under SECTION 2.14, SECTION 2.23, and SECTION 9.08). The Participation Register shall be available for inspection by the Lead Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;
          (viii) a Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent; and
          (ix) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.23 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with SECTION 2.23(e) as though it were a Lender and such Participant is eligible for exemption from the withholding Tax referred to therein, following compliance with SECTION 2.23(e).
          (f) Any Credit Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this SECTION 9.04 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Credit Party as a party hereto.
          (g) The Loan Parties authorize each Credit Party to disclose to any Participant or assignee and any prospective Participant or assignee, subject to the provisions of SECTION 9.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.
     SECTION 9.05 Survival.
     All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been irrevocably terminated. The provisions of SECTION 2.14, SECTION 2.23, SECTION 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent, on behalf of itself and the other Credit Parties, may require such assurances, indemnities and security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against loss on account of such release and termination, including, without limitation, with respect to indemnities which survive termination and credits previously applied to the Obligations that may subsequently be reversed or revoked. Notwithstanding anything to the contrary in this Agreement, upon the expiration or termination of the Commitments or the termination of this Agreement, the Administrative Agent may, if the Administrative Agent determines in its discretion that any withholding tax liabilities (actual or contingent) accrued or could have accrued under United States or Canadian laws during the term of this Agreement, and which remain unpaid, require the Borrowers to obtain a Letter of Credit for the benefit of the Lenders or pledge cash collateral in an amount calculated by the Borrowers, subject to the reasonable approval of the Administrative Agent, sufficient to protect the Agents and the Lenders from any liability for such withholding tax liabilities. Such letter of credit shall expire, or cash collateral shall be released, upon the earlier of (i) the Borrowers’ demonstration to the Administrative Agent, to the reasonable satisfaction of the Administrative Agent, that all such withholding tax liability has been extinguished, or (ii) five (5) years after the issuance of such letter of credit or cash collateral, or such longer period as may be required if any assessment or proposed assessment has been made, issued or asserted by the applicable taxing authority prior to the expiration of such five (5) year period, provided that any such expiration or release shall not extinguish the Loan Parties’ indemnification obligations hereunder.
     SECTION 9.06 Counterparts; Integration; Effectiveness.
     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 9.07 Severability.
     Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 9.08 Right of Setoff.
     If an Event of Default shall have occurred and be continuing, each Credit Party, each Participant, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party, Participant, or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement or other Loan Document held by a Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Agreement or other Loan Document and although such obligations may be matured or unmatured or otherwise fully secured; provided that such Secured Party shall provide the Lead Borrower with written notice promptly after its exercise of such right of setoff. The rights of each Credit Party under this SECTION 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have. No Credit Party will, or will permit its Participant to, exercise its rights under this SECTION 9.08 without the consent of the Administrative Agent or the Required Lenders. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS, THE OTHER LIABILITIES, AS APPLICABLE, PRIOR TO THE

EXERCISE BY ANY CREDIT PARTY OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
     SECTION 9.09 Governing Law; Jurisdiction.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF; PROVIDED, HOWEVER, THAT IF ANY LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALID PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.
          (b) Each Loan Party agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.
          (c) Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.
     SECTION 9.10 WAIVER OF JURY TRIAL.
     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 9.11 Press Releases and Related Matters.
     Each Credit Party executing this Agreement agrees that, except for usual tombstones and league table reporting, neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure. Subject to notice and approval by the Parent, each Borrower consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Borrower’s name, product photographs, logo or trademark. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
     SECTION 9.12 Headings.
     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     SECTION 9.13 Interest Rate Limitation.
     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan, together with all fees, charges and other amounts that are treated as interest on such Revolving Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Loan in accordance with Applicable Law, the rate of interest payable in respect of such Revolving Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 9.14 Additional Waivers.
          (a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this

Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent, the Collateral Agent, or any other Credit Party.
          (b) The obligations of each Loan Party to pay the Obligations, in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations, after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).
          (c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.
          (d) Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of all Commitments to any Loan Party under any Loan Document. In addition, after the occurrence of a Cash Dominion Event, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
          (e) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

     SECTION 9.15 Confidentiality.
     Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties, the Other Liabilities and the Obligations, (g) with the consent of the Loan Parties or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this Section, the term “Information” means all information received from the Loan Parties relating to their business, other than any such information that is available to the Credit Parties on a nonconfidential basis prior to disclosure by the Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Administrative Agent hereby acknowledges that it is aware, and that it will advise each person who receives the Information, that the United States securities laws generally prohibit any person who has material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the Parent (and options, warrants and rights relating thereto) from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person (including, without limitation, any of your representatives) is likely to purchase or sell such securities.
     SECTION 9.16 Patriot Act.
     Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act. Each Borrower is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 9.17 Foreign Asset Control Regulations.
     Neither of the advance of the Revolving Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.
     SECTION 9.18 Judgment Currency.
     If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into any other currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The terms “rate of exchange” in this SECTION 9.18 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

BORROWERS:

PIER 1 IMPORTS (U.S.), INC.

By:

Name:	Charles H. Turner
Title:	Executive Vice President and CFO

PIER 1 KIDS, INC.

By:

Name:	Paul D. Mihic
Title:	President

FACILITY GUARANTORS:

PIER 1 IMPORTS, INC.

By:

Name:	Charles H. Turner
Title:	Executive Vice President, CFO and Treasurer

PIER 1 ASSETS, INC.

By:

Name:	Charles H. Turner
Title:	Executive Vice President, CFO and Treasurer

PIER 1 LICENSING, INC.

By:

Name:	Charles H. Turner
Title:	Executive Vice President and CFO

PIER 1 HOLDINGS, INC.

By:

Name:	Charles H. Turner
Title:	Executive Vice President and CFO

PIER 1 SERVICES COMPANY, a Delaware statutory trust

By:	Pier 1 Holdings, Inc., Managing Trustee

By:

Name:	Charles H. Turner
Title:	Executive Vice President and CFO

PIER 1 VALUE SERVICES, LLC

By:	Pier 1 Imports (U.S.), Inc., its sole member and manager

By:

Name:	Charles H. Turner
Title:	Executive Vice President and CFO

BANK OF AMERICA, N.A.
As Administrative Agent, as Collateral Agent,
as Swingline Lender, and as Lender

By:
Name: Stephen J. Garvin
Title: Managing Director

Address:
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attn: Stephen J. Garvin
Telephone: (617) 434-9399
Telecopy: (617) 434-4339

WELLS FARGO RETAIL FINANCE, LLC,
As Co-Syndication Agent and as Lender

By:

Name:

Title:

Address:
Telephone:
Telecopy:

WACHOVIA BANK, NATIONAL ASSOCIATION,
As Co-Syndication Agent and as Lender

By:

Name:

Title:

Address:
Telephone:
Telecopy:

HSBC BANK USA, NA,
As Co-Documentation Agent and as Lender

By:

Name:

Title:

Address:
Telephone:
Telecopy:

JPMORGAN CHASE BANK, N.A.,
As Co-Documentation Agent and as Lender

By:

Name:

Title:

Address:
Telephone:
Telecopy:

GENERAL ELECTRIC CAPITAL CORPORATION,
As Lender

By:

Name:

Title:

Address:
Telephone:
Telecopy:

CITICORP USA, INC.,
As Lender

By:

Name:

Title:

Address:
Telephone:
Telecopy:

SUNTRUST BANK,
As Lender

By:

Name:

Title:

Address:
Telephone:
Telecopy:

Exhibit A
Form of Assignment and Acceptance
     Reference is made to the Credit Agreement dated as of November 22, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) Pier 1 Imports (U.S.), Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Facility Guarantors, (iv) the Administrative Agent, (v) the Collateral Agent, (vi) Wells Fargo Retail Finance, LLC and Wachovia Bank, National Association (the “Co-Syndication Agents”), (vii) HSBC Bank USA, NA and JPMorgan Chase Bank, N.A. (the “Co-Documentation Agents”), and (viii) the Lenders party thereto (the “Lenders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
                                               (the “Assignor”) and                       (the “Assignee”) agree as follows:
1.	The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof which represents the applicable percentage interest(s) specified on Schedule I of all outstanding rights and obligations under the Credit Agreement (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Obligations owing to it). After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I.

2.	The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that it is legally authorized to enter into this Assignment and Acceptance; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

3.	The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other

1

documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) represents and warrants that it is an Eligible Assignee and that it is legally authorized to enter into this Assignment and Acceptance; (f) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; and (g) agrees that if the Assignee is a Foreign Lender entitled to an exemption from or reduction in withholding tax it shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto to establish its exemption from U.S. Federal withholding tax, or, in the case of a Foreign Lender claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (i) a Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (C) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)).

4.	Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5.	Upon such acceptance by the Administrative Agent and acceptance by the Lead Borrower (so long as no Event of Default has occurred and is continuing or the interest assigned by this Assignment and Acceptance is being assigned to another Lender or to an Affiliate of a Lender) and recording by the Administrative Agent, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations under the Credit Agreement of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, other than those relating to events or circumstances occurring prior to the Effective Date, and except as otherwise provided in Section 9.04 of the Credit Agreement.

2

6.	Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7.	This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the Effective Date set forth on Schedule I hereto.

[ASSIGNOR]

By:

Name:

Title:

[ASSIGNEE]

By:

Name:

Title:

Lending Office (and address for notices):

[Address]
Accepted this ___day
of ___,___
BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:

Title:

3

Acknowledged and, to the extent required under the Credit Agreement, consented to, this ___ day of                     ,___
PIER 1 IMPORTS (U.S.), INC.,
as Lead Borrower

By:

Name:

Title:

4

Schedule I
to
Assignment and Acceptance
Dated                  ,_______

Section 1.

Percentage Interest of Total Commitments:	%

Section 2.

Assignor’s Commitment:	$

Assignee’s Commitment:	$

Aggregate Outstanding Principal Amount of Revolving Credit Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Revolving Credit Loans Owing to Assignee:	$

Aggregate Participations by Assignor in Letters of Credit:	$

Aggregate Participations by Assignee in Letters of Credit:	$

Section 3.

Effective Date:	, ___

5

Exhibit B
Form of Customs Broker Agreement
CUSTOMS BROKER AGENCY AGREEMENT

Name and Address of Customs Broker:

Dear Sir/Madam:
                                             , a [corporation] [statutory trust] organized and existing under the laws of Delaware (the “Company”), among others, has entered into various financing agreements with Bank of America, N.A., a national banking association with offices at 40 Broad Street, Boston, Massachusetts 02109, as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and the benefit of certain other credit parties (the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Company, pursuant to which agreements the Company, among others, has granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, a security interest in and to, among other things, all of the Company’s inventory, documents, bills of lading and other documents of title (the “Collateral”).
     The Collateral Agent has requested that you (the “Customs Broker”) act as its agent for the limited purpose of more fully perfecting and protecting the interest of the Collateral Agent in such bills of lading, documents and other documents of title and in the inventory for which such bills of lading, documents, or other documents of title have been issued, and the Customs Broker has agreed to do so. This letter shall set forth the terms of the Customs Broker’s engagement.
     1. Appointment of Customs Broker as Agent of Collateral Agent: The Customs Broker is hereby appointed as agent for the Collateral Agent to receive and retain possession of all bills of lading and airway bills (collectively, the “Title Documents”) heretofore or at any time hereafter issued for any inventory of the Company which are received by the Customs Broker for processing, such receipt and retention of possession being for the purpose of more fully perfecting and preserving the Collateral Agent’s security interests in the Title Documents and inventory.
     2. Delivery of Title Documents; Release of Inventory: Until the Customs Broker receives written notification from the Collateral Agent to the contrary, the Customs Broker shall conduct its business on behalf of the Company in its normal course and is authorized by the Collateral Agent to, and the Customs Broker may, deliver:

     (a) the Title Documents to the issuing carrier or to its agent for the purpose of permitting the Company, as consignee, to obtain possession or control of the inventory subject to such Title Documents; and
     (b) the inventory, in each instance as directed by the Company.
     3. Notice From Collateral Agent To Follow Collateral Agent’s Instructions:
     Upon the Customs Broker’s receipt of written notification from the Collateral Agent, the Customs Broker shall thereafter follow the reasonable instructions of the Collateral Agent concerning the disposition of the Title Documents and the inventory and will not follow any instructions of the Company or any other person concerning the same.
     4. Limited Authority: The Customs Broker’s sole authority with respect to the Collateral Agent is to receive and maintain possession of the Title Documents on behalf of the Collateral Agent and to follow the instructions of the Collateral Agent as provided herein. The Customs Broker shall have no authority as an agent of the Collateral Agent to undertake any action or to enter into any commitments on behalf of the Collateral Agent.
     5. Expenses: The Collateral Agent shall not be obligated to compensate the Customs Broker for serving as agent hereunder, nor shall the Collateral Agent be responsible for any fees, expenses, customs, duties, taxes, or other charges relating to the Title Documents or the inventory. The Customs Broker acknowledges that the Company is solely responsible for payment of any compensation and charges which are to the Company’s account and for the payment of any fees, expenses, customs duties, taxes, or other charges which are, or may, accrue, to the account of the inventory. The Collateral Agent, at its option, may authorize the Customs Broker to perform specified services on behalf of the Collateral Agent, at mutually agreed rates of compensation, which shall be to the Collateral Agent’s account and payable to the Customs Broker by the Collateral Agent.
     6. Term:
     (a) In the event that the Customs Broker desires to terminate this Agreement, the Customs Broker shall furnish the Collateral Agent with thirty (30) days prior written notice of the Customs Broker’s intention to do so. During such thirty (30) day period (which may be shortened by notice to the Customs Broker from the Collateral Agent), the Customs Broker shall continue to act hereunder. The Customs Broker shall also cooperate with the Collateral Agent and execute all such documentation and undertake all such action as may be reasonably required by the Collateral Agent in connection with such termination; provided, however, that Customs Broker shall not incur any cost or expense with respect to such action. Such notice shall be given to the following address (or to such other address, written notice of which is given the Customs Broker by or on behalf of the Collateral Agent):

If to the Collateral Agent:
Bank of America, N.A.
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attention: Stephen Garvin
Re: Pier 1
     (b) Except as provided in Section 6(a), above, this Agreement shall remain in full force and effect until the Customs Broker receives written notification from the Collateral Agent of the termination of the Customs Broker’s responsibilities hereunder.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth our understanding, please indicate the Customs Broker’s assent below following which this letter will take effect as a sealed instrument.

Very truly yours,

COMPANY:

By:

Name:

Title:

Agreed:
CUSTOMS BROKER:

By:

Name:

Title:

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

Signature Page to Customs Broker Agreement

Exhibit C
Notice of Borrowing
Date:

To:	Bank of America, N.A., as Administrative Agent 40 Broad Street, 10th Floor Boston, Massachusetts 02109 Attention: Mr. Stephen Garvin
     Re: Credit Agreement dated as of November 22, 2005 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) Pier 1 Imports (U.S.), Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Facility Guarantors, (iv) the Administrative Agent, (v) the Collateral Agent, (vi) Wells Fargo Retail Finance, LLC and Wachovia Bank, National Association (the “Co-Syndication Agents”), (vii) HSBC Bank USA, NA and JPMorgan Chase Bank, N.A. (the “Co-Documentation Agents”), and (viii) the Lenders party thereto (the “Lenders”) Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
Ladies and Gentlemen:
     The Lead Borrower refers to the above described Credit Agreement and hereby irrevocably notifies you of the Borrowing requested below:
1.	The Business Day of the proposed Borrowing is , 200 .

2.	The aggregate amount of the proposed Borrowing is $ (which shall be in an integral multiple of $1,000,000.00, but not less than $5,000,000.00, in the case of LIBO Loans), which Borrowing consists of the following Types:

Type of Borrowing
(Prime Rate Loans or LIBO		Interest Period for LIBO
Loans)	Amount	Loans[1]
	$	[1] [2] [3] [6] [12] months
	$	[1] [2] [3] [6] [12] months
	$	[1] [2] [3] [6] [12] months
	$	[1] [2] [3] [6] [12] months
3.	Proceeds of the proposed Borrowing are to be disbursed to the following account(s):

[1]	If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

     The Lead Borrower hereby certifies that the following statements are true and correct on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
     (a) To the knowledge of the Responsible Officers, all representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith, except for those contained in SECTION 3.04(b), shall be true and correct in all material respects, except to the extent that the failure to be true and correct shall not have a Material Adverse Effect, on and as of the date of each Borrowing or the issuance of each Letter of Credit under the Credit Agreement with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date;
     (b) To the knowledge of the Responsible Officers, no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and
     (c) After giving effect to the proposed Borrowing set forth in Section 2 above, there will be no more than seven (7) Borrowings of LIBO Loans outstanding under the Credit Agreement.

Pier 1 Imports (U.S.), Inc., as Lead Borrower

By:

Name:

Title:

Exhibit D
REVOLVING CREDIT NOTE

$	November 22, 2005
     FOR VALUE RECEIVED, the undersigned (singly, a “Borrower”, and collectively, the “Borrowers”) jointly and severally promise to pay to the order of                                          (hereinafter, with any subsequent holders, the “Lender”), c/o Bank of America, N.A., 40 Broad Street, Boston, Massachusetts 02109, the principal sum of                                                             , or, if less, the aggregate unpaid principal balance of Revolving Credit Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of November 22, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) Pier 1 Imports (U.S.), Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Facility Guarantors, (iv) the Administrative Agent, (v) the Collateral Agent, (vi) Wells Fargo Retail Finance, LLC and Wachovia Bank, National Association (the “Co-Syndication Agents”), (vii) HSBC Bank USA, NA and JPMorgan Chase Bank, N.A. (the “Co-Documentation Agents”), and (viii) the Lenders party thereto (the “Lenders”), with interest at the rate and payable in the manner stated therein.
     This is a “Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Revolving Credit Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Administrative Agent’s books and records concerning the Revolving Credit Loans, the accrual of interest thereon, and the repayment of such Revolving Credit Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
     No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
     Each Borrower, and each endorser and guarantor of this Revolving Credit Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Revolving Credit Note and/or any Collateral or any extension or other

1

indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Revolving Credit Note.
     This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.
     The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Revolving Credit Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 9.14(d) of the Credit Agreement.
     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Each Borrower agrees that any suit for the enforcement of this Revolving Credit Note or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Revolving Credit Note or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.
     Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF

2

AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS REVOLVING CREDIT NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGE FOLLOWS]

3

     IN WITNESS WHEREOF, the Borrowers have caused this Revolving Credit Note to be duly executed as of the date set forth above.

BORROWERS:	PIER 1 IMPORTS (U.S.), INC.

By:

Name:

Title:

PIER 1 KIDS, INC.

By:

Name:

Title:

4

Exhibit E
SWINGLINE NOTE

$30,000,000.00	November 22, 2005
     FOR VALUE RECEIVED, the undersigned (singly, a “Borrower”, and collectively, the “Borrowers”) jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. (hereinafter, with any subsequent holders, the “Swingline Lender”), 40 Broad Street, Boston, Massachusetts 02109, the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00), or, if less, the aggregate unpaid principal balance of Swingline Loans made by the Swingline Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of November 22, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) Pier 1 Imports (U.S.), Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Facility Guarantors, (iv) the Administrative Agent, (v) the Collateral Agent, (vi) Wells Fargo Retail Finance, LLC and Wachovia Bank, National Association (the “Co-Syndication Agents”), (vii) HSBC Bank USA, NA and JPMorgan Chase Bank, N.A. (the “Co-Documentation Agents”), and (viii) the Lenders party thereto (the “Lenders”), with interest at the rate and payable in the manner stated therein.
     This is a “Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swingline Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Administrative Agent’s books and records concerning the Swingline Loans, the accrual of interest thereon, and the repayment of such Swingline Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
     No delay or omission by any Agent or the Swingline Lender in exercising or enforcing any of such Agent’s or the Swingline Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
     Each Borrower, and each endorser and guarantor of this Swingline Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swingline Lender with respect to this Swingline Note and/or any Collateral or any extension or other

1

indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swingline Note.
     This Swingline Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Swingline Lender and its successors, endorsees, and assigns.
     The liabilities of each Borrower, and of any endorser or guarantor of this Swingline Note, are joint and several, provided, however, the release by any Agent or the Swingline Lender of any one or more such Persons shall not release any other Person obligated on account of this Swingline Note. Each reference in this Swingline Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swingline Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 9.14(d) of the Credit Agreement.
     THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Each Borrower agrees that any suit for the enforcement of this Swingline Note or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Swingline Note or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.
     Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Swingline Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swingline Note, is relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE SWINGLINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWINGLINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO

2

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWINGLINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGE FOLLOWS]

3

     IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed as of the date set forth above.

BORROWERS:	PIER 1 IMPORTS (U.S.), INC.

By:

Name:

Title:

PIER 1 KIDS, INC.

By:

Name:

Title:

4

Exhibit F
Form of Credit Card Notification
CREDIT CARD NOTIFICATION
PREPARE ON BORROWER LETTERHEAD — ONE FOR EACH PROCESSOR
                                     , 2005

To:	[Name and Address of Credit Card Processor] (the “Processor”)

Re:	[Insert Name of Company]
Merchant Account Number:
Dear Sir/Madam:
                                             , a [corporation] [limited liability company] organized and existing under the laws of Delaware (the “Company”), has entered into various financing agreements with Bank of America, N.A., a national banking association with offices at 40 Broad Street, Boston, Massachusetts 02109, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Collateral Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Company. The Company’s obligations on account of such loans and financial accommodations are secured by, among other things, all credit card charges submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).
     Until the Processor receives written notification from the Collateral Agent that a Dominion Period has commenced, the Processor may follow the Company’s instructions with respect to the Credit Card Proceeds and other amounts due from the Processor to the Company. During any Dominion Period, all amounts as may become due from time to time from the Processor to the Company (including, without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall be transferred only as follows:
     (a) [By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

ABA #
For Credit to
Account No. ]
or

1

(b)	As the Processor may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.
The “Dominion Period” means each period which commences upon receipt by the Processor of written notice from the Collateral Agent in the form of Attachment I and which terminates upon receipt by the Processor of written notice from the Collateral Agent in the form of Attachment II.
     Upon the written request of the Collateral Agent, a copy of each periodic statement issued by the Processor to the Company should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Collateral Agent):
Bank of America, N. A.
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attention: Stephen Garvin
Re: Pier 1
     The Processor shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto, provided that the Processor’s actions do not constitute gross negligence, bad faith or willful misconduct. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Company and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Company and the Collateral Agent.
     This letter may be amended only by the written agreement of the Processor, the Company and the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent. The Company shall not have any right to terminate this letter or, except as provided in this letter, amend it.

Very truly yours,

By:

Name:

Title:

cc:	Bank of America, N.A., as Collateral Agent

2

Attachment I

To:

Re:

Merchant Account Number
Ladies and Gentlemen:
     Reference is made to the Credit Card Notification dated as of                      by                      to you regarding the above described merchant account. In accordance with the Credit Card Notification, we hereby give you notice that a Dominion Period is in effect and of our exercise of control of the Credit Card Proceeds and other payments due from you to                     . We hereby instruct you to transfer funds as provided in the Credit Card Notification or otherwise in accordance with our instructions.

Very truly yours,

BANK OF AMERICA, N.A.

Name:

Title:

3

Attachment II

To:

Re:

Merchant Account Number
Ladies and Gentlemen:
     Reference is made to the Credit Card Notification dated as of                      by                      to you regarding the above described merchant account and the notice, dated                     , we delivered to you pursuant thereto. In accordance with the Credit Card Notification, we hereby give you notice that the Dominion Period we declared pursuant to such notice is terminated and                      is entitled to exercise control of the Credit Card Proceeds and other payments due from you to                     . We hereby instruct you to cease transfering funds as provided in the Credit Card Notification.

Very truly yours,

BANK OF AMERICA, N.A.

Name:

Title:

4

Exhibit G
Form of Private Label Receivable Notification
PRIVATE LABEL RECEIVABLE NOTIFICATION
PREPARE ON BORROWER LETTERHEAD
                                   , 2005

To:

Re: Pier 1 Imports (U.S.), Inc.
Dear Sir/Madam:
                                             , a [corporation] [limited liability company] organized and existing under the laws of Delaware (the “Company”), has entered into various financing agreements with Bank of America, N.A., a national banking association with offices at 40 Broad Street, Boston, Massachusetts 02109, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Collateral Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Company. The Company’s obligations on account of such loans and financial accommodations are secured by, among other things, all credit card charges submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).
     Until you receive written notification from the Collateral Agent that a Dominion Period has commenced, you may follow the Company’s instructions with respect to Credit Card Proceeds and other amounts due from you to the Company. During a Dominion Period, all amounts as may become due from time to time from you to the Company on account of the purchase of private label receivables shall to be transferred only as follows:
     (a) [By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

ABA #
For Credit to
Account No. ]
or

1

(b)	As the Processor may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.
The “Dominion Period” means each period which commences upon receipt by the Processor of written notice from the Collateral Agent in the form of Attachment I and which terminates upon receipt by the Processor of written notice from the Collateral Agent in the form of Attachment II.
     Upon the written request of the Collateral Agent, a copy of each periodic statement issued by the Processor to the Company should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Collateral Agent):
Bank of America, N.A.
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attention: Stephen Garvin
Re: Pier 1
     The Processor shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto, provided that the Processor’s actions do not constitute gross negligence, bad faith or willful misconduct. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Company and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Company and the Collateral Agent.
     This Credit Card Notification may be amended only by the written agreement of the Processor, the Company and the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent. The Company shall not have any right to terminate this Credit Card Notification or, except as provided in this Credit Card Notification, amend it.

Very truly yours,

By:

Name:

Title:

cc:	Bank of America, N.A., as Collateral Agent

2

Attachment I

To:

Re:

Merchant Account Number
Ladies and Gentlemen:
     Reference is made to the Credit Card Notification dated as of                      by                      to you regarding the above described merchant account. In accordance with the Credit Card Notification, we hereby give you notice that a Dominion Period is in effect and of our exercise of control of the Credit Card Proceeds and other payments due from you to                     . We hereby instruct you to transfer funds as provided in the Credit Card Notification or otherwise in accordance with our instructions.

Very truly yours,

BANK OF AMERICA, N.A.

Name:

Title:

3

Attachment II

To:

Re:

Merchant Account Number
Ladies and Gentlemen:
     Reference is made to the Credit Card Notification dated as of                      by                      to you regarding the above described merchant account and the notice, dated                      , we delivered to you pursuant thereto. In accordance with the Credit Card Notification, we hereby give you notice that the Dominion Period we declared pursuant to such notice is terminated and                      is entitled to exercise control of the Credit Card Proceeds and other payments due from you to                     . We hereby instruct you to cease transfering funds as provided in the Credit Card Notification.

Very truly yours,

BANK OF AMERICA, N.A.

Name:

Title:

4

Exhibit H
Form of Blocked Account Agreement
BLOCKED ACCOUNT AGREEMENT
                                        , 2005
Bank of America, N.A., as Collateral Agent
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attention: Stephen Garvin
Re:    [Insert Name of Company]
Ladies and Gentlemen:
1.	Background:
(a)	(herein the “Bank”) is advised as follows:
(i)	Bank of America, N.A., a national banking association with offices at 40 Broad Street, Boston, Massachusetts 02109, is collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”) which are making loans or furnishing other financial accommodations to , a [corporation] [limited liability company] organized and existing under the laws of Delaware (the “Company”), among others.

(ii)	The Company’s obligations on account of such loans and financial accommodations are secured by the inventory and accounts receivable of the Company (the “Collateral”).

(iii)	Pursuant to the terms of such financing, until the Bank receives written notification from the Collateral Agent that a Dominion Period has commenced, the Bank may follow the Company’s instructions with respect to the Collateral.

(iv)	A “Dominion Period” means each period which commences upon receipt by the Bank of written notice from the Collateral Agent in the form of Attachment I and which terminates upon receipt by the Bank of written notice from the Collateral Agent in the form of Attachment II.
(b)	The Collateral Agent has been requested by the Company to allow the Company to deposit such cash proceeds in a special account at the Bank (the “Blocked Account”). The Collateral Agent has indicated that it would be agreeable to this special arrangement, provided that the Company’s right to withdraw from the

Blocked Account is limited as set forth below and that the Bank waives any banker’s lien, right of offset or the like which the Bank otherwise might have with respect to contents in the Blocked Account, except as otherwise provided herein.
2.	Opening of Blocked Account: The Company and the Bank (with knowledge that the Collateral Agent’s continued financing of the Company will in part be in reliance on the Bank’s agreements and undertakings in this letter) hereby confirm to the Collateral Agent the following:
(a)	That Account Number (which is the “Blocked Account”) has been set up by the Company with the Bank.

(b)	That, until the Bank’s receipt of notice from the Collateral Agent in the form set forth in Attachment I (the “Attachment I Notice”), the Company shall have full access to the Blocked Account, including, without limitation, the right to make withdrawals therefrom, and the Bank may follow the Company’s instructions with respect to funds deposited in the Blocked Account.

(c)	From and after receipt of the Attachment I Notice from the Collateral Agent, the Company shall no longer have the right to make withdrawals from the Blocked Account and, except as provided in Section 4 hereof, the only payments which may be drawn out of the Blocked Account shall be to the Collateral Agent’s order.

(d)	That, except as provided in Section 4, the Bank will not exercise or claim any banker’s lien, right of offset or the like against the Blocked Account.

(e)	That the Bank further waives and releases to the Collateral Agent any right or claim which the Bank may have in any of the funds deposited in the Blocked Account, except as provided in Section 4 hereof.
3.	Transfer of Contents of Blocked Account To Collateral Agent: From and after the Bank’s receipt of the Attachment I Notice from the Collateral Agent, the Company and the Bank hereby agree that the Bank will initiate a wire or ACH transfer to the Collateral Agent, on each business day, of the then collected balance in the Blocked Account, net of any Account Charges owing to the Bank as provided in Section 4 herein. Such transfers shall be made to:
(a)	Bank of America, N.A. ABA # For Credit to Account No. Re:
or
(b)	As the Bank may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.

4.	Returned Checks and Account Charges: The Bank may charge the Blocked Account for the amount of any returned checks deposited to the Blocked Account and for the Bank’s reasonable customary fees associated with the maintenance and operation of the Blocked Account (such amounts and fees referred to collectively herein as the “Account Charges”). If the funds in the Blocked Account are insufficient to cover the Account Charges, the Bank will notify the Collateral Agent and the Company, and the Company will promptly reimburse the Bank for the full amount of the Account Charges owing.

5.	Pledge of Blocked Account: As collateral security for the payment of all present and future liabilities, obligations, and indebtedness of the Company to the Collateral Agent and the other Credit Parties, the Company hereby assigns, pledges and transfers to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, all of its right, title and interest in and to the Blocked Account and all sums now or hereafter on deposit in or payable or withdrawable from said Blocked Account and any interest accrued or payable thereon. Upon the Attachment I Notice to the Bank from the Collateral Agent, the Collateral Agent shall have the full and irrevocable right, power, and authority to demand, collect, and withdraw all amounts due or to become due and payable under the Blocked Account and, at the Collateral Agent’s discretion, take any other action, including the transfer of said Blocked Account to the Collateral Agent’s own name, which the Collateral Agent deems necessary or appropriate to preserve or protect the security interest of the Collateral Agent and the other Credit Parties in the Blocked Account.

6.	Bank’s Acknowledgment of Pledge: The Bank hereby acknowledges notice of, and consents to, the provisions of Paragraph 5 hereof. The Bank further agrees that at all times it will make distributions from said Blocked Account only in the manner set forth in this letter.

7.	Bank Fully Protected: The Bank shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Blocked Account without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Company and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Company and the Collateral Agent.

8.	Notices: All notices under this letter shall be made to the following addresses by recognized overnight courier, by hand delivery or by facsimile transmission:
If to the Collateral Agent:
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attention: Stephen Garvin

If to the Bank:

Attention:

9.	Termination of Agreement: This Agreement and the Blocked Account may be terminated by the Bank on sixty (60) days prior written notice to the Collateral Agent.
[SIGNATURE PAGE FOLLOWS]

BANK:

By:

Name:

Title:

COMPANY:

By:

Name:

Title:

The foregoing is accepted
and agreed to:
COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

Signature Page to Blocked Account Agreement

Attachment I

To:

Re:

Account Number
Ladies and Gentlemen:
     Reference is made to the Blocked Account Agreement dated as of                      by                      to you regarding the above described account. In accordance with the Blocked Account Agreement, we hereby give you notice that a Dominion Period is in effect and of our exercise of control of the Collateral. We hereby notify you that the Collateral Agent has the full and irrevocable right, power, and authority to demand, collect, and withdraw all amounts due to become due and payable under the Blocked Account and, at the Collateral Agent’s discretion, take any other action, including the transfer of said Blocked Account to the Collateral Agent’s own name, which the Collateral Agent deems necessary or appropriate to preserve or protect the security interest of the Collateral Agent and the other Credit Parties in the Blocked Account.

Very truly yours,

BANK OF AMERICA, N.A.

Name:

Title:

Attachment II

To:

Re:

Account Number
Ladies and Gentlemen:
     Reference is made to the Blocked Account Agreement dated as of                      by                      to you regarding the above described account and the notice, dated                     , we delivered to you pursuant thereto. In accordance with Blocked Account Agreement, we hereby give you notice that the Dominion Period we declared pursuant to such notice is terminated and                      is entitled to exercise control of the Blocked Account Agreement and the other Collateral related thereto.

Very truly yours,

BANK OF AMERICA, N.A.

Name:

Title:

Exhibit I
Form of Compliance Certificate
COMPLIANCE CERTIFICATE

Date of Certificate:

To:	Bank of America, N. A., as Administrative Agent
40 Broad Street, 10th Floor Boston,
Massachusetts 02109
Attention: Mr. Stephen Garvin
     Reference is made to the Credit Agreement dated as of November 22, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) Pier 1 Imports (U.S.), Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Facility Guarantors, (iv) the Administrative Agent, (v) the Collateral Agent, (vi) Wells Fargo Retail Finance, LLC and Wachovia Bank, National Association (the “Co-Syndication Agents”), (vii) HSBC Bank USA, NA and JPMorgan Chase Bank, N.A. (the “Co-Documentation Agents”), and (viii) the Lenders party thereto (the “Lenders”) Terms defined in the Credit Agreement are used herein as therein defined.
     The undersigned, a duly authorized and acting Financial Officer of the Lead Borrower, hereby certifies to you, to the best of his/her knowledge and understanding, as follows:
1.	No Default or Event of Default.
(a)	Since (the date of the last similar certification) and except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

(b)	If a Default or Event of Default has occurred since (the date of the last similar certification), the Borrowers have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.
(Note, if no Default or Event of Default has occurred, insert “Not Applicable”.)

2.	Average Daily Availability/Fixed Charge Coverage Ratio. The reasonably detailed calculations with respect to the Average Daily Availability and Consolidated Fixed Charge Coverage Ratio (if then being tested) for the Fiscal Month ending are attached hereto as Appendix II.

3.	GAAP. The financial statements furnished to the Agent for the [Fiscal Year/Fiscal Quarter] ending were prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of the Parent and its Subsidiaries at the close of, and the results of the Parent’s and its Subsidiaries’ operations and cash flows for, the period(s) covered, subject to, with respect to the quarterly financial statements, usual year end adjustments.
     IN WITNESS WHEREOF, the Lead Borrower has duly executed this Compliance Certificate under seal as of the                      day of                                         .

PIER 1 IMPORTS (U.S.), INC.

By:

Name:

Title:

Appendix I to Compliance Certificate
     Except as set forth below, no Default or Event of Default has occurred and is continuing. [If a Default or Event of Default has occurred and is continuing, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrowers to be taken on account thereof.]

Appendix II to Compliance Certificate
     The following is a calculation of the Availability, Average Daily Availability and Consolidated Fixed Charge Coverage Ratio for the Fiscal Month ending                                         :

Exhibit J
Form of Borrowing Base Certificate
(See Attached)

Pier 1 Imports, Inc.			Cert. # [blank]
Borrowing Base Certificate — Month Ending [Date]			From:
To:

Eligible Accounts, as of	[Period Date]

	Credit Card Receivables		0
	Advance Rate		85%

0
A/R Borrowing Base (a)			$0
Eligible Inventory, as of	[Period Date]

	Beginning Inventory		—
Add:	Purchases		—
Less:	Net Sales		—
Memo: Cost of Goods Sold [$]
	Inventory Adjustments		—

		Adjustment Subtotal	—

	Ending Inventory		—

Less:	Inventory Reserves
	Loc #’s 151,136,204 (Stores impacted by Hurricane Katrina)		—
	DC/Store Supplies		—
	Claims and Damaged Goods		—
	E-Commerce		—
	Shrink Reserve — (0.60% of sales since prior physical)		—
	Mexico		—
Canada (to be added to Eligibie Inventory upon completion of due diligence)
		Ineligible Subtotal	—

	Eligible Inventory		—
	Advance Rate		65%

	L/C Inventory		—
Less:	Duplicative Inventory (orders which are landed prior to funding)
Expiry greater than seventy-five (75) days
	Eligible L/C Inventory		—

In-Transit Inventory
Less:	DC Receipt Exceptions (0.50% of in-transit)		—
	Receipt greater than forty-five (45) days of the date of determination		—
	In Transit Adjustments		—

	Eligible L/C & In-Transit Inventory		0
	Advance Rate		65%

0

Inventory Borrowing Base (b)			—

Less:	Availability Reserves
	Landlord Liens (initially 2 months)		—
	Landed Costs (4% of L/C’s+ In-Transit Inventory included in BBC)		—
	Gift Certificates and Merchandise Credit (50%)		—
	Customer Deposits		—
	Canadian Preference Reserves [TBD]		—
Rent Preferences
Total Availability Reserves

Total Borrowing Base (sum of (a) plus (b) less Availability Reserves)		Subtotal	—

Total Borrowing Base (not to exceed $32 325 MM)

Availiability Calculation, as of	[Period Date]
Beginning Principal Loan Balance
	Add: Prior day advance request		—
	Less: Prior day paydown		—

	Ending Principal Loan Balance		—

	Add: Documentary LCs		—
Add: Standby LCs

	Total Loan Balance Prior to Advance Request		—

	Net Availability Prior to Advance Request		—
	ADVANCE REQUEST		—
	Availability after today’s advance request		—
The undersigned hereby certifies on behalf of the Borrowers, that the following statement, per SECTION 4.02 (b) of the Credit Agreement, is true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
Authorized Signer

Schedules to the Credit Agreement
THE DISCLOSURE OF ANY MATTER OR ITEM IN THE FOLLOWING SCHEDULES
IS NOT AN ADMISSION THAT SUCH ITEM OR MATTER IS MATERIAL.

Schedule 1.1
Lenders and Commitments

Lender	Commitment	Commitment Percentage
Bank of America, N.A.	$60,000,000.00	18.46%
Wells Fargo Retail Finance, LLC	$45,000,000.00	13.85%
Wachovia Bank, National Association	$45,000,000.00	13.85%
HSBC Bank USA, NA	$45,000,000.00	13.85%
JPMorgan Chase Bank, N.A.	$45,000,000.00	13.85%
General Electric Capital Corporation	$35,000,000.00	10.77%
Citicorp USA, Inc.	$25,000,000.00	7.69%
SunTrust Bank	$25,000,000.00	7.69%

TOTAL	$325,000,000.00	100%

Schedule 1.2
Securitized program documents
A.	Conformed Certificate Purchase Agreement among Pier 1 Funding, L.L.C., as Transferor, Pier 1 Imports (U.S.), Inc., as Servicer and JPMorgan Chase Bank (formerly Morgan Guaranty Trust Company of New York), as Administrative Agent dated September 4,2000 [2001]
1.	Supplemental Fee Letter dated September 4, 2001

2.	First Amendment Agreement dated June 17, 2003

3.	Supplemental Fee Letter dated June 17, 2003

4.	Fourth Amendment Agreement dated August 30, 2005

5.	Fifth Amendment Agreement dated September 7, 2005

6.	Supplemental Fee Letter dated September 7, 2005

7.	Supplemental Fee Letter dated September 19, 2005
B.	Conformed Series 2001-1 Supplement dated September 4, 2001 to Pooling and Servicing Agreement dated February 12, 1997
1.	Second Amendment Agreement dated June 17, 2003

2.	Fourth Amendment Agreement dated February 22, 2005

3.	Fifth Amendment Agreement dated September 7, 2005

4.	Sixth Amendment Agreement dated September 19, 2005
C.	Conformed Pooling and Servicing Agreement dated February 12, 1997
1.	Amendment No. 1 to Pooling and Servicing Agreement dated May 30, 1997

2.	Amendment No. 2 to Pooling and Servicing Agreement dated October 29, 1997

3.	Amendment No. 3 to Pooling and Servicing Agreement dated January 13, 1998

4.	Amendment No. 4 to Pooling and Servicing Agreement dated March 30, 2001

5.	Amendment No. 5 to Pooling and Servicing Agreement dated September 4, 2001
D.	Receivable Purchase Agreement dated February 12, 1997
1.	Conformed Purchase Agreement between Pier 1 Imports (U.S.), Inc., as Seller and Pier 1 Funding, Inc. as Purchaser dated February 12, 1997

2.	Amendment No. 1 to Receivables Purchase Agreement dated May 30, 1997

3.	Amendment No. 2 to Receivables Purchase Agreement dated September 4, 2001

Schedule 1.3
Securitized program Subsidiaries
Pier 1 funding, LLC

Schedule 1.4
Material Domestic Subsidiaries
Pier 1 Imports, Inc., a Delaware corporation
Pier 1 Assets, Inc., a Delaware corporation
Pier 1 Licensing, Inc., a Delaware corporation
Pier 1 Holdings, Inc., a Delaware corporation
Pier 1 Services Company, a Delaware statutory trust
Pier 1 Value Services, LLC, a Virginia limited liability company

Schedule 1.5
Fiscal Calendar
(See Attached)

Pier 1 Imports

	FY06	FY07	FY08	FY09	FY10	FY11
March	4/2/05	4/1/06	4/7/07	4/5/08	4/4/2009	4/3/2010

April	4/30/05	4/29/06	5/5/07	5/3/08	5/2/2009	5/1/2010

May*	5/28/05	5/27/06	6/2/07	5/31/08	5/30/2009	5/29/2010

June	7/2/05	7/1/06	7/7/07	7/5/08	7/4/2009	7/3/2010

July	7/30/05	7/29/06	8/4/07	8/2/08	8/1/2009	7/31/2010

August *	8/27/05	8/26/06	9/1/07	8/30/08	8/29/2009	8/28/2010

September	10/1/05	9/30/06	10/6/07	10/4/08	10/3/2009	10/2/2010

October	10/29/05	10/28/06	11/3/07	11/1/08	10/31/2009	10/30/2010

November *	11/26/05	11/25/06	12/1/07	11/29/08	11/28/2009	11/27/2010

December	12/31/05	12/30/06	1/5/08	1/3/09	1/2/2010	1/1/2011

January	1/28/06	1/27/07	2/2/08	1/31/09	1/30/2010	1/29/2011

February *	2/25/06	3/3/07	3/1/08	2/28/09	2/27/2010	2/26/2011

*	Represents quarter end

Schedule 1.8
Non-Material Domestic Subsidiaries
Pier 1 National Bank, a national banking association
Pier 1 Funding, LLC, a Delaware limited liability company
Pier Lease, Inc., a Delaware corporation
Pier-SNG, Inc., a Delaware corporation
PIR Trading, Inc., a Delaware corporation
Pier Group, Inc., a Delaware corporation

Schedule 1.9
Canadian Letters of Credit Indebtedness

	Amounts
Beneficiary	(CAD$)	Issuer	LC#	Expiry
Enwin Utilities Ltd.	$5,000.00	Bank Of Montreal	50219OS	2/18/2006
Hydro Mississauga	$2,000.00	Bank Of Montreal	5975OS	9/24/2006
Enersource Hydro Mississagua	$2,000.00	Bank Of Montreal	6215OS	10/31/2006
Greater Sudbury Hydro	$4,500.00	Bank Of Montreal	6216OS	2/2/2006
City Treasurer, Saskatoon	$2,000.00	Bank Of Montreal	6214OS	10/24/2006
Hydro One Networks Inc.	$4,000.00	Bank Of Montreal	52076OS	5/17/2006
Whitby Hydro Electric	$4,200.00	Bank Of Montreal	59530OS	11/17/2006
Enbridge Gas	$2,300.00	Bank Of Montreal	61693OS	12/17/2006
Thunder Bay Hydro	$3,000.00	Bank Of Montreal	90104OS	11/18/2006
Guelph Hydro	$2,500.00	Bank Of Montreal	91147OS	12/7/2005
Hydro — Sherbrooke	$5,000.00	Bank Of Montreal	94208OS	1/20/2006

Schedule 2.13 (A)
Existing Letters of Credit — Standby

Beneficiary	Amounts	Issuer	LC#	Expiry
Lumberman’s	$5,100,000	Wells Fargo	NZS542208	4/30/2006
Zurich American	$7,600,000	Wells Fargo	NZS542206	4/30/2006
Zurich American	$8,400,000	Wells Fargo	NZS542205	4/30/2006
Zurich American	$5,925,000	Wells Fargo	NZS542203	4/30/2006
Bank One	$9,714,726	JPMorgan	CTCS-634277	12/15/2006
Bank One	$9,714,726	JPMorgan	CTCS-634278	12/15/2006

Schedule 3.01
Organization; Powers
Pier 1 Imports (U.S.), Inc., a Delaware corporation (organization number 0882743);
tax #75-1673348
Pier 1 Kids, Inc., a Delaware corporation (organization number 3349294);
tax #75-2922964
Pier 1 Imports, Inc., a Delaware corporation (organization number 2089773);
tax #75-1729843
Pier 1 Assets, Inc., a Delaware corporation (organization number 2338045);
tax #75-2552025
Pier 1 Licensing, Inc., a Delaware corporation (organization number 2338047);
tax #75-2552034
Pier 1 Holdings, Inc., a Delaware corporation (organization number 2669059);
tax #75-2668764
Pier 1 Services Company, a Delaware statutory trust (organization number 2669188);
tax #75-2668767
Pier 1 Value Services, LLC, a Virginia limited liability company (organization number S053947);
tax #22-3776169

Schedule 3.05(a)
Title Exception
NONE

Schedule 3.05(c)(i)
Owned Real Estate

propid	City	State	Address - Line 1
0025	SAINT LOUIS	Missouri	9420 WATSON RD
0027	LAKE JACKSON	Texas	206 WEST HWY 332
0045	ATLANTIC BEACH	Florida	1071 ATLANTIC BLVD
0081	WESTPORT	Connecticut	950 POST RD E
0102	BISMARCK	North Dakota	715 SOUTH WASHINGTON ST
0193	DENVER	Colorado	4401 EAST EVANS
0206	ALBUQUERQUE	New Mexico	6670 INDIAN SCHOOL RD NE
0266	MORROW	Georgia	1506 SOUTHLAKE PKWY
0298	SIOUX CITY	Iowa	4265 SERGEANT RD
0314	TAMPA	Florida	702 EAST FOWLER AVE
0316	WAUKEGAN	Illinois	780 LAKEHURST RD
0352	CHARLOTTE	North Carolina	4729 SOUTH BLVD
0395	AUSTIN	Texas	5789 AIRPORT BLVD
0633	SAN ANTONIO	Texas	7080 SAN PEDRO AVE
0782	SAINT LOUIS	Missouri	7320 SOUTH LINDBERGH BLVD
0839	AUGUSTA	Georgia	3422 WRIGHTSBORO RD
0845	CLARKSVILLE	Tennessee	2819 WILMA RUDOLPH BLVD
0851	INDEPENDENCE	Missouri	4243 SOUTH NOLAND RD
0862	VALLEJO	California	900 ADMIRAL CALLAGHAN LANE
0885	FAIRFIELD	California	1545 HOLIDAY LN
6041	MANSFIELD	Texas	2200 HERITAGE PKWY
6031	St. Charles	Illinois	609 S KIRK ROAD

Schedule 3.05(c)(ii)
Leased Real Estate
(See Attached)

Schedule 3.05(c)(ii)

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0001	MERRITT ISLAND	Florida	780 EAST MERRITT ISLAND CSWY	UNIT 5	Merritt Square Marketplace Associates
0002	MEMPHIS	Tennessee	3115 WALNUT GROVE RD		ELLIS, LOUISE KIRBY
0007	CHULA VISTA	California	3001 BONITA RD		Bonita Gateway, LLC, a California limited liability company
0008	PACIFIC GROVE	California	490 LIGHTHOUSE AVE		JOSEPH S. COOK
0010	TAMPA	Florida	2351 EAST FOWLER AVE		SJS-2301 Fowler Ave., L.P.
0011	GREENSBURG	Pennsylvania	1135 EAST PITTSBURGH STREET		Commerce Limited Partnership #9305
0012	TOTOWA	New Jersey	562 RTE 46		R 46 Realty Associates, L.P.
0013	VERO BEACH	Florida	5980 20TH ST		KRG Indian River, LLC
0014	MONTCLAIR	California	5440 MORENO ST		Montclair Towers, LLC
0015	MEDFORD	Oregon	3425 CRATER LAKE HWY		PERPAP PARTNERSHIP (See memo below for complete LL name)
0019	REDFORD	Michigan	9377 TELEGRAPH RD		Bradley Operating Limited Partnership, a Delaware limited partner
0020	ANNAPOLIS	Maryland	2087 WEST ST		BRISTOL RIVA/WEST L.L.C.
0021	SCOTTSDALE	Arizona	8606 EAST SHEA BLVD		Regency Retail Corporation, a Florida corporation
0022	KING OF PRUSSIA	Pennsylvania	COURTSIDE SQ 140 ALLENDALE RD	SUITE 100	CMW INVESTMENTS LTD.*
0023	CHICAGO	Illinois	1350 NORTH WELLS ST	COBBLER SQUARE	Equity Residential Properties Management Corp.
0026	MOUNT PLEASANT	South Carolina	1128 MARKET CENTER BLVD		G & I III Mount Pleasant LLC
0028	METAIRIE	Louisiana	800 METAIRIE RD	SUITE B	STEWART/STIRLING ONE, L.L.C.
0029	NORMAN	Oklahoma	200 NORMAN CENTER CT		CINLOT L.L.C.
0030	REDMOND	Washington	7231 170TH AVE NE		PPR Redmond Retail LLC, a Delaware limited liability company
0031	MANASSAS	Virginia	8105 SUDLEY RD		Westgate Shopping Center, LLC, a Delaware limited liability compa
0032	PARKER	Colorado	18721-B EAST PONDEROSA DR		PMP Phase II Company, LLC
0033	WEST PALM BEACH	Florida	2041 ZIP CODE PLACE		Lewis Bass & Gladys Bass
0034	PASADENA	Maryland	8140 RITCHIE HWY		FINE AND GREEN PARTNERSHIP
0036	JACKSONVILLE	Florida	9047 SOUTHSIDE BLVD		Shopping Center Equities, Inc.
0037	LITTLETON	Colorado	5066 SOUTH WADSWORTH BLVD	SUITE 124	Marston Park Plaza LLC
0041	FORT COLLINS	Colorado	4336 SOUTH COLLEGE AVE		GS 92-2 PAVILION LIMITED LIABILITY CO.
0042	HORSEHEADS	New York	1 ARNOT RD		David Lubin & Mark Weiermille(See memo below for complete LL name
0043	TOWSON	Maryland	1 EAST JOPPA RD	SUITE 150	Towson Circle LLC
0044	HOUSTON	Texas	1927 WEST GRAY		1927 West Gray Partners, Ltd., a Texas limited partnership
0046	HOLLAND	Michigan	2308 NORTH PARK DR		Harvey A. Tolson
0047	GASTONIA	North Carolina	3734 EAST FRANKLIN BLVD		E & A Franklin Square Limited Partnership, a South Carolina L.P.
0048	WEST LEBANON	New Hampshire	254 PLAINFIELD RD		Peter E. Johnson Building Supplies, Inc.
0049	BURLINGTON	Washington	1220 S BURLINGTON BLVD		Nelsen Burlington, LLC
0050	RAPID CITY	South Dakota	2220 HAINES AVE		P-1 Rapid City Investors, Inc.
0051	CITRUS HEIGHTS	California	6245 SUNRISE BLVD		6245 Sunrise Boulevard L.L.C.
0052	DEERFIELD BEACH	Florida	924 SOUTH FEDERAL HWY		Reliance Enterprises
0053	GREENWICH	Connecticut	225 GREENWICH AVE		KELESHIAN, EDNA
0054	CINCINNATI	Ohio	9950 WATERSTONE BLVD		Commercial Net Lease Realty, Inc.
0055	MIDLAND	Texas	3001 WEST LOOP 250N	SUITE F101	U.S. Realty Financial Corp.
0056	PORTLAND	Oregon	5331 SW MACADAM	SUITE 28	Water Tower Associates, LLC
0057	OMAHA	Nebraska	7405 DODGE ST		Margaret Houlihan, Trustee of the Katherine J. O’Brien Trust
0058	HOUSTON	Texas	5650 FM 1960		Smith, Jim R.
0059	ANDERSON	Indiana	5335 SCATTERFIELD RD		SCATTERFIELD ROAD ASSOCIATES L.L.C.
0060	WEBSTER	Texas	1020 WEST NASA RD 1		H&R Property Corp., a Delaware corporation
0061	CARLE PLACE	New York	216 GLEN COVE		Glen Plaza Associates
0063	FAIRLESS HILLS	Pennsylvania	630 COMMERCE BLVD		OXFORD VALLEY ROAD ASSOCIATES
0064	ANAHEIM	California	8156 EAST SANTA ANA CANYON RD		OTR, an Ohio general partnership acting as the duly authorized
0065	CARY	North Carolina	1819 WALNUT ST		ACV Pier Cary, LLC
0068	OVERLAND PARK	Kansas	7076 WEST 105TH ST		FOR 1031 Metcalf LLC
0069	ROCKY MOUNT	North Carolina	1472 JEFFREYS ROAD		Mach One, et al (see memo below)
0070	DALLAS	Texas	5427 WEST LOVERS LN		INTERCITY INVESTMENT, INC.
0071	HARRISBURG	Pennsylvania	5104 JONESTOWN RD		Haven Harrisburg, LLC
0072	CHICAGO	Illinois	651 WEST DIVERSEY		ROSEN, ALVIN, ROSEN, ORVILLE
0075	ROCKWALL	Texas	2707 MARKET CENTER DR		SPM/WRI Rockwall, L.P.
0076	PALM SPRINGS	Florida	3319 SOUTH CONGRESS AVE		Philips Lakeworth, L.P. and 417 Lake Worth 1998 L.P.
0077	PARAMUS	New Jersey	723 RTE 17 S		Gabrellian Associates
0080	IRVING	Texas	7805 N MACARTHUR	SUITE 110	Twinrose Retail Partners MacArthur, LP, a Texas limited partnership
0082	NEWARK	Delaware	400 CENTRE BLVD		PR CHRISTIANA, LLC, a Delaware limited liability company
0083	MARIETTA	Georgia	1401 JOHNSON FERRY RD	SUITE 172	Kimsouth MMC, LLC, a Delaware limited liability company
0084	OMAHA	Nebraska	12355 WEST CENTER RD		SELDIN PROPERTIES

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0086	HAMILTON	ON	920 UPPER WENTWORTH ST		LANDAWN SHOPPING CENTERS LIMITED
0087	ATLANTA	Georgia	2298 PEACHTREE RD NW		Peachtree, et al (see memo below)
0088	SOLON	Ohio	6025 KRUSE DR	SUITE 156	GS II Uptown Solon LLC, a Delaware limited liability company
0090	AUSTIN	Texas	9828 GREAT HILLS TRAIL	#700	Great Hills Retail, Inc.
0091	SANDUSKY	Ohio	5020 MILAN RD		Fred Vogel Properties II LLC & Jill Vogel Properties I, LLC
0092	SALINAS	California	1520 NORTH MAIN ST		Salinas Shopping Center (see memo below)
0093	DULUTH	Georgia	2131 PLEASANT HILL RD	SUITE 154	Glenwood Lotz Mall Corners Holding Company, L.L.C., a Georgia lim
0094	FAIRBORN	Ohio	2781-A CENTRE DR		MV-RG II
0095	ROANOKE	Virginia	4952 VALLEY VIEW BLVD NW		JACOB & ROSE KASIRER FAMILY TRUST
0097	ATLANTA	Georgia	4776 ASHFORD DUNWOODY RD		REGENCY RETAIL PARTNERSHIP, L.P.
0099	GRAPEVINE	Texas	1270 WILLIAM D TATE AVE	SUITE 300	Grapevine/Tate Corner Limited Partnership
0101	HOUMA	Louisiana	1556 MARTIN LUTHER KING BLVD		Kimco Houma 274, LLC
0103	SKOKIE	Illinois	9701 NORTH SKOKIE BLVD		Inland Shops at Orchard Place, L.L.C., a Delaware limited liability
0104	HARRISONBURG	Virginia	1866-A EAST MARKET ST		Market Place Shops, LLC
0105	LAREDO	Texas	7509 SAN DARIO AVENUE		WRI Trautmann, L.P.
0106	REYNOLDSBURG	Ohio	2716 BRICE RD		Galileo Apollo I Sub LLC
0107	SAN FRANCISCO	California	555 9TH ST	SUITE B-4	IH Partners, L.P. & SPI/TSA St. Petersburg, LLC
0108	FRANKLIN	Tennessee	1761 GALLERIA BLVD		ACV Pier Franklin, LLC
0110	HELENA	Montana	1609 11TH AVE	SUITE F	Rex C. Short Development Company
0111	WINCHESTER	Virginia	2290 LEGGE BLVD		PDK-Winchester, L.C., a Virginia limited liability company
0112	SACRAMENTO	California	1555 FULTON AVE		BEULAH ADAMS TRUST
0113	DALLAS	Texas	138 MEDALLION CENTER		NATIONSBANK OF TEXAS, N.A., TRUSTEE OF THE W.W. CARUTH, JR. FOUND
0114	NILES	Ohio	5580 YOUNGSTOWN-WARREN RD	SUITE 11	Maple Leaf Expansion, Inc., an Ohio corporation
0115	NEW ORLEANS	Louisiana	5300 TCHOUPITOULAS ST	SUITE E	Shadrall Associates
0116	ALBANY	New York	120 WOLF RD		John Cerone, Jr. and Salvatore R. Beltrone, d/b/a
0117	BROOKLINE	Massachusetts	1351 BEACON ST		WEBSTER TRUST — BERNARD SINGER AND ABRAM SALTER, TRUSTEES
0118	HENDERSON	Nevada	1419 WEST SUNSET		1425-1445 W. Sunset Road, LLC, a Nevada limited liability company
0119	SAN DIEGO	California	3220 SPORTS ARENA BLVD		CITY OF SAN DIEGO
0120	BOWIE	Maryland	4410 MITCHELLVILLE RD		Merchants’ Fund, Inc.
0122	DEARBORN	Michigan	22501 MICHIGAN AVE		Newman Holdings, L.L.C., a Michigan limited liability company
0123	SAN DIEGO	California	1735 HANCOCK ST		Teresa Rosa Villa, Trustee, or any successor trustee, of the **
0124	TULSA	Oklahoma	5255 SOUTH SHERIDAN		Farm Properties, Inc.
0125	EMERYVILLE	California	5719 CHRISTIE AVENUE		Regency Centers L.P.
0126	WATERTOWN	New York	21220 PIONEER PLAZA DR		Salmon Run Plaza LLC
0128	KNOXVILLE	Tennessee	2908 KNOXVILLE CENTER DRIVE		Commercial Net Lease Realty, Inc.
0129	CORAL GABLES	Florida	1224 SOUTH DIXIE HWY		GROSSMAN, LOUIS
0132	LOUISVILLE	Kentucky	4165 SHELBYVILLE RD		Locke Plaza, LLC
0135	COSTA MESA	California	2710 HARBOR BLVD		Cal Pox, Inc., a California corporation
0136	METAIRIE	Louisiana	8832 VETERANS MEMORIAL HWY		Nan Rosenberg Family Limited Partnership, a Louisiana limited par
0140	RIVERSIDE	California	3784 TYLER STREET		Magnolia-Tyler Center LLC
0141	NASHVILLE	Tennessee	21 WHITE BRIDGE RD		Post Square Shopping Center
0142	MARINA DEL REY	California	4786 ADMIRALTY WAY		Marina Waterside, LLC, California limited liability company
0143	VIENNA	West Virginia	607 GRAND CENTRAL AVE		601 Plaza, L.L.C., a West Virginia limited liability company
0144	BOURBONNAIS	Illinois	1660 NORTH STATE RTE 50		Pantos Family LLC VI
0145	LONDON	ON	94 FANSHAWE PK RD E		RIOCAN HOLDINGS, INC.
0146	AUBURN	Massachusetts	460 SOUTHBRIDGE ST		AUBURN VILLAGE LIMITED PARTNERSHIP
0147	NORTH DARTMOUTH	Massachusetts	36 FAUNCE CORNER ROAD		PR NORTH DARTMOUTH LLC
0148	READING	Pennsylvania	1040 BERKSHIRE BLVD		READING RETAIL ASSOCIATES, LTD.
0149	PORTAGE	Michigan	6762 SOUTH WESTNEDGE		Carillon, LLC, a Michigan limited liability company
0150	OLIVETTE	Missouri	9656 OLIVE BLVD		OLIVETTE ASSOCIATES, A LTD PARTNERSHIP
0151	ELIZABETHTOWN	Kentucky	1820 N DIXIE HWY		Parkmall, et al (see memo below)
0153	CULVER CITY	California	11140 JEFFERSON BLVD		S & P COMPANY, A CALIFORNIA CORP
0154	DILLON	Colorado	288 DILLON RIDGE ROAD		Dillon Ridge Marketplace, LLC
0155	DAVIE	Florida	3470 SOUTH UNIVERSITY DR		UNIVERSITY ASSOCIATES LTD
0157	SAINT PAUL	Minnesota	733 GRAND AVE		Ronald Patrick Smith
0158	LANCASTER	Pennsylvania	806 PLAZA BLVD		FORT WORTH ASSOCIATES
0160	MONROEVILLE	Pennsylvania	4201 WM PENN HWY		RMWZ, et al (see memo below)
0162	WESTMINSTER	Maryland	405 NORTH CENTER ST	SUITE 13	Cranberry Retail, Inc.
0164	DESTIN	Florida	4424 COMMONS DR. EAST, STE 1-A		Paradise Destin, Ltd., a Florida limited partnership
0166	GRAND FORKS	North Dakota	2830 SOUTH COLUMBIA RD		FILL ENTERPRISES, LLC

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0167	RANCHO SANTA MARGARI	California	30451 AVENIDA DE LAS FLORES		K & G/Marketplace, LLC
0168	SANTA BARBARA	California	928 STATE ST		LEONARD VERNON, TRUSTEE OF THE VERNON FAMILY TRUST
0169	CLIFTON PARK	New York	304 CLIFTON PARK CENTER RD		CCM PAD PARTNERS-I, LLC
0170	TEXARKANA	Texas	3325 MALL DR		GG&A Central Mall Partners, L.P.
0171	NEPEAN	ON	1595 MERIVALE ROAD		ADMNS Meadowlands Investment Corporation
0172	VICTORVILLE	California	12429 MARIPOSA RD		PIR-VV EQUITIES, LTD.
0174	SEATTLE	Washington	15725 WESTMINSTER WAY		Aurora Square 98, LLC
0177	HAMPTON	Virginia	1045 WEST MERCURY BLVD		U.S.A. Assets Two, Inc.
0178	IDAHO FALLS	Idaho	2275 EAST 17TH ST		Kenwood Development, L.C.
0179	KINGSTON	New York	101 FRANK SOTILE BLVD		Hudson Valley Newco LLC
0181	AUSTIN	Texas	14010 US HWY 183N	SUITE 200	Lakeline Crossing, Ltd.
0184	HOUSTON	Texas	6815 HWY 6N		Copperwood Shopping Center, L.P.
0185	CHEVY CHASE	Maryland	6801 WISCONSIN AVE		M & G, LLC
0186	PITTSBURGH	Pennsylvania	1630 WASHINGTON RD., STE. 1		1600 Washington Road Associates
0187	LOS ANGELES	California	10984 SANTA MONICA BLVD		Stone
0187a	LOS ANGELES	California	10984 SANTA MONICA BLVD		Broad/Main LLC
0188	MORGANTOWN	West Virginia	750 VENTURE DR		Inland Southeast Morgantown, L.L.C., a Delaware limited liability
0190	DEL MAR	California	2671 VIA DE LA VALLE		Mabee Family Trust
0191	LOS ANGELES	California	5711 HOLLYWOOD BLVD		GB Pier Hollywood, LLC
0192	DOTHAN	Alabama	200 BUYERS DR		ENRO REALTY COMPANY
0194	ROYAL OAK	Michigan	31800 WOODWARD AVE		GF Pier Royal Oak, LLC
0195	DEDHAM	Massachusetts	695 PROVIDENCE HWY		FEDERAL REALTY INVESTMENT TRST.
0196	ALISO VIEJO	California	26771 ALISO CREEK RD		Davos, LLC
0197	FAYETTEVILLE	North Carolina	575 CROSS CREEK MALL		ACV Pier Fayetteville, LLC
0198	CINCINNATI	Ohio	867-A EASTGATE NORTH DR		Portfolio Properties — I, Ltd., an Ohio limited liability company
0199	SANTA MONICA	California	3000 WILSHIRE BLVD		PUBLIC STORAGE, INC.
0200	BUFFALO	New York	495 ELMWOOD AVE		Elmwood Save-Rite, Inc., a New York Corporation
0203	TOPEKA	Kansas	1930 SW WANAMAKER RD		Gunning Investments, LLC
0204	HATTIESBURG	Mississippi	1000 TURTLE CREEK DR	SUITE 4	Realty Income Corporation
0205	DES MOINES	Iowa	1301 EAST ARMY POST RD		SDG MACERICH PROPERTIES, L.P.
0207	PALM BEACH GARDENS	Florida	2690 PGA BLVD	PGA PLAZA	MDC PGA Plaza, LLC, a Florida limited liability company
0208	CHICAGO	Illinois	2862-2902 NORTH ASHLAND AVE	BLDG E	Handler-Wells Joint Venture, L.L.C.
0209	MERRIAM	Kansas	5750 ANTIOCH RD		DDR MDT Merriam Town Center LLC
0210	LANCASTER	Ohio	2015 SCHORRWAY DR		Realty Income Corporation
0211	FAYETTEVILLE	Georgia	130 PAVILLION PKWY		Inland Southeast Fayette I and II, L.L.C., a Delaware limited lia
0212	WICHITA FALLS	Texas	4400 KEMP BLVD		Pantos Family LLC VIII, a Michigan limited liability company
0213	KENNEWICK	Washington	1232 NORTH COLUMBIA CTR BLVD		ACV Pier Kennewick, LLC
0216	ROCKY RIVER	Ohio	19707 CENTER RIDGE RD		WALD & FISHER, INC.
0217	DOWNERS GROVE	IIlinois	1230 WEST 75TH ST		American National Bank and Trust Company of Chicago, as **
0218	NOTTINGHAM	Maryland	8165-A HONEYGO BLVD		The Avenue at White Marsh, L.L.C.
0219	BILLINGS	Montana	2395 ROSEBUD		Kenwood Development, L.C.
0220	LYNNWOOD	Washington	2617 196TH ST SW	SUITE A	Alderwood Parkway Plaza II, L.L.C.
0222	SAN ANTONIO	Texas	18120 US 281 N		Northwoods Center, Inc.
0223	AVENEL	New Jersey	1000 ST. GEORGE AVE		Colonia Investment Corp.
0224	NEW BERN	North Carolina	2033 S GLENBURNIE RD		Thomas F. Webb (see Business Register Memo)
0225	BOYNTON BEACH	Florida	320 NORTH CONGRESS AVE		E&A Acquisition Two Limited Partnership, a Delaware limited partn
0226	GRAND ISLAND	Nebraska	3415 WEST STATE ST	SUITE A	Donald D. Mehring, et al (see memo below)
0227	CINCINNATI	Ohio	8063 MONTGOMERY RD		JIM R. SMITH
0228	SECAUCUS	New Jersey	700 PLAZA DR		Harmon Meadow Plaza, Inc.
0229	ATLANTA	Georgia	1544 PIEDMONT RD		Selig Enterprises, Inc., a Georgia corporation
0231	RICHMOND	Virginia	7496 WEST BROAD ST		Mark A. Stemheimer
0232	TOLEDO	Ohio	5203 MONROE ST		HELBERG COMPANY, LLC
0233	ARVADA	Colorado	5230 WADSWORTH BYPASS		Inland Southwest Management, LLC
0234	HUNTINGTON BEACH	California	18501 MAIN ST		SHER FIVE POINTS
0235	WALNUT CREEK	California	2099 MT DIABLO BLVD		Big Sable Investments, Ltd.
0236	STUDIO CITY	California	12110 VENTURA BLVD		Celia Wolfe Trustee of the Wolfe Family Trust, Marital Trust A
0239	HOUSTON	Texas	2501 RICE BLVD		Tommy J. Friedlander, Gary S. Friedlander, Lori F. Cohen, ***
0240	PLANO	Texas	1805 PRESTON RD	SUITE A	The Prudential Insurance Company of America, a New Jersey corpora
0241	AJAX	ON	90 KINGSTON RD E	UNIT 2	Durham Holdings Limited
0244	LAS CRUCES	New Mexico	3020 EAST LOHMAN AVE		FS Laguna Seca I, LLC, a Delaware limited liability company

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0245	RICHMOND	Virginia	8278 MIDLOTHIAN TURNPIKE		ADKINS, JAMES
0246	BEDFORD HILLS	New York	792 BEDFORD ROAD		792 North Bedford Road, LLC
0247	SAN MATEO	California	2003 CHESS DR		Westlake Bridgepointe, LLC, a Delaware limited liability company
0249	GLENDALE	Wisconsin	6010 NORTH PORT WASH RD		Harold N. and Edna Seemann, Living Trust U/A dated 08/11/92
0250	SAN JOSE	California	1009 BLOSSOM HILL RD		Siegel Pier 1, LLC
0251	EAST SYRACUSE	New York	5788 BRIDGE ST		Greenberg Realty, LLC
0252	MADISON	Wisconsin	1902 WEST BELTLINE HWY		George A, Fait
0253	TONAWANDA	New York	1650 NIAGARA FALLS BLVD		Augusto Development Corp.
0254	CHERRY HILL	New Jersey	606 HADDONFIELD RD		Haven Cherry Hill, LLC
0255	GREEN BAY	Wisconsin	2281 SOUTH ONEIDA ST		Briken LLC
0256	BEAVERTON	Oregon	9307 SW BEAVERTON-HLSDALE		MITCHELL BROS. TERMINAL CO.
0257	MCALLEN	Texas	614 EAST EXPRESSWAY 83		MCALLEN-83-MCCOLL, INC., A TX. CORP.
0258	LIMA	Ohio	2345 ELIDA RD		HENSON PROPERTIES
0259	WOBURN	Massachusetts	425 WASHINGTON ST		Kohl’s Department Stores, Inc.
0261	SILVERDALE	Washington	3235 NW PLAZA ST		DHJ Pier Silverdale, LLC
0262	ROLLING HILLS ESTATE	California	22 PENINSULA CENTER		Principal Life Insurance Company
0263	ARDMORE	Pennsylvania	317 W LANCASTER AVE		KSMM Associates, L.P.
0264	GRESHAM	Oregon	470 NW EASTMAN PKWY		Pan Pacific Retail Properties, Inc.
0265	MADISON	Wisconsin	7475 MINERAL POINT RD		Inland Real Estate LBI LLC
0267	TRAVERSE CITY	Michigan	3180 SOUTH AIRPORT RD W		GRAND TRAVERSE MALL GGP, INC.
0268	PHOENIX	Arizona	12657 NORTH TATUM BOULEVARD		Paradise Village Investment Company
0269	BOZEMAN	Montana	1640 NORTH 19TH AVE		Bridger Peaks, LLC
0270	BELLINGHAM	Massachusetts	245 HARTFORD AVE		Charles River Bellingham LLC, a Massachusetts Ltd. Liability Co.
0271	PANAMA CITY	Florida	507 EAST 23RD STREET		Delphine Jones Cato
0272	WOODBRIDGE	Virginia	14348 GIDEON DR		North Star Realty Services, LLC
0272	WOODBRIDGE	Virginia	14348 GIDEON DR		TJS Woodbridge, LLC
0273	SPOKANE	Washington	W 101 NORTH RIVER DR		Riveredge, L.L.C., et al (see memo below)
0274	FLUSHING	New York	191-30 NORTHERN BLVD		BARONE PROPERTIES, INC
0275	STAMFORD	Connecticut	2300 SUMMER ST		HARRY DEAN, AN INDIVIDUAL
0276	FLORENCE	South Carolina	2601 DAVID H MCLEOD BLVD		PR Magnolia, LLC, a Delaware limited liability company
0279	MIDDLETOWN	New York	400 NORTH GALLERIA DR		Topper Associates, LLC
0281	GRAND JUNCTION	Colorado	2454 HWY 6 & 50	SUITE 111	K & N INVESTORS
0282	GREENDALE	Wisconsin	5170 SOUTH 76TH ST		BR OF WISCONSIN, LLC
0283	DAYTONA BEACH	Florida	2451 WEST INTERNATIONAL SPDWY	SUITE 1101	VOLUSIA INVESTMENTS, L.P.
0284	LAS VEGAS	Nevada	3181 NORTH RAINBOW BLVD		Pan Pacific Retail Properties, Inc., a Maryland corporation
0286	SAN FRANCISCO	California	3535 GEARY BLVD		CLARENCE KRIEGER AS TRUSTEE OF THE TESTAMENTARY TRUST*
0287	MISSISSAUGA	ON	2130 DUNDAS ST E		PEANUT DUDE, INC., and SUBRISH, INC.
0288	POINTE-CLAIRE	QC	183-F BOUL HYMUS		Centre Terrarium Inc.
0289	SNELLVILLE	Georgia	1708 SCENIC HWY N	SUITE E-G	Inland Southeast Snellville, L.L.C., a Delaware limited liability
0290	BEL AIR	Maryland	615 BEL AIR ROAD	SUITE U	Bel Air Square LLC
0291	HARPER WOODS	Michigan	19233 VERNIER RD		Al Winner and Miriam Winner (see memo below)
0292	TUCSON	Arizona	4415 NORTH ORACLE RD		DICKER-WARMINGTON PROPERTIES
0293	POMPANO BEACH	Florida	1312 NORTH FEDERAL		Belcrest Properties, Ltd.
0295	MINNETONKA	Minnesota	11315 HWY 7		Lamy-Country Village Limited Partnership
0297	ORLANDO	Florida	7468 WEST COLONIAL DR		All Corners, Inc.
0300	SALISBURY	Maryland	2320 NORTH SALISBURY BLVD		FREEZE ENTERPRISES, L.L.C.
0301	FALLS CHURCH	Virginia	7253 ARLINGTON BLVD		LOEHMANN’S PLAZA LTD. PARTNERSHIP
0302	BATON ROUGE	Louisiana	8150 FLORIDA BLVD		HEIRS OF ALICE STONE SCHNEIDER
0303	KNOXVILLE	Tennessee	8301 KINGSTON PIKE		Regal Acquisitions, L.L.C., a Tennessee limited liability company
0306	MERIDIAN	Mississippi	1193 BONITA LAKE CIRCLE		CBL/LOW Limited Partnership
0307	CHEYENNE	Wyoming	1345 DELL RANGE BLVD		Coscarat, et al (see memo below)
0308	PHOENIX	Arizona	1743 EAST CAMELBACK RD	SUITE A-3	Camelback Colonnade Associates, LP
0309	LOUISVILLE	Kentucky	2000 SOUTH HURSTBORNE PKWY		Pantos Family LLC VII
0310	AURORA	Colorado	2670 SOUTH HAVANA		Zuma Properties, LLC
0311	BIRMINGHAM	Alabama	1425 MONTGOMERY HWY	SUITE 199	Birmingham Realty Company
0312	SAVANNAH	Georgia	5500 ABERCORN	SUITE 1	SAVANNAH ASSOCIATES, L.P.
0313	FAIRLAWN	Ohio	3737 WEST MARKET ST	UNIT B	Shops of Fairlawn Retail Limited Parntership
0315	TUPELO	Mississippi	3836 NORTH GLOSTER ST		Lupo Mississippi, L.P.
0318	STROUDSBURG	Pennsylvania	470 POCONO COMMONS		Pocono Retail Associates, LLC
0319	MAPLEWOOD	Minnesota	2982 WHITE BEAR AVE N		Joseph E. Commers Limited Partnership

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0320	CONCORD	California	1680-A WILLOW PASS RD		Shum Yee, et al (see memo below)
0322	APOPKA	Florida	2437 EAST SEMORAN BLVD		Good Earth Properties, L.L.P., a Florida limited liability
0323	PASADENA	California	422 SOUTH LAKE AVE		SOUTH LAKE ASSOCIATES
0324	DURHAM	North Carolina	4215 UNIVERSITY DR, SUITE A4		Parkway Plaza UY, LLC
0325	FLAGSTAFF	Arizona	1560 SOUTH RIORDAN RANCH ST		LNN Enterprises, Inc.
0326	SAN ANGELO	Texas	4141 SUNSET DR		Texas Associates, a Massachusetts general partnership
0329	GRAND RAPIDS	Michigan	2995-28TH ST SE		Robb Family Investments LLC, a Michigan limited liability company
0331	LEXINGTON	Kentucky	1900 PAVILLION WAY		Fourth Quarter Properties VII, Inc.
0332	FALLS CHURCH	Virginia	5857-A LEESBURG PIKE		Bailey’s Crossroads LLLP, a Maryland limited liability limited
0333	EL TORO	California	23611 EL TORO RD		ZELLNER INVESTMENT PROPERTIES
0334	ALBUQUERQUE	New Mexico	10010 COORS BLVD NW		Black Development One Limited Liability Company
0335	MONTGOMERY	Alabama	3425 MCGEHEE RD		W. THOMAS LOVELESS
0336	VANCOUVER	British Columbia	1702 WEST BROADWAY		West Broadway Centre Ltd.
0337	SANTA FE	New Mexico	4056 CERRILLOS	SUITE A	CENTURY PLAZA LIMITED CO. , a New Mexico Ltd. Liability Co.
0338	STERLING HEIGHTS	Michigan	44501 SCHOENHERR		Sterling Center Limited Partnership, a Michigan limited parntersh
0339	RALEIGH	North Carolina	4325 GLENWOOD	CRABTREE VALLEY MA	CVM Holdings, LLC
0340	SOUTHBURY	Connecticut	775 MAIN STREET SOUTH		Southbury 84 Limited Partnership
0341	BELLEVUE	Washington	905 BELLEVUE WAY NE		KENNETH S. & MARY ELIZABETH GREENBAUM
0342	TUSTIN	California	2822 EL CAMINO REAL		Irvine Retail Properties Company, a division of The Irvine Co.
0344	FORT WAYNE	Indiana	1750 APPLE GLEN BLVD		Bradley Operating Limited Parntership, a Delaware limited partner
0346	CHARLESTON	South Carolina	1909 SAM RITTENBURG		CAMPBELL Properties Limited Partnership
0349	ORLANDO	Florida	1599 FLORIDA MALL AVE		Rizika
0350	KEY WEST	Florida	2716 NORTH ROOSEVELT BLVD		LPI/Key West Associates, Ltd.
0354	ALTOONA	Pennsylvania	2800 OLD RTE 220	PLANK RD COMMONS	Realty Income Corporation
0356	WATERLOO	Iowa	2602 CROSSROADS BLVD		Coyote Crossroads Mall, L.L.C.
0357	MERRILLVILLE	Indiana	1685 EAST 80TH AVE		Acadia Merrillville Realty, L.P.
0358	FRAMINGHAM	Massachusetts	215 WORCESTER RD		Garo Framingham, LLC
0359	VICTOR	New York	140 COBBLESTONE COURT DR		COBBLESTONE COURT LIMITED PARTNERSHIP
0361	HOOVER	Alabama	1727 MONTGOMERY HWY		PERRY L. & CARTER. & ROSEMARIE E. CARTER
0362	TORONTO	ON	221 YONGE ST		Parcross Investments Limited
0363	FLINT	Michigan	G4310 MILLER RD		SOMERSET TOWN CENTRE LTD. PARTNERSHIP
0364	EVERETT	Washington	1425 SE EVERETT MALL WAY		Everett Mall 01, LLC
0365	BRANFORD	Connecticut	1078 WEST MAIN ST		1100 West Main Street, LLC
0366	TALLAHASSEE	Florida	1407 EAST LAFAYETTE		Diamond & Associates, Inc.
0367	DAYTON	Ohio	5449 SALEM PIKE		Bradley Operating Limited Partnership
0368	ALEXANDRIA	Virginia	4349 DUKE ST		4349 Duke Street Associates, L.P.
0369	FREDERICKSBURG	Virginia	3071 PLANK RD		Fredericksburg 35, LLC, a Delaware limited liability company
0370	ELK GROVE	California	7440 LAGUNA BLVD	SUITE 102	Dr. Isam H. Khoury, et al (see memo below)
0371	KAHULUI	Hawaii	270 DAIRY RD		Maui Marketplace Investment Group, Inc., a Delaware corporation
0372	MADISON	Tennessee	2021 N GALLATIN RD	SUITE 200	Gallery LLC, a Tennessee limited liability company
0373	PINEVILLE	North Carolina	10501 CENTRUM PKWY		LSB ASSOCIATES, L.L.C.
0374	CUPERTINO	California	20610 STEVENS CREEK BLVD		Byer Properties, L.P.
0375	COVINGTON	Louisiana	66 PARK PLACE		ENTERPRISE CORP. II
0376	CHICAGO	Illinois	2112 NORTH CLYBOURN	UNIT 6	Chicago Title Land Trust Company, et al, (see memo below)
0377	MISSISSAUGA	ON	5980 MCLAUGHLIN RD	UNIT 1	Select Properties Limited, an Ontario corporation
0378	BOULDER	Colorado	2530 ARAPAHOE		U.S. Retail Partners, LLC
0380	TROY	Michigan	388 JOHN R RD		Oakland Mall LTD, a Michigan limited partnership
0382	PUEBLO	Colorado	4410 NORTH FRWY		Eagleridge General Partnership
0383	AUBURN	Alabama	1716 OPELIKA RD		Market Square Shopping Center, LLC
0385	CEDAR RAPIDS	lowa	2445 WILEY BLVD SW		Toys “R” US-Delaware, Inc.
0386	HUNTSVILLE	Alabama	4806 UNIVERSITY DR		Dorcas S. Harris
0387	WESTMOUNT	QC	4823, RUE SHERBROOKE OUEST		Le 4817 Sherbrooke Inc.
0388	TORONTO	ON	1986 QUEEN ST EAST		MUR-DAVE Investments, Ltd.
0390	MANCHESTER	Connecticut	19 PAVILIONS DR		Heritage Manchester II LLC
0391	MIAMI	Florida	8725 SW 136TH ST		INTERPROPERTIES (U.S.A.), INC.
0392	SAINT BRUNO	QC	1201 BLVD DES PROMENADES		The Cadillac Fairview Corporation Limited
0393	INDIANAPOLIS	Indiana	5602 CASTLETON CORNERS LN		INDY I, L.P.
0394	MURRAY	Utah	6230 SOUTH STATE ST		JACMER L. SMITH ASSOCIATES
0397	CORAL SPRINGS	Florida	751 UNIVERSITY DR		KIMCO CORAL SPRINGS 623, INC.
0398	ANTIOCH	Tennessee	5266 HICKORY HOLLOW PKWY		Angelo A. Ciliberti, M.D.

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0400	OAK PARK	IIlinois	1143 WEST LAKE ST		TTC Oak Park LLC, an Illinois limited liability company
0403	KANSAS CITY	Missouri	6001 NW BARRY RD		Barry Road 29-98, L.L.C.
0404	ALBANY	Georgia	2620 DAWSON RD		Pinecrest Properties, Inc.
0406	ARLINGTON HEIGHTS	Illinois	111 WEST RAND RD	#28	New Plan of Arlington Heights, LLC
0407	GULFPORT	Mississippi	15154 CROSSROADS PKWAY		DDR Crossroads Center LLC
0408	PARK CITY	Utah	6535 LANDMARK DRIVE		Brentwood Equities, Inc., a California corporation
0409	CHICAGO	Illinois	5304 NORTH BROADWAY		Patel, Adesh and Jesal
0410	MINNETONKA	Minnesota	12970 WAYZATA BLVD		RIDGEHILL PARTNERS
0411	CINCINNATI	Ohio	2689 EDMONDSON ROAD		Rookwood Commons, LLC
0412	JOHNSON CITY	Tennessee	2116 NORTH ROAN ST	SUITE 1B	WIGGINS ASSOCIATES
0414	LITTLE ROCK	Arkansas	724 SOUTH BOWMAN RD		ACV Pier Little Rock, LLC
0415	NEWTON	Massachusetts	792 BEACON ST		ACADEMY REALTY TRUST
0418	BROOKFIELD	Wisconsin	17000 NW BLUEMOUND RD		Metropolitan Life Insurance Company
0420	SAN DIEGO	California	12004 CARMEL MOUNTAIN RD		Pacific Carmel .... (see memo below for the 2 LL names)
0421	LARGO	Florida	2351 101ST STREET		The Krauss-Miller-Lutz Charitable Trust Foundation (see below)
0422	PORTLAND	Oregon	11211 SE 82ND AVE		EMC4, LLC
0423	LUBBOCK	Texas	5102 60TH QUORUM	#A	LEVENSON-GOLDEN
0424	HAGERSTOWN	Maryland	17730 GARLAND GROH BLVD		Washington Real Estate Investment Trust
0428	LANSING	Illinois	16709 SOUTH TORRENCE AVE		AMALGAMATED TRUST & SAVINGS BANK
0429	WILMINGTON	North Carolina	3741 OLEANDER DR		Azalea Plaza Associates, a North Carolina general partnership
0431	SPRINGFIELD	Virginia	6751-A FRONTIER DR		Springfield Commons, Inc., a Delaware corporation
0432	LEXINGTON	Kentucky	4001 NICHOLASVILLE RD		Fayette Place Improvements Limited Partnership
0433	SALT LAKE CITY	Utah	4850 HIGHLAND DR		CREEKSIDE L.C.
0436	OCEANSIDE	California	2555 VISTA WAY		Pan Pacific Retail Properties, Inc.
0437	ALBUQUERQUE	New Mexico	6001 SAN MATEO NE		Fiesta Del Norte One, LLC
0438	BAYTOWN	Texas	6616 GARTH RD		Baytown Plaza, L.P.
0439	FRESNO	California	7457 N BLACKSTONE AVE		PL Riverpark LP
0442	WEST DUNDEE	Illinois	830 WEST MAIN		Inland Real Estate-Illinois, LLC
0443	BURLINGTON	North Carolina	106 HUFFMAN MILL RD		Southstar Holdings-Burlington II, LLC, a NC limited liability co.
0444	REDWOOD CITY	California	2501 EL CAMINO REAL		Regency Centers, L.P.
0445	WARWICK	Rhode Island	1276 BALD HILL RD		Edens & Avant Summit Square, LLC
0446	MOHEGAN LAKE	New York	3131 E MAIN ST	BLDG J	Galileo Cortlandt LLC, a New York limited liability company
0449	FREEHOLD	New Jersey	4345 HWY 9		POND ROAD ASSOCIATES, A NJ GEN. PRTNRSHP
0450	DUBLIN	California	4976 DUBLIN BLVD		BIT Investment Eleven, LP, a Maryland limited partnership
0452	PARAMUS	New Jersey	58-64 RTE 4 E		SPRING FOUR ASSOCIATES
0454	FAIRFAX	Virginia	11210 JAMES SWART CIRCLE		Fairfax Court Limited Partnership
0455	SPRINGFIELD	Missouri	3110 S GLENSTONE AVE		Glenstone Partners
0456	HUNTINGTON STATION	New York	7 EAST JERICHO TURNPIKE		Scanlon
0457	YONKERS	New York	2395 CENTRAL PARK AVE		Peter Karounos, Teddy Karounos and James Tzinis
0459	JACKSONVILLE	Florida	8110 BLANDING BLVD		BW PIER INC.
0460	PORT RICHEY	Florida	9017 U S HWY 19		Real Estate Equity Partners Two, LLC
0461	JACKSONVILLE	Florida	9395 ATLANTIC BLVD		EHL HOLDING PARTNERSHIP
0464	ROUND ROCK	Texas	2701-B PARKER ROAD		Frontier Village, L.P., a Texas limited partnership
0465	HILTON HEAD ISLAND	South Carolina	20 HATTON PLACE		BALOGH FAMILY HOLDINGS, LTD.
0466	BRIDGEWATER	New Jersey	385 U S HWY 202-206		SOMERSET COUNTY SHOPPING CENTER C/O LEVIN MANAGEMENT CORPORATI
0467	SANFORD	North Carolina	860 SPRING LANE ROAD		Kotis Properties, Inc.
0468	WASHINGTON	DC	4455 CONNECTICUT AVE		Saul Subsidiary II Limited Partnership
0469	JENSEN BEACH	Florida	3520 NORTHWEST FEDERAL HWY		RFP Jensen Beach, LLC
0470	GLEN ALLEN	Virginia	11120 W BROAD STREET		Apostal Partners Virginia, LLC
0472	MADISON	Wisconsin	4260 EAST TOWNE BLVD		EAST TOWNE SQUARE PARTNERSHIP
0473	INDIANAPOLIS	Indiana	10012 EAST WASHINGTON ST		INDIANA ASSOCIATES
0477	ENFIELD	Connecticut	34 HAZARD AVE	UNIT #8	Gateway Connecticut Properties, Inc., a California corporation
0481	CINCINNATI	Ohio	6180H WEST GLENWAY AVE		Stomad Centers Western Hills Plaza, LLC
0482	BURTON	Michigan	1245 SOUTH CENTER RD		PARAGON DEVELOPMENT
0483	BALLWIN	Missouri	15382 MANCHESTER RD		Ellisville Plaza, L.L.C.
0484	SAINT ANN	Missouri	3602 NORTH LINDBERGH BLVD		LENNETTE REALTY & INVESTMENT COMPANY
0485	COLMA	California	101 COLMA BLVD		280 Metro Limited Partnership, a Delaware limited parntership
0486	HANOVER	Massachusetts	1282 WASHINGTON ST		NORTHERN ROSE HANOVER LTD. PARTNERSHIP
0487	PALM HARBOR	Florida	31650 U S HWY 19 N		PHILLIPS P. YEE, TRUSTEE
0489	SAUGUS	Massachusetts	725 BROADWAY	RTE 1 S	Hillside Realty Trust

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0491	RIDGELAND	Mississippi	900 EAST COUNTY LINE RD	SUITE 100	North Regency Retail Partners, LLC
0494	JOPLIN	Missouri	410 RANGE LINE RD		Kimco Joplin 707, Inc.
0495	SPRING VALLEY	New York	150 SPRING VALLEY MARKET PLACE		EXIT 14 ASSOCIATES
0496	OKLAHOMA CITY	Oklahoma	5517 NORTH PENNSYLVANIA AVE		Patricia R. Mangan, Trustee (see below)
0498	EAGAN	Minnesota	1275 PROMENADE PLACE		DDRA Eagan Promenade Crossing LLC
0500	BRAMPTON	ON	200 GREAT LAKES DRIVE	UNIT #142	RioTrin Properties (Brampton) Inc., an Ontario corporation
0501	OWENSBORO	Kentucky	5221 FREDERICA ST	SUITE 101	Meng Farms, Inc., Joe W. Meng & Martha Meng
0502	CANOGA PARK	California	6500 CANOGA AVE		Victory-Warner Marketplace LLC, a Delaware limited liability comp
0503	DOUGLASVILLE	Georgia	2850 CHAPEL HILL ROAD		Inland Southeast Douglasville, LLC
0504	AVENTURA	Florida	18681 BISCAYNE BLVD		Henning/Trion Ventures I, Limited, a Florida limited partnership
0505	CALGARY	Alberta	3630 BRENTWOOD RD NW	#700	RioKim Holdings (Alberta) Inc.
0506	ROCHESTER	New York	2475 W RIDGE ROAD		Acsons Corp., Inc.
0507	TERRE HAUTE	Indiana	4225 S US HWY 41		Mid US LLC, an Indiana limited liability company
0508	MANHATTAN BEACH	California	1800 C ROSECRANS AVE		1800 Rosecrans Partners, LLC, a California limited liability co.
0509	GAITHERSBURG	Maryland	30 GRAND CORNER AVENUE		Washingtonian Associates L.C., a Maryland limited liability compa
0510	WESTERLY	Rhode Island	100 FRANKLIN STREET	#M	Franklin Plaza, LLC
0511	GOSHEN	Indiana	4024 ELKHART RD	SUITE 20A	HK New Plan ERP Property Holdings, LLC, a Delaware limited liabil
0512	WARSAW	Indiana	2802 FRONTAGE RD		Rein Warsaw Associates
0513	BENTON HARBOR	Michigan	1000 E NAPIER AVE	SUITE A	JPA Development L.L.C.
0514	WINTER PARK	Florida	480 N ORLANDO AVE	SUITE 100	Winter Park Town Center, Ltd.
0515	GREELEY	Colorado	2819 35TH AVE		Elk Lakes Master, LLC
0516	ELMHURST	Illinois	355 SOUTH ROUTE 83		Federal Construction, Inc. (see memo below)
0517	HANOVER	Pennsylvania	422 EISENHOWER DR		Monahan Equities I
0518	OLD SAYBROOK	Connecticut	665 BOSTON POST RD		Matthew M. Rubin, Trustee
0519	FORT MYERS	Florida	4945 S CLEVELAND AVE		Inland Western Fort Myers Page Field, L.L.C.
0520	VALDOSTA	Georgia	1819 NORMAN DRIVE		Commercial Net Lease Realty, Inc.
0521	PEORIA	Illinois	5115 W HOLIDAY DRIVE		Charter Oak Development, L.L.C., an Illinois limited liability co
0522	OAKVILLE	ON	2501 HAMPSHIRE GATE #1		Mobius Developments Ltd., an Ontario corporation
0523	ESCONDIDO	California	1272 AUTO PARKWAY	SUITE D	FRIT Escondido Promenade, L.L.C.
0524	WATERLOO	ON	564 KING STREET NORTH		Northgate-Glengrove Corporation
0525	CORALVILLE	Iowa	1401 CORAL RIDGE AVE		GGP Limited Partnership
0526	LAYTON	Utah	1934 N WOODLAND PARK DRIVE		IG, L.C., a Utah limited liability company
0527	SEEKONK	Massachusetts	145 HIGHLAND AVE		Seekonk Equities, LLC, a Mass. limited liability company,
0528	MACON	Georgia	2101 EISENHOWER PKWY		Glenway/Venice, LLC
0529	CALGARY	Alberta	5506 SIGNAL HILL CENTER		RioTrin Properties Inc., an Ontario corporation
0530	ANCHORAGE	Alaska	8535 OLD SEWARD HWY		Commercial Net Lease Realty, Inc.
0531	BATON ROUGE	Louisiana	6757 BLUEBONNET BLVD		GGP-Mall of Louisiana, L.P.
0532	COLUMBIA	Maryland	6131 COLUMBIA CROSSING CIRCLE	SUITE T-4	Columbia Crossing I, LLC
0533	WHEATON	Illinois	2023 SOUTH NAPERVILLE RD		2001 Naperville, L.L.C., a Delaware limited libility company
0534	WATCHUNG	New Jersey	1515 ROUTE 22 WEST	#16	Watchung Square Associates, LLC
0535	CRANSTON	Rhode Island	1 NEW LONDON AVE		Arvee, LLC, a Rhode Island limited liability company
0536	PORT CHARLOTTE	Florida	18500 VETERANS BLVD	UNIT 1	Hudson Realty Trust, Hersom Realty Trust, Oakly Realty Trust **
0537	MOBILE	Alabama	3787 AIRPORT BLVD		LFG-1, L.L.C.
0538	LAWRENCE	Kansas	3211 IOWA STREET		31-98 Lawrence, LLC, a Kansas limited liability company
0539	CRYSTAL LAKE	Illinois	5500 NORTHWEST HWY		Inland Ryan, LLC
0540	AUBURN HILLS	Michigan	3918 BALDWIN ROAD		8600 Associates Limited Partnership and J & G Auburn Hills, LLC
0541	BUFORD	Georgia	1695 MALL OF GEORGIA BLVD		Inland Southeast Mill Creek, L.L.C., a Delaware limited liability
0542	WILKES-BARRE TOWNSHI	Pennsylvania	407 ARENA HUB PLAZA		TFP Limited, a Pennsylvania limited partnership
0543	COLUMBUS	Ohio	3970 MORSE CROSSING		BR of Wisconsin 18, LLC
0544	PLAINFIELD	Indiana	2683 EAST MAIN STREET	SUITE 103	Plainfield Commons II, LLC
0545	BREA	California	2395 EAST IMPERIAL HWY	SUITE B	Brea Union Plaza II, LLC
0546	SAINT CATHARINES	ON	221 GLENDALE AVE	#601	OPB Realty (Pen Centre) Inc.
0547	CALGARY	Alberta	200-303 SHAWVILLE BLVD SE		RioKim Holdings (Alberta) Inc.
0548	LANGLEY	British Columbia	20195 LANGLEY BYPASS		Rockcliffe Estates, Ltd.
0549	VICTORIA	British Columbia	755 FINLAYSON STREET		Great Wall Industries, Inc., a British Columbia corporation
0550	PENNSDALE	Pennsylvania	1431 LYCOMING MALL CIRCLE		Realty Income Corporation
0551	LUFKIN	Texas	2950 SOUTH JOHN REDDITT DR	SUITE 108	Jack Paul and Mary Paul
0552	SIOUX FALLS	South Dakota	3801 WEST 49TH ST		Jemigan Westview, LLC and JP Westview, LLC
0553	FORT SMITH	Arkansas	6604 ROGERS AVE		P/S Partners, Inc., an Oklahoma corporation
0554	PHOENIX	Arizona	4717 EAST RAY RD		DDRA Ahwatukee Foothills, LLC

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0555	CHAMPAIGN	Illinois	2001 NORTH PROSPECT AVE		Inland Baytowne Square, L.L.C., a Delaware limited liability comp
0556	CARBONDALE	Illinois	1401 EAST MAIN ST	PO BOX 3636	Charles L. & Edwina Carter
0557	TEMPLE	Texas	3040 SOUTH 31ST ST		TR Austin Retail Corp.
0560	WOODCLIFF LAKE	New Jersey	453 CHESTNUT RIDGE RD		WS Tice’s Corner Marketplace, L.L.C.
0561	PADUCAH	Kentucky	5145 HINKLEVILLE RD	KENTUCKY OAKS MALL	Charles L. Carter & Edwina Carter
0562	BLOOMINGTON	Illinois	ONE AUTO ROW DR		Charles L. & Edwina Carter
0564	SCHAUMBURG	Illinois	170 NORTH BARRINGTON RD		LA SALLE NATIONAL TRUST, N.A. A Trustee of Trust 118924
0565	TYLER	Texas	4516 SOUTH BROADWAY		Lasater’s French Quarter Partnership
0566	SUNSET VALLEY	Texas	4965 WEST HWY 290		ACV Pier Sunset Valley, LLC
0567	GAINESVILLE	Georgia	300 PEARL NIX PKWY		C.M. & Judy Harrison Family LP
0568	LAFAYETTE	Indiana	3550 STATE RD 38 E		Kimco Lafayette Market Place 697, Inc.
0569	VIRGINIA BEACH	Virginia	3405 VIRGINIA BEACH BLVD		PRINCESS ANNE PROPERTIES, INC.
0570	COLUMBIA	Missouri	1901 BERNADETTE DR	BLDG 3-B	COLUMBIA PLAZA SHOPPING CENTER VENTURE
0571	BIRMINGHAM	Alabama	105 INVERNESS CORNERS		ACV Pier Birmingham, LLC
0572	HIGH POINT	North Carolina	1070 MALL LOOP RD		Fred Vogel Properties II, LLC & Jill Vogel Properties II, LLC
0573	CONROE	Texas	27900 I 45 N		Amerishop Woodlands, L.P.
0574	MAPLE GROVE	Minnesota	7900 WEDGEWOOD LN		DDRA Maple Grove Crossing LLC
0575	DICKSON CITY	Pennsylvania	700 COMMERCE BLVD		New Plan Realty Trust, a Massachusetts business trust
0576	CLARKSVILLE	Indiana	1200 LEWIS & CLARK PKWY EAST		La Place Center Limited Partnership
0577	OKLAHOMA CITY	Oklahoma	13801 NORTH PENNSYLVANIA	#D	JOHN A. HENRY & CO.
0578	YAKIMA	Washington	102 NORTH FAIR AVE	#103	Henry & Sandra Friedman
0580	WILLOW GROVE	Pennsylvania	1134 EASTON RD		Best Buy Company
0581	PORTLAND	Oregon	1736A NORTH JANTZEN BEACH CTR		Jantzen Dynamic Corp.
0582	OAKVILLE	ON	200 NORTH SERVICE RD W		Sun Life Assurance Company of Canada
0583	GAINESVILLE	Florida	3638 SW ARCHER RD		S. Clark Butler Properties Land Trust dated December 10, 1998*
0584	DULUTH	Minnesota	901 WEST CENTRAL ENTRANCE		STONERIDGE PARTNERS
0585	MEMPHIS	Tennessee	2725 NORTH GERMANTOWN PKWY		Commercial Lease Realty, Inc.
0586	FORT WORTH	Texas	4901 OVERTON RIDGE BLVD		IPERS Ridge Rock Plaza, Inc., a Delaware corporation
0587	WOODBURY	Minnesota	8452 TAMARACK VILLAGE		Tamarack Village Shopping Center, LP
0588	HUMBLE	Texas	20524 U S HWY 59 N		G&l III Deerbrook, LLC
0589	NEWPORT	Rhode Island	#1 LONG WHARF MALL		Elmwal Associates, LLC, a Rhode Island limited liability company
0590	STATEN ISLAND	New York	2194 RICHMOND AVE		PASSARELLI FAMILY PARTNERSHIP, L.P.
0591	CHARLOTTE	North Carolina	8802 J W CLAY BLVD		CS University Place II, LLC
0592	SUGARLAND	Texas	2521 TOWN CENTER BLVD N		Market at Town Center — Sugar Land Partnership
0593	NILES	Illinois	5637 WEST TOUHY AVE		OTR, an Ohio general partnership acting as the duly*
0594	TACOMA	Washington	4301 SOUTH STEELE ST		Garden West, LLC, a Washington limited liability company
0595	LONE TREE	Colorado	8360 SOUTH WILLOW ST		Meadows Shopping Center, et. al.
0596	HAMDEN	Connecticut	2335 DIXWELL AVE		Alecta Pensionsforsakring Omsesidigt
0597	JACKSONVILLE	North Carolina	1325 WESTERN BLVD		Wyatt Investments, LLC
0598	LA MESA	California	5500 GROSSMONT CENTER DR	SUITE 123	Grossmont Shopping Center
0599	ENCINITAS	California	1022 NORTH EL CAMINO REAL		ENCINITAS TOWN CENTER ASSOCIATES LLC
0600	VESTAL	New York	2540 VESTAL PKWY EAST	SUITE 1	Vestal Shoppes LLC, a Delaware limited liability company
0601	SARASOTA	Florida	4768 SOUTH TAMIAMI TRAIL		Blockbuster, Inc.
0602	LONGMONT	Colorado	1268 SOUTH HOVER STREET		AmREIT, Inc.
0604	SANFORD	Florida	401 TOWN CENTER BLVD		COMMERCIAL NET LEASE REALTY, INC.***
0610	LONG BEACH	California	6378 PACIFIC COAST HWY	SUITE A	Marina Pacifica, LLC
0611	AURORA	Illinois	4362 EAST NEW YORK		Yorkshire Center, LLC
0612	MYRTLE BEACH	South Carolina	1101 SEABOARD ST		MYRTLE BEACH FARMS COMPANY, INC.
0613	SAN LEANDRO	California	15100 HESPERIAN BLVD	SUITE 214	Pan Pacific Retail Properties, Inc.
0614	INDIANAPOLIS	Indiana	4150 LAFAYETTE RD		Conaught Place, LLC
0615	STATE COLLEGE	Pennsylvania	303 BENNER PIKE		STATE COLLEGE BOOKSTORE LIMITED PARTNERSHIP
0617	EAU CLAIRE	Wisconsin	4008 COMMONWEALTH AVE		Realty Income Corporation
0618	OLYMPIA	Washington	1309 COOPER POINT RD		Marx Properties, LLC
0620	MEMPHIS	Tennessee	6095 WINCHESTER RD		Carlyle Rock Ridge, LLC, a Delaware limited liability company
0621	WACO	Texas	4600 FRANKLIN	SUITE 100	Bright-Meyers Waco Associates, L.P.
0622	SAINT PETERS	Missouri	180 MID-RIVERS MALL DR		Parliament Properties, Inc.
0623	BEND	Oregon	2620 NE HWY 20	SUITE 200	Judith M. Getz and Melville J. Getz, Trustee of the Getz
0624	VERNON HILLS	Illinois	701 NORTH MILWAUKEE		Parliament Properties, Inc. and Alan J. Wallock, as Trustee of *
0625	LINCOLN	Nebraska	5141 “O” ST		The 3 Amigos Properties, L.L.C.
0627	IRVING	Texas	2350 NORTH BELTLINE RD		CAMPBELL PROPERTIES, INC.

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0629	MESA	Arizona	1155 SOUTH POWER RD	SUITE 110	SUPERSTITION MARKETPLACE TRUST
0630	NEWMARKET	ON	17440 YONGE ST		YONGE CENTRE PROPERTIES INC.
0631	MISSOULA	Montana	2800 NORTH RESERVE		GATEWAY LIMITED PARTNERSHIP
0634	SAN ANTONIO	Texas	5803 LOOP 410 NW		McCullough, et al (see memo below)
0635	SPOKANE	Washington	9940 NORTH NEWPORT HWY		Inland Western Spokane Northpointe, L.L.C.
0636	CRANBERRY TOWNSHIP	Pennsylvania	20267 RTE 19 N		JBCO I, L.P., a Pennsylvania limited partnership
0637	MAYS LANDING	New Jersey	3984 BLACK HORSE PIKE		AMC Delancey Hamilton Partners, L.P.
0639	ISSAQUAH	Washington	1435 11TH AVE NW		U.S. BANK OF WASHINGTON, A NATIONAL ASSOCIATION, AS TRUSTEE UNDER
0640	FORT LAUDERDALE	Florida	1860 NORTH FEDERAL HWY		19TH STREET INVESTORS, INC.
0641	WHITEHALL	Pennsylvania	2630 MAC ARTHUR RD		Realty Income Corporation
0642	FREMONT	California	39198 FREMONT BLVD		KIGFRE Fremont LP
0643	LA CANADA FLINTRIDGE	California	2200 FOOTHILL BLVD		Pearlman, et al (see memo below)
0644	KANSAS CITY	Missouri	9221 HILLCREST RD	SUITE R17	BP-SP Associates, L.L.C.
0645	FORSYTH	Illinois	987 S ROUTE 51		Hickory Point Mall, Limited Partnership
0647	BRADENTON		4430 14TH ST W		Goldman, Marshall and Merle
0648	MANCHESTER	New Hampshire	1111 SOUTH WILLOW ST		Rosenstar Manchester, LLC
0649	HOT SPRINGS	Arkansas	200 CORNERSTONE BLVD		Hot Springs Cornerstone Property, LLC
0650	LAUREL	Maryland	3401 FORT MEADE ROAD		Maryland City Plaza Limited Partnership, a Maryland limited partn
0651	CORTE MADERA	California	332 CORTE MADERA TOWN CTR		770 TAMALPAIS DRIVE INC.
0652	TWIN FALLS	Idaho	1676 LOCUST ST N		ZABALA FAMILY TRUST
0654	MERIDEN	Connecticut	533 SOUTH BROAD ST		URSTADT BIDDLE PROPERTIES, INC.
0655	MIDLAND	Michigan	1409 JOE MANN BLVD		KLRF Management Company L.L.C.
0656	GREAT FALLS	Montana	1601 MARKET PLACE DR	SUITE 1	MACERICH MANAGEMENT COMPANY
0657	NORTHRIDGE	California	8940 TAMPA AVE		GWP Northridge Grove Shopping Center, a California limited prtshp
0658	LAKELAND	Florida	3880 U S HWY 98 N		Palm I, L.L.C.
0659	SAGINAW	Michigan	2508 TITTABAWASSEE RD		Central Property Exchange, LLC
0660	RANCHO CORDOVA	California	10801 OLSON DR		Rancho Cordova Town Center
0661	EAST YORK	ON	815 EGLINTON AVE E		RioKim Holdings (Ontario) Inc.
0662	AMARILLO	Texas	8511 WEST INTERSTATE HWY 40		Nancy Staley Laubach, co-trustee (see Bus. Register Memo below)
0663	PEMBROKE PINES	Florida	11575 PINES BLVD		PEMBROKE LAKES MALL LTD, A FLORIDA LIMITED PARTNERSHIP*
0664	FORT MYERS	Florida	15660 SAN CARLOS BLVD	SUITE 29A	GULF MYERS S.C. COMPANY LTD
0667	SALT LAKE CITY	Utah	30 WEST 900 SOUTH		LUDLOW WAREHOUSE
0668	ROCHESTER	New York	300 HYLAN DR		L & S, LLC, a New York limited liability company
0669	BAYSHORE	New York	1871 SUNRISE HWY		BAYSHORE ASSOCIATES, A NEW YORK PARTNERSHIP
0670	WINSTON-SALEM	North Carolina	1026 HANES MALL BLVD		Hanes Point Shopping Center, LLC
0671	TUSCALOOSA	Alabama	1525 SKYLAND BLVD E		Skyland Partners, LLC
0674	CHICO	California	1931 EAST 20TH ST		Weinstock et al (see below)
0675	TAMPA	Florida	16318 NORTH DALE MABRY		Realty Income Corporation d/b/a Realty Income Properties, Inc.
0677	OCALA	Florida	2516 SW COLLEGE RD		Robert Dixon, Trustee
0679	YORK	Pennsylvania	1550 RODNEY RD		Fulton York Venture, LLC, a Nevada limited liability company
0680	WHITE PLAINS	New York	499 TARRYTOWN RD		Crossroads Joint Venture
0681	BATTLE CREEK	Michigan	5800 BECKLEY RD		Realty Income Corporation
0682	TAYLOR	Michigan	14440 PARDEE ROAD		BR of Wisconsin 20, LLC
0683	PALMDALE	California	1105 WEST AVE P		Palmdale Properties, LLC
0688	SOUTHERN PINES	North Carolina	9 PINECREST PLAZA	15501 SOUTHERN PINE	WRI Pinecrest Plaza, LLC
0689	STERLING	Virginia	21050 SOUTHBANK		Inland Southeast Cascades, L.L.C., a Delaware limited liability c
0690	LARCHMONT	New York	1329 BOSTON POST RD		Rockland Capital Partners LLC
0691	WESTLAND	Michigan	35640 WARREN RD		Westway Plaza Associates Ltd. Partnership
0693	YUMA	Arizona	839 WEST 32ND ST		Boehner, Kent A.
0694	GERMANTOWN	Tennessee	7730 POPLAR AVE	SUITE 7	Belz Investment Company L.P., a Tennessee limited partnership
0695	BRUNSWICK	Georgia	181 GOLDEN ISLES PLAZA		Kolo Enterprises, a Georgia general partnership
0696	NORTH ATTLEBORO	Massachusetts	1250 SOUTH WASHINGTON ST		SAM Realty Trust under Declaration of Trust dated July 20, 1989
0697	FLORENCE	Kentucky	7606 MALL RD		NAP Village at the Mall, LLC, an Ohio limited liability company
0698	NEWINGTON	Connecticut	2661 BERLIN TURNPIKE		SILKOFF, CHARLES & ALAN
0699	NOVI	Michigan	43195 CRESCENT BLVD		Novi Town Center Investors LLC, a Delaware limited liability comp
0701	TOLEDO	Ohio	5225 AIRPORT HWY		Airport Square Investment Properties, LLC
0704	LAKE GROVE	New York	2021 SMITH HAVEN PLAZA		C & B Realty #2 LLC
0705	BAKERSFIELD	California	3800 MALL VIEW RD		FERE-1 L.P.
0706	LONG BEACH	New York	214 EAST PARK AVE		Long Beach Shopping L.L.C.
0707	BATAVIA	Illinois	481 NORTH RANDALL		KIR Batavia 051 LLC, a Delaware limited liability company

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0708	MENTOR	Ohio	7777 MENTOR AVE	UNIT 1	Carter
0709	SANTA ROSA	California	2716 SANTA ROSA AVE		The Revocable Trust of Sau Ung Loo Chan, Dated October 16, 1980
0710	ALPHARETTA	Georgia	6010 NORTH POINT PKWY		CP Venture Two LLC, a Delaware limited liability company
0711	MONROE	Louisiana	4681 PECANLAND MALL DR		Realty Income Corporation
0712	HOUSTON	Texas	9524 WESTHEIMER		14760 Memorial Properties, LTD and
0713	SALEM	New Hampshire	125A SOUTH BROADWAY		DOUBLE PEA LIMITED PARTNERSHIP
0714	TULSA	Oklahoma	1926 UTICA SQUARE		Utica Square Shopping Center
0715	SANDY	Utah	102 WEST 10600 SOUTH ST		Macerich South Towne Limited Partnership***
0716	MANSFIELD	Ohio	800 N LEXINGTON-SPRINGMILL RD		POI Associates, Inc.
0718	OKEMOS	Michigan	4950 MARSH RD		Michigan Meridian, Inc.
0719	PARMA	Ohio	7721 WEST RIDGEWOOD DR		Parmatown One LLC
0722	BOISE	Idaho	140 NORTH MILWAUKEE		ROBERT G. STEVENS & CAROL F STEVENS
0723	SAINT PETERSBURG	Florida	4949 4TH ST N		Optima Partners, LLP
0724	PEORIA	Arizona	7739 WEST BELL RD		DDRA Arrowhead Crossing LLC
0725	EL PASO	Texas	730 SUNLAND PARK DR	MESA HILLS @ SUNLAN	SIMON PROPERTY GROUP (TEXAS), L.P.
0726	WEST MELBOURNE	Florida	2045 WEST NEW HAVEN AVE		ACV Pier West Melbourne, LLC
0729	FAYETTEVILLE	Arkansas	4100 NORTH COLLEGE AVE		NW VILLAGE, LLC
0730	CORPUS CHRISTI	Texas	5317 SOUTH PADRE ISLAND DR	MOORE PLAZA	ACV Pier Corpus Christi, LLC
0731	GREENVILLE	South Carolina	420 CONGAREE RD		FIFTY-EIGHT ACRES, INC.
0732	LA CROSSE	Wisconsin	3616 HWY 157		Realty Income Corporation
0733	PUYALLUP	Washington	4621 SOUTH MERIDIAN	SUITE A-915	Lakha Properties — Puyallup, LLC
0734	ANN ARBOR	Michigan	980 WEST EISENHOWER PKWY		Cranbrook Village Limited Partnership
0736	CANTON	Ohio	4643 EVERHARD RD		Sam Serves All Ohio Land Development and Building Company, LLC
0737	MAPLE SHADE	New Jersey	598 RTE 38 E		Forrest Investment Enterprises, LLC, a Florida limited liablty co
0738	WOODBRIDGE	ON	3900 HWY 7	UNIT 4	Westridge, et al (see memo below)
0741	SAN BERNARDINO	California	985 SOUTH E ST		Halama LLC, a Nevada limited liability company
0742	DAYTON	Ohio	2777 MIAMISBURG-CENTERVILLE RD		Acadia Mad River Property, LLC
0744	BELLINGHAM	Washington	4061 MERIDIAN ST		HAYWARD ELECTRIC
0745	JOLIET	Illinois	3064 PLAINFIELD RD		Realty Income Corporation
0746	LEESBURG	Virginia	502 D EAST MARKET ST		FR Leesburg Plaza, LP
0747	CAPE GIRARDEAU	Missouri	3051 WILLIAM ST		Mr. & Mrs. CLD Family Trust
0749	NORFOLK	Virginia	5930 VIRGINIA BEACH BLVD		JANAF ASSOCIATES LTD PARTNERSHIP
0750	COLUMBUS	Ohio	5030 NORTH HIGH ST		LBR LIMITED PARTNERSHIP
0751	WILMINGTON	Delaware	3660 CONCORD PIKE		F.A. HOLDINGS, INC., A DELAWARE CORP.
0752	FREEPORT/LI	New York	210 EAST SUNRISE HWY	MEADOWBROOK COM	KIOP Meadowbrook, L.P.
0753	BRISTOL	Connecticut	594 FARMINGTON AVE		FEDERAL REALTY INVESTMENT TRUST
0757	BOCA RATON	Florida	20655 LYONS RD		BOCA PIER ASSOCIATES, LTD
0758	ORLAND PARK	Illinois	15150 SOUTH LA GRANGE RD		TDC Ravinia Plaza — Orland Park, L.L.C., an Illinois limited liab
0761	JACKSON	Tennessee	877 NORTH PARKWAY		Realty Income Corporation
0762	CLAY	New York	4100 RTE 31		Marketfair North LLC
0763	OAKHURST	New Jersey	2111 RTE 35 N		ABAB Enterprises, a New Jersey general partnership
0764	NORWOOD	Massachusetts	1583 PROVIDENCE HWY		ACCESS ROAD ASSOCIATES
0765	MESA	Arizona	1457 WEST SOUTHERN AVE, STE. 7		Jackett Management, LLC et. al. (see below)
0766	SEBRING	Florida	760 U S 27 N		Tedlyn, Inc. (see memo below)
0767	COLUMBIA	South Carolina	250 HARBISON BLVD		Realty Income Corporation
0768	ASHEVILLE	North Carolina	876 BREVARD RD		Robert H. Schwab, Trustee of the Robert and Louise Schwab Family*
0772	NASHVILLE	Tennessee	3730 HILLSBORO PIKE		COLEMAN PARTNERS, A TENNESSEE GENERAL PARTNERSHIP
0773	SUNNYVALE	California	1255 WEST EL CAMINO		Pier One, LLC
0774	BOWLING GREEN	Kentucky	2608 SCOTTSVILLE RD		C & M PARTNERSHIP, A KENTUCKY GENERAL
0775	ABILENE	Texas	3950 SOUTH CLACK ST		Realty Income Texas Properties, L.P.
0776	DAVENPORT	Iowa	900 WEST KIMBERLY RD		Realty Income Corporation
0778	FORT WORTH	Texas	6006 CAMP BOWIE		Santa Barbara Camp Bowie Partners
0779	SLIDELL	Louisiana	170 NORTH SHORE BLVD		ACV Pier Slidell, LLC
0780	ALEXANDRIA	Louisiana	2235 SOUTH MACARTHUR DR		Realty income Corporation
0781	SANTA MARIA	California	230 EAST BETTERAVIA RD		Santa Maria (See memo below)
0783	ATLANTA	Georgia	3435 LENOX RD NE		Across Lenox Associates, a Georgia general partnership
0784	SAN ANTONIO	Texas	11745 IH 10 W	#410 BLDG 4	Inland Western San Antonio Huebner Oaks Limited Partnership
0786	FORT WAYNE	Indiana	4224 COLDWATER RD		ONECO, L.P., AN INDIANA LIMITED PARTNERS
0787	MIAMI	Florida	8415 SW 24TH ST		COLUMBIA-BBB WESTCHESTER SHOPPING ASSOCIATES
0790	TOMS RIVER	New Jersey	621 BAY AVE		SP Acquisition Associates, LLC, a Delaware limited liability co.

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0791	BARBOURSVILLE	West Virginia	150 MALL RD		Pier Barboursville, LLC, a West Virginia limited liability compan
0792	CHESAPEAKE	Virginia	4140 PORTSMOUTH BLVD		Pantos Family LLC IX
0793	EAST HANOVER	New Jersey	375 RTE 10		CAPITOL LIGHTING OF EAST HANOVER
0794	MONTGOMERYVILLE	Pennsylvania	801 HORSHAM RD	P O BOX 428	ADAMS MONTGOMERYVILLE ASSOCIATES, A PENNSYLVANIA GEN PARTNERSHIP
0795	BLASDELL	New York	3701 MCKINLEY PKWY	BOX 1070 MCKINLEY M	BG McKinley II LLC, a New York limited liability company
0796	CHANDLER	Arizona	265 N FEDERAL ST		Santana, et al (see memo below)
0797	NAPLES	Florida	5062 AIRPORT PULLING RD N		DDR MDT Carillon Place LLC, a Delaware limited liability company
0798	HONOLULU	Hawaii	1108 AUAHI ST		VICTORIA WARD, LIMITED
0799	LEWISV1LLE	Texas	2430 SOUTH STEMMONS FRWY		Donald Parsons and Joyce Parsons as Tenants in Common and**
0800	NEW YORK	New York	71 FIFTH AVE		71 FIFTH AVENUE COMPANY
0802	AVON	Connecticut	385 WEST MAIN ST	UNIT A	Shops at Dale Corner LLC
0803	SOUTHAMPTON	New York	54 MONTAUK HWY		Long Island Resource Corp.
0804	CHARLOTTESVILLE	Virginia	805 GARDENS BLVD		Castle Gardens Shopping Center, L.L.C., a Wisconsin limited liabi
0805	NEW YORK	New York	1550 THIRD AVE		Allied Third Avenue, LLC
0806	MURFREESBORO	Tennessee	1971 OLD FORT PKWY		DDR MDT Murfreesboro Towne Center LLC
0808	ROCKVILLE	Maryland	1590 ROCKVILLE PIKE		ROCKVILLE PIKE PROPERTIES LIMITED PTNSHP
0809	TEMECULA	California	26415 YNEZ RD		KIR Temecula, L.P., a California limited partnership
0810	NORTH LITTLE ROCK	Arkansas	2601 MCCAIN BLVD		Lakewood Village Shopping Park, LLC, an Arkansas limited liabilit
0812	WAUWATOSA	Wisconsin	2545 NORTH MAYFAIR RD		GP Wisconsin LLC
0813	CLOVIS	California	1055 SHAW AVE		Clovis I, LLC & Cabrillo Park I, LLC
0815	PHILADELPHIA	Pennsylvania	187 FRANKLIN BLVD		Benbrooke Franklin Partners, L.P.
0816	HILLSBORO	Oregon	2483 NW 185TH AVE		Pan Pacific Retail Properties, Inc.
0817	FREDERICK	Maryland	1106 WEST PATRICK ST		STOCKMAN, JAMES M.
0818	HARLINGEN	Texas	1106 S EXPRESSWAY 83		Commercial Net Lease Realty, LP
0819	MATTESON	IIlinois	4249 WEST 211TH ST		Pier Matteson Properties, LLC
0821	PITTSBURGH	Pennsylvania	843 FREEPORT RD		WATERWORKS PHASE II
0822	SAN CLEMENTE	California	415 EAST AVENIDA PICO	SUITE L	Pico Pavilion, LLC
0823	ARLINGTON	Texas	4145 SOUTH COOPER ST		Wathen Arlington, LLC
0824	PITTSFIELD	Massachusetts	555 HUBBARD AVE		Berkshire Crossing Shopping Center LLC
0827	OTTAWA	ON	1163 ST LAURENT BLVD		1248743 Ontario, Inc.
0828	MISSION VIEJO	California	28311 MARGUERITE PKWY		Mission Viejo Town Center, L.P.
0829	BRANDON	Florida	2111 WEST BRANDON BLVD		Realty Income Corporation, a Maryland Corp. d/b/a Realty Income
0830	BOGART	Georgia	3725 ATLANTA HWY 78		LONDON REALTY, L.P.
0831	NORCROSS	Georgia	5795 JIMMY CARTER BLVD		Ki Nyun Chung
0832	DOVER	Delaware	1231 NORTH DUPONT HWY		Dover Mall Limited Partnership, a Delaware limited partnership
0833	VALENCIA	California	24445 WEST MAGIC MOUNTAIN PKWY		JBC, et al (see memo below)
0834	NORTH CHARLESTON	South Carolina	7643 NORTH RIVERS AVE		North Rivers, LLC
0835	RICHFIELD	Minnesota	2900 WEST 66TH ST		Principal Life Insurance Company
0836	NASHUA	New Hampshire	#2 NORTHWEST BLVD		DEMOULAS SUPER MARKETS, INC.
0837	BLAINE	Minnesota	784 COUNTY ROAD 10 NE		Northcourt Commons Retail, LLC, a Delaware limited liability comp
0841	DANBURY	Connecticut	1 SUGAR HOLLOW RD		G & J Partners
0842	CHESTERFIELD	Michigan	51405 GRATIOT AVE		Michaels at Chesterfield, L.L.C., a Michigan limited liability co
0843	FARGO	North Dakota	4330 13TH AVE SW		Fred Vogel Properties III, LLC & Jill Vogel Properties III, LLC
0844	BURNSVILLE	Minnesota	1501 COUNTY RD 42 W		AURORA INVESTMENTS, LLC
0846	EAST BRUNSWICK	New Jersey	269 RTE 18		HARARY GROUP
0848	HYANNIS	Massachusetts	1070 RTE 132	FESTIVAL AT HYANNIS	Festival of Hyannis, LLC, a Delaware limited liability company
0849	BLOOMINGTON	Indiana	849 AUTOMALL RD		IIR Company
0850	CONCORD	North Carolina	1237 CONCORD PRKWY NORTH		JHM Properties LLC
0852	LAFAYETTE	Louisiana	5530 JOHNSTON ST		Roquet LLC, a New York limited liability company
0853	HOLYOKE	Massachusetts	98 LOWER WESTFIELD RD		Barowsky Real Estate, Inc.
0854	CHICAGO RIDGE	Illinois	9820 RIDGELAND		AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO*
0855	COMSTOCK PARK	Michigan	3909 ALPINE AVE NW		E.T.A. Partnership
0856	SCHAUMBURG	Illinois	1995 E GOLF RD		Inland Woodfield Plaza, L.L.C.
0858	PHOENIX	Arizona	301 EAST BELL RD		Bell Towne Centre Associates, LLC
0861	SAN RAFAEL	California	155 NORTHGATE ONE		NORTHGATE PROPERTIES
0863	ROSEVILLE	Minnesota	2397 NORTH FAIRVIEW AVE		Fairdate Shoppes, L.L.C., a Missouri limited liability company
0865	LONGVIEW	Texas	307 NW LOOP 281		P. One Longview Investors, Inc.
0866	NASHUA	New Hampshire	221 DANIEL WEBSTER HWY		Unear Retail Nashua #1 LLC
0867	CHATTANOOGA	Tennessee	2130 HAMILTON PLACE BLVD		John J. Charleston, Trustee of the John J. Charleston TrustOf1998
0868	COLORADO SPRINGS	Colorado	1893 SOUTH NEVADA AVE		Southern Cross & Kim, Inc., a Colorado Corporation

Estimated Open for
propid	city	state	address_1	address_2	Isr_name	Business Date
0869	CAMBRIDGE	Massachusetts	#ONE PORTER SQUARE	ARCADE SHOPPING CE	Porter Square Equity Partners, LLC
0870	JACKSON	Mississippi	4300 ROBINSON RD		MATTIACE PROPERTIES, INC.
0871	ERIE	Pennsylvania	5666 PEACH ST		Realty Income Corporation
0872	SHREVEPORT	Louisiana	9025 MANSFIELD RD		Realty Income Corporation
0874	FEDERAL WAY	Washington	2424 SOUTH 320TH ST		FIR ASSOCIATES
0878	DECATUR	Georgia	3795 NORTH DRUID HILLS RD		NATIONSBANK OF TEXAS, N.A. AS FIDUCIARY FOR ROMAR PARTNERSHIP TRU
0879	PLANO	Texas	741 CENTRAL EXPRESSWAY		LYDA HUNT-CAROLINE TRUSTS
0880	RACINE	Wisconsin	2621 SOUTH GREEN BAY RD		BR of Wisconsin 15, LLC
0881	DEPTFORD	New Jersey	301 NORTH ALMONESSON RD	BLDG G-23	ALMONESSON ASSOCIATES, LTD. PARTNERSHIP
0882	DELRAY BEACH	Florida	2975 SOUTH FEDERAL HWY		MRCK Limited Partnership, a Connecticut limited partnership
0886	SPOKANE	Washington	14748 EAST INDIANA		Spokane Mall L.L.C., a Delaware limited liability company
0887	ROCKFORD	Illinois	6325 EAST STATE ST		Simon Property Group (Illinois), L.P.
0888	ROCHESTER	Minnesota	1201 SOUTH BROADWAY	#16	Crossroads Center Rochester
0889	SPRINGFIELD	Illinois	2691 VETERANS PKWY		SIMON PROPERTY GROUP (ILLINOIS), L.P.
0890	BALTIMORE	Maryland	1809 REISTERSTOWN RD	SUITE 103	woodholme Properties Limited Partnership
0892	CLIVE	Iowa	8801 UNIVERSITY AVE	BLDG F	Lyons Pier 1, L.L.C., a California limited liability company
0893	WICHITA	Kansas	4500 WEST KELLOGG		Realty Income Corporation
0895	PITTSBURGH	Pennsylvania	200 MCHOLME DR		Montour Place, LLC
0896	BARRIE	ON	70 BARRIE VIEW DR		Well Grounded Developments Inc.
0897	BROSSARD	QC	5985 BOUL TASCHEREAU		TRISAM CONSTRUCTION, INC.
0898	LONDON	ON	WELLINGTON SOUTHDALE PLAZA	977 WELLINGTON RD S	Wellington Southdale Centre Inc.
1000	ORLANDO	Florida	525 N ALAFAYA TRL		Simon Property Group, L.P.
1001	EDMONTON	Alberta	1910 99 STREET NW	SOUTH EDMONTON CC	RioKim Holdings (Alberta) Inc.
1002	CAMARILLO	California	135 W VENTURA BLVD	SUITE B	Levon Investments
1003	JONESBORO	Arkansas	2300 E HIGHLAND DR	SUITE A	Belz Burrow Crossroads Center, L.P.
1004	NORWALK	Connecticut	777 CONNECTICUT AVE		51 Richards Avenue LLC
1005	GREENWOOD	South Carolina	525 BYPASS 72 NW	SUITE C	Warner & Marbut, L.L.C.
1006	KERRVILLE	Texas	1304 JUNCTION HWY	#100	Amiran Capital Partners, L.P.
1007	FAIRVIEW HEIGHTS	Illinois	6101 N ILLINOIS ST		Weingarten Realty Investors, a Texas real estate investment trust
1008	SHREWSBURY	Pennsylvania	606 SHREWSBURY COMMONS AVE		Shrewsbury Commons Limited Partnership
1009	EDGEWATER	New Jersey	11 THE PROMENADE		RREEF America Reit II Corp. HH, a Maryland corporation ☐
1010	WICHITA	Kansas	1800 N ROCK ROAD	SUITE 100	BF Owner, L.L.C., a Kansas limited liability company
1011	HOMESTEAD	Pennsylvania	240 E WATERFRONT DR		Broad & Wood Realty Corp.
1012	WEST BEND	Wisconsin	1225 W PARADISE DR		Donald J. Ripp Family Limited Partnership, a Wisconsin limited pa
1013	FOND DU LAC	Wisconsin	516 N ROLLING MEADOWS DR		Frontage Investments, Inc.
1014	BIRMINGHAM	Alabama	1616 GADSDEN HWY	SUITE 100	Colonial Realty Limited Partnership
1015	FINDLAY	Ohio	1949 TIFFIN AVE	SUITE 4	Isaac Eastowne Findlay, Ltd.
1016	MUSKEGON	Michigan	5325 HARVEY ST		Ramco Lakeshore LLC, a Delaware limited liability company
1017	FRISCO	Texas	3321 PRESTON RD		BPR Shopping Center, L.P.
1018	SOUTH CHARLESTON	West Virginia	36 RHL BLVD		THF ONC Two Development, L.L.C.
1019	EUGENE	Oregon	298 COBURG RD		McKay Investment Company
1020	OSHKOSH	Wisconsin	1880 S KOELLER ST		G & N Investments, LLC
1021	KOKOMO	Indiana	1429 S REED RD		Simon Property Group, L.P.
1022	ROSEVILLE	California	1101 GALLERIA BLVD		Galleria Boulevard, LLC
1023	FLEMINGTON	New Jersey	39 REAVILLE AVE		Hunterdon Shopping Center Partners, LLC
1024	ROTTERDAM	New York	90 W CAMPBELL RD		Aladin Properties, LLC
1025	HEATH	Ohio	617 HEBRON RD		Southgate Partners, L.P.
1026	FOLSOM	California	2775 E BIDWELL ST	SUITE 100	Folsom Broadstone, Inc.
1027	CLEVELAND	Tennessee	331 PAUL HUFF PKWY NW		PDQ Kenleon Tenn, LLC, a Tennessee limited liability company
1028	HOLMDEL	New Jersey	2130 STATE ROUTE 35		Holmdel Commons, LLC
1029	BRAINTREE	Massachusetts	120 GRANITE ST		Blake K. Palmer & Dorothy Palmer ***
1030	MOREHEAD CITY	North Carolina	5218 A HWY 70 W		Carteret Commons, LLC
1031	WILLIAMSVILLE	New York	8420 TRANSIT RD		WP Properties, LLC
1032	MARSHFIELD	Wisconsin	1927 N CENTRAL AVE		Marsh Pier, LLC
1033	GLEN ALLEN	Virginia	9840 BROOK RD		Inland Southeast Creeks, LLC, a Delaware limited liability compan
1034	LA JOLLA	California	8657 VILLA LA JOLLA DR	SUITE 221	8650 Villa La Jolla, Inc.
1035	MIAMI	Florida	8615 SW 124TH AVE		Kendall Village Associates, Ltd.
1036	LOUISVILLE	Kentucky	4330 SUMMIT PLAZA DR		Louisville Retail Company, L.L.C.
1037	COVINGTON	Washington	17051 SE 272ND ST	SUITE 45	GMS Realty, LLC
1038	WAUSAU	Wisconsin	3500 RIB MOUNTAIN DR		BR of Wisconsin 31, LLC

Estimated
Open for
Business
propid	city	state	address_1	address_2	Isr_name	Date
1039	BROOMFIELD	Colorado	211 EAST FLATIRON CIRCLE		DDR Flatiron LLC, an Ohio limited liability company
1040	WESTPORT	Connecticut	1460 POST ROAD EAST		Urstadt Biddle Properties Inc.
1041	SALISBURY	North Carolina	395 FAITH ROAD	ENNIS STREET MARKE	Heritage Property Investment Limited Partnership
1042	NAPLES	Florida	1000 IMMOKALEE RD #90		Granada Shoppes Associates, Ltd.
1043	CALIFORNIA	Maryland	45098 WORTH AVE		First Colony (E&A), LLC
1044	MCMINNVILLE	Oregon	2350 NE HIGHWAY 99W		Cypress / McMinnvitle II, LP, a Delaware limited partnership
1045	WEBSTER	New York	1855 EMPIRE BLVD		1855 Empire Blvd., LLC
1046	GREENVILLE	South Carolina	3215 N PLEASANTBURG DR		PL Cherrydale Point LLC
1047	PASO ROBLES	California	2169 THEATER DR		Paso Robies Ventures LLC, a Delaware limited liability co
1048	EXTON	Pennsylvania	287 MAIN ST		Main Street at Exton, L.P.
1049	ENCINO	California	17150 VENTURA BLVD		Plaza Inv., a California limited partnership
1050	LEOMINSTER	Massachusetts	15 WATER TOWER PLAZA	289 NORTH MAIN STRE	Heritage SPE LLC
1051	HARVEY	Louisiana	1629 WESTBANK EXPRESSWAY	SUITE A	Centre at Westbank LLC
1052	SAINT CLAIRSVILLE	Ohio	50850 VALLEY CENTRE BLVD		THF St. Clairsville Parcel Poss, L.L.C., a Missouri limited liabi
1053	DALLAS	Texas	13710 DALLAS PKWY	SUITE A	Galleria Plaza, Ltd.
1054	COOKEVILLE	Tennessee	383 W JACKSON ST		Jack H. Sells
1055	DECATUR	Alabama	809 BELTLINE RD SW		English Village/SAV, LLC
1056	GLEN MILLS	Pennsylvania	975 BALTIMORE PIKE		Brinton Land Development Associates, L.P.
1057	BOLINGBROOK	Illinois	155 N WEBBER RD		The Landings Shopping Ctr, LLG
1058	PITTSBURGH	Pennsylvania	7219 B MCKNIGHT RD		COFAL Partners, L.P.
1059	JEFFERSON CITY	Missouri	3535 MISSOURI BLVD	#107	MBI-Wildwood Crossing, L.L.C., a Missouri limited liability comp
1060	DU BOIS	Pennsylvania	220 COMMONS DR		Cedar Dubois LLC, a Delaware limited liability company
1061	INDIANA	Pennsylvania	475 BEN FRANKLIN RD S	SUITE 22	Cedar Townfair Phase III, LLC, a Delaware limited liability compa
1062	INDIANAPOLIS	Indiana	6810 S EMERSON AVE	SUITE A	DAB Investments — Southgort Commons, LLC, an Indiana LLC
1063	TRACY	California	2790 N NAGLEE RD		Tracy Mall Partners, L.P.
1064	KINGSTON	ON	646 GARDINERS RD	#15	RioTrin Properties (Kingston) Inc.
1065	WEYMOUTH	Massachusetts	765 BRIDGE ST		PS Weymouth LLC
1066	BLOOMINGDALE	Illinois	398 W ARMY TRAIL RD	#102	Bioomingdale Square Limited Partnership
1067	ROCKY POINT	New York	291 ROUTE 25A		Milrock, Inc.
1068	DEKALB	Illinois	2371 SYCAMORE RD	#2371	Sycamore Center DeKalb LLC
1069	HENDERSONVILLE	North Carolina	88 HIGHLAND SQUARE DR		Hendersonville (Highlands) WMS, LLC
1070	EVERETT	Massachusetts	15 MYSTIC VI EW RD	UNIT H-3	DDRC Gateway LLC
1071	LAS VEGAS	Nevada	9887 SOUTH EASTERN AVE		Silverado Ranch Plaza, L.L.C., a Delaware limited liability compa
1072	ORO VALLEY	Arizona	10571 N ORACLE RD		Barclay Group No. 10, Limited Partnership
1073	SAINT LOUIS	Missouri	1805 S BRENTWOOD BLVD		Pace — Brentwood Partners, LLC
1074	CHINO	California	3881 GRAND AVE		Vestar-Chino A, L.L.C., an Arizona limited parntership
1075	MONTREAL	QC	3220 RUE JEAN YVES		RioTrin Properties (Kirkland) Inc.
1076	WINNIPEG	Manitoba	785 DAKOTA STREET	UNIT 3	St. Vital Square Ltd.
1077	MONTREAL	QC	5475 RUE DES JOCKEYS		First Place, et al (see memo below)
1078	RICHMOND	British Columbia	9771 BRIDGEPORT RD		Airport Gateway Plaza Ltd.
1079	GOLDSBORO	North Carolina	403 N BERKELEY BLVD		K-2 Properties, LLC
1080	SELMA	Texas	8344 AGORA PARKWAY	SUITE 100	S A Development Company, L.P.
1081	ROSSFORD	Ohio	9848 OLDE US 20		Ramco Aubum Crossroads SPE, LLC
1082	CEDAR HILL	Texas	304 N HIGHWAY 67		KRG Cedar Hill Plaza, L.P
1083	LAKE OZARK	Missouri	3975 JR PREWITT PARKWAY		Prewitt’s Hwy 54 Enterprises, LLC
1084	TAMPA	Florida	128 SOUTH WESTSHORE BLVD		Regency Centers, L.P.
1085	AIKEN	South Carolina	2529 WHISKEY ROAD		Inland Southeast Aiken Whiskey Road, L.L.C., a Delaware limited I
1086	FULLERTON	California	1961 W MALVERN AVE		Tigard, et al (see memo below)
1087	LITHONIA	Georgia	8114 MALL PARKWAY		Inland Southeast Stonecrest, L.L.C., a Delaware limited liability
1088	ROGERS	Arkansas	475 N 46TH ST		Tallgrass Development, Inc.
1089	PASADENA	Texas	5660 FAIRMONT PKWY		KIR Pasadena II, L.P.
1090	HOWELL	Michigan	3477 E GRAND RIVER AVE		Grand River/Oaks Associates, LLC
1091	ROCK HILL	South Carolina	542 JOHN ROSS PKWY		Southern Real Estate Company of Charlotte, Inc.
1092	MANASQUAN	New Jersey	2410 HIGHWAY 35		Orchards at Wall, L.L.C.
1093	WELLINGTON	Florida	10510 W FOREST HILL BLVD		Cedar Development, Ltd.
1094	MONTREAL	QC	1001 RUE DU MARCHE CENTRAL	UNIT A-8	bclMC Realty Corporation
1095	SAN ANTONIO	Texas	11625 BANDERA ROAD		DDR DB SA Ventures LP
1096	REHOBOTH BEACH	Delaware	4561 HIGHWAY 1		BPG Properties, L.L.C.
1097	KAMLOOPS	British Columbia	1055 HILLSIDE DR		Calloway REIT-Kamloops
1098	DEER PARK	Illinois	20530 N RAND RD	SUITE 136	DDR Deer Park Town Center LLC, an Ohio limited liability company

Estimated
Open for
Business
propid	city	state	address 1	address 2	Isr name	Date
1099	WEST HARTFORD	Connecticut	1465 NEW BRITAIN AVE		FW CT-Corbins Corner Shopping Center, LLC
1101	PETOSKEY	Michigan	1309 SPRING STREET	SUITE 130	Agree Limited Partnership
1102	SURREY	British Columbia	3091 152ND STREET	UNIT 360	Grosvenor Canada Limited (see memo below)
1103	ABBOTSFORD	British Columbia	32720 S FRASER WAY		Penvest, et al (see memo below)
1104	SURPRISE	Arizona	13710 W BELL ROAD		Surprise Towne Center, L.C.
1105	Ml NOT	North Dakota	100 28TH AVE SW		Engen Eckmann
1106	SAINT GEORGE	Utah	329 SOUTH RIVER ROAD		Rimrock Market Place, L.C.
1107	LYNCHBURG	Virginia	4024-B WARDS ROAD		Inland Southeast Lynchburg, L.L.C., a Delaware limited liability
1108	CHRISTIANSBURG	Virginia	35 CONSTON AVENUE		Heritage Spradlin SPE LLC
1109	CLARKSBURG	West Virginia	499 EMILY DRIVE		THF Clarksburg Development One
1110	MATTHEWS	North Carolina	2315 MATTHEWS TOWNSHIP PARKWAY		Inland Southeast Sycamore, LLC
1111	SPRINGFIELD	New Jersey	275 RTE 22 EAST		POP Realty Corporation
1112	SHREWSBURY	Massachusetts	571 BOSTON TURNPIKE	SUITE B	Shrewsbury; KSI 481, LLC
1113	PAOLl	Pennsylvania	82 E LANCASTER AVE	STORE 2A	Paoli Shopping Center, L.P.
1114	MIDLOTHIAN	Virginia	4572 COMMONWEALTH CENTER PKWY		Inland Southeast Commonwealth II, LLC
1115	LITTLETON	Colorado	7301 S SANTA FE DRIVE	#710	DDR Aspen Grove Lifestyle Center Properties, LLC, a Delaware limi
1116	DENVER	Colorado	2780 S COLORADO BLVD	SUITE 306-A	Black Cherry Limited Liability Company
1117	INDIANAPOLIS	Indiana	2902 WEST 86TH STREET	SUITE 100	USRP Willow West, LLC, a Delaware limited liability company
1118	DURHAM	North Carolina	1515 NORTH POINTE DRIVE	#115	North Pointe Development Associates, L.P.
1119	EDMONTON	Alberta	13530 137TH AVENUE NW		Skyview Equities, Inc.
1120	YPSILANTI	Michigan	3785 CARPENTER ROAD		Valley View (Unit 6) LLC
1121	MONACA	Pennsylvania	135 WAGNER ROAD		DDR MDT Monaca Township Marketplace, LLC
1122	EDMONTON	Alberta	17515 STONY PLAIN RD NW		116863 Properties Ltd.
1123	MILFORD	Connecticut	98 TURNPIKE SQUARE		Milford Associates
1124	VENTURA	California	4900 TELEPHONE ROAD		Ventura Gateway, LLC
1125	BURLINGTON	ON	3230 FAIRVIEW STREET	UNIT 2	3230 Fairview Street (Burlington) Inc.
1126	LAKE CHARLES	Louisiana	302 W PRIEN LAKE ROAD		BR of Wisconsin 36, LLC
1127	CUYAHOGA FALLS	Ohio	392 HOWE AVENUE		Plaza Chapel Hill Co.
1128	HICKORY	North Carolina	1844 CATAWBA VALLEY BLVD SE		Inland Western Hickory-Catawba, L.L.C., a Delaware limited liabil
1129	TUKWILA	Washington	17388 SOUTHCENTER PARKWAY		KIR TUKWILA L.P.
1130	GLASTONBURY	Connecticut	2838 MAIN STREET		Griswold Mall Associates Limited Partnership
1131	LANSING	Michigan	647 N MARKET PLACE BLVD		BR of Wisconsin 5, LLC
1132	VACAVILLE	California	2070 HARBISON DRIVE		R/M Vacaville, Ltd.
1134	DAPHNE	Alabama	6850 HIGHWAY 90	SUITE A-8	AIG Baker Daphne, LLC
1135	FOUNTAIN HILLS	Arizona	16815 EAST SHEA BLVD	SUITE 125	Inland Western Fountain Hills Four Peaks, L.L.C.
1136	NEWBURGH	New York	1255 ROUTE 300		Newburgh Crossing, LLC, a New York limited liability company
1137	EL CERRITO	California	7000 EL CERRITO PLAZA		William Edwards Family, L.P.
1138	LISBON	Connecticut	160 RIVER ROAD	SUITE A190	Lisbon Landing LLC
1139	HAMILTON	New Jersey	150 MARKETPLACE BLVD		JDN Real Estate — Hamilton, L.P., a Georgia limited partnership
1140	ASHEVILLE	North Carolina	100 RIVER HILLS RD		River Hills Shops, LLC
1141	FOLEY	Alabama	2863 S MCKENZIE ST		Pier 1 Foley, AL, LLC
1142	LANSING	Michigan	2917 PREYDE BLVD		Inland Western Lansing Eastwood, L.L.C. , a Delaware limited liabi
1143	LA GRANGE	Illinois	15 N LA GRANGE ROAD		Triangle Partners East, L.L.C.
1144	EASTON	Maryland	219 MARLBORO AVE		Mears Properties LLC
1145	RICHMOND	Virginia	11401 MIDLOTHIAN TURNPIKE		BR of Wisconsin 28, LLC
1146	ANJOU	QC	7151 BOUL DES ROSERAIES		First Capital (Anjou) Corporation Inc.
1147	BURLESON	Texas	1107 N BURLESON BLVD		EE Burleson, L.P., a Delaware limited partnership
1148	SOUTH ELGIN	Illinois	358 RANDALL ROAD		Geneva Exchange Fund XXV, LLC
1149	ROSEMERE	QC	20A BOUTHILLIER BLVD		9045 — 4737 Quebec, Inc.
1150	GIG HARBOR	Washington	5160 BORGEN BLVD		SHDP Associates, LLC
1151	BOSSIER CITY	Louisiana	2001 AIRLINE DRIVE	SUITE 135	Texas Street, LLC
1153	TURLOCK	California	2901 COUNTRYSIDE DRIVE		Monte Vista Crossings, LLC
1154	NORTH VANCOUVER	British Columbia	1595 MARINE DRIVE		Zephyr Holdings Ltd.
1155	MCHENRY	Illinois	2328 N RICHMOND RD		Rubloff McHenry East, L.L.C.
1156	WARNER ROBINS	Georgia	2622 WATSON BLVD	SUITE A	Inland Southeast City Crossing, L.L.C., a Delaware corporation
1157	FRANKFORT	Kentucky	1303 US 127 SOUTH	SUITE 305	MCW-RC KY-Franklin, LLC, a Delaware limited liability company
1158	PRESCOTT	Arizona	3250 GATEWAY BLVD	SUITE 440	TWC II -Prescott Mall, LLC
1159	SALEM	Oregon	803 LANCASTER DR NE		Lancaster Development Company, LLC
1160	WYOMING	Michigan	4950 WILSON AVE SW	SUITE 30	Wilsontown, L.L.C.
1161	WILMINGTON	North Carolina	6885 MAIN STREET		Mayfaire Retail, LLC

Estimated
Open for
Business
Propid	city	state	address 1	address 2	Isr name	Date
1162	VIRGINIA BEACH	Virginia	1169 NIMMO PARKWAY	SUITE 218	Lake Gem II, LLC
1163	SANTEE	California	9820 MISSION GORGE ROAD		Vestar/Kimco Santee, L.P., a California limited partnership
1164	POCATELLO	Idaho	4150 YELLOWSTONE AVE		Cobblestone Creek LLC, a Utah limited liability company
1165	HUNTERSVILLE	North Carolina	8805 TOWNLEY ROAD		Inland Southeast Birkdale, LLC, a Delaware limited liability comp
1166	FLOWOOD	Mississippi	279 DOGWOOD BLVD		The 1991 Wistrom Family Trust
1167	BAKERSFIELD	California	9030 ROSEDALE HWY		Northwest Target, LLC
1168	WINDSOR	ON	4315 WALKER ROAD		1068595 Ontario Inc.
1169	LOS GATOS	California	636 BLOSSOM HILL RD		Wm. Sing Mock ( see memo below)
1170	ANKENY	Iowa	1965 SE DELAWARE AVE		BR of Wisconsin 42, LLC
1171	NORTH OLMSTED	Ohio	25953 GREAT NORTHERN SHOP CTR		DDR MDT Great Northern LLC, a Delaware limited liability company
1172	NORTH BRUNSWICK	New Jersey	1345 ROUTE 1		North Brunswick Shopping Plaza Associates LLC
1173	CAPITOLA	California	3825 CLARES STREET		Capitola Roth Investments, a California limited liability company
1174	LAGUNA NIGUEL	California	32411 GOLDEN LANTERN	SUITE J-P	Ocean Ranch II, LLC
1175	MARKHAM	ON	3135 HIGHWAY 7		Woodside Developments Inc. (see memo below)
1176	KELSO	Washington	421 THREE RIVERS DRIVE		Price Development Company L.P.
1177	WENATCHEE	Washington	1304 NORTH MILLER STREET		Valley North Capital, LLC
1178	OREM	Utah	360 E UNIVERSITY PKWY		GGP-UC L.L.C., a Delaware limited liability company
1179	REDDING	California	1120 HILLTOP DRIVE		Robert W. Dewey, et al (see memo below)
1180	FLORENCE	Alabama	388 COX CREEK PARKWAY		Inland Southeast Cox Creek, LLC
1181	HOUSTON	Texas	1172 FRY ROAD		Equity (Texas) One Westgate LP, a Texas limited partnership
1182	FLANDERS	New Jersey	30 INTERNATIONAL DR SOUTH	SUITE F2	AIG Baker Mount Olive, LLC
1183	DENVILLE	New Jersey	3056 STATE ROUTE 10	SUITE B	The Shoppes at Union Hill, LLC
1184	FENTON	Missouri	160 GRAVOIS BLUFF CIRCLE	SUITE B	Gravois Bluffs South 6-G5, L.L.C.
1185	COLUMBUS	Georgia	5555 WHITTLESEY BLVD	SUITE 1600	Columbus Park Crossing, LLC
1186	NOVATO	California	108 VINTAGE WAY	B-1	The Trustees under the Will (see memo below)
1187	MANAHAWKIN	New Jersey	601 WASHINGTON AVE	SUITE I	AC I Manahawkin LLC, a Delaware limited liability company
1188	KANATA	ON	501 EARL GREY DRIVE		EPR North Trust
1189	CHEEKTOWAGA	New York	1740 WALDEN AVE	SUITE 300	DDR MDT Walden Consumer Square LLC, a Delaware limited liability
1190	WASHINGTON	Pennsylvania	351 WASHINGTON ROAD		Gustine Washington Associates, Ltd.
1191	MONCTON	New Brunswick	175 TRINITY DR	UNIT 1	Riotrin Properties (Moncton), Inc.
1192	HEMET	California	2999 W FLORIDA AVE		Hemet Village, et. al. (see memo below)
1193	CHARLOTTE	North Carolina	5335 BALLANTYNE COMMONS PKWY	SUITE F	Promenade Shopping Center, LLC
1194	LARGO	Maryland	900 CAPITAL CENTER BLVD	UNIT A	Capital Centre LLC
1195	MODESTO	California	3801 PELANDALE AVE	#F-1	Northpointe Modesto I, LLC
1196	LEES SUMMIT	Missouri	1712 NW CHIPMAN ROAD		R.E.D. Capital Holdings of Lee’s Summit, LLC
1197	HALIFAX	Nova	7010 MUMFORD ROAD	UNIT B4-2	OPB Realty Inc.
Scotia
1198	SILVER SPRING	Maryland	8510 FENTON STREET		PFA-B Silver Spring, LC
1199	GREENVILLE	North Carolina	714 SE GREENVILLE BLVD	SUITE NW-12	Colonial Realty Limited Partnership
1200	LACHENAIE	QC	460 MONTEE DES PIONNIERS		Centrefund (Lachenaie) Corporation
1201	WATERFORD	Connecticut	915 HARTFORD TURNPIKE	SUITE A3	Galileo CMBS T2 LLC, a Delaware limited liability company
1202	SAN DIEGO	California	5171 MISSION CENTER ROAD	SUITE B-3	PITV, L.P.
1203	SAINT JEROME	QC	1085 JEAN-BAPTISTE ROLLAND	OUEST	Alexis Nihon .... (see memo below)
1204	BUTLER	Pennsylvania	310 BUTLER COMMONS		Butler Retail Associates, L.L.C.
1205	YOUNGSTOWN	Ohio	550 BOARDMAN POLAND ROAD		V & V 224 Limited
1206	REGINA	Saskatchewan	2030 PRINCE OF WALES DRIVE	BUILDING H	First Willow Developments Limited
1207	GUMMING	Georgia	1505 MARKET PLACE BLVD		Adamson Street Properties, L.L.P., a Georgia limited liability pa
1208	LONG BEACH	California	7641 CARSON BLVD		CREA/PPC Long Beach Towne Center PO, LLC, a Delaware limited liab
1209	PHOENIX	Arizona	21001 N TATUM BLVD	SUITE 52	Vestar DRM-OPCO, LLC
1210	RED DEER	Alberta	UNIT 189	2004-50TH AVE	Southpointe Common Corp.
1211	HOUSTON	Texas	13762 NORTHWEST FREEWAY		Northwest MP, L.P.
1212	HENDERSON	Nevada	535 N STEPHANIE ST		HIP Stephanie, LLC
1213	HUNTSVILLE	Alabama	2750 CARL T JONES DRIVE	SUITE 900	Jones Farm South, LLC
1214	ATLANTA	Georgia	3101 COBB PARKWAY	SUITE 100	Parkway Pointe Development, LLC
1215	MCDONOUGH	Georgia	1784 JONESBORO RD		Inland Western McDonough Henry Town, L.L.C.
1216	MISSISSAUGA	ON	3135 ARGENTIA RD #4		W.C. — 401 Developments Limited
1217	ORANGE	California	763 S MAIN STREET	SUITE 150	Schiffman, et al (see memo below)
1218	NEW HARTFORD	New York	4799 COMMERCIAL DRIVE		BG New Hartford LLC, a New York limited liability company
1219	GREENSBORO	North Carolina	3116 NORTHLINE AVE		Starmount Company
1220	RIVERDALE	Utah	1087 W RIVERDALE ROAD		Riverdale Retail Associates, L.C.
1221	SAINT DOROTHEE LAVAL	QC	870 AUTOROUTE CHOMEDEY		3412237 Canada, Inc.**

Estimated
Open for
Business
propid	city	state	address_1	address_2	Isr_name	Date
1222	GREENSBORO	North Carolina	1210-C BRIDFORD PARKWAY		Heritage Property Investment Limited Partnership
1223	CARTERSVILLE	Georgia	445 CHEROKEE PLACE		Cherokee Main Street, LLC, a Georgia limited liability company
1224	SARATOGA SPRINGS	New York	3078 STATE ROUTE 50		The Shoppes at Wilton, LLC
1225	ST AUGUSTINE	Florida	330 CBL DRIVE		Cobblestone Village at St. Augustine, LLC
1226	EDMOND	Oklahoma	1350 E 2ND STREET		EUP II, LLC
1227	AURORA	Colorado	100 SOUTH ABILENE STREET	UNIT A	Weingarten/Miller/Aurora II LLC, a Colorado limited liability com
1228	AVON	Ohio	35948 DETROIT ROAD		First Interstate Avon, Ltd.
1229	SASKATOON	Saskatchewan	121-1715 PRESTON	AVENUE NORTH	Preston Crossing Properties Inc.
1230	KANSAS CITY	Missouri	8600 WARD PARKWAY	SUITE 405	Coventry II DDR Ward Parkway LLC, a Delaware limited liability co
1231	DUBUQUE	Iowa	2531 NW ARTERIAL		Asbury Dubuque, L.L.C.
1232	VALPARAISO	Indiana	150 SILHAVY ROAD	SUITE 110	WISPO, LLC, a Wisconsin limited liability company
1233	LINCOLN	Nebraska	2950 PINE LAKE ROAD	SUITE C	R.E.D. Capital Management, L.L.C., a Kansas limited liability co.
1234	PENSACOLA	Florida	4970 BAYOU BLVD		Fed V, L.L.C.
1235	ITHACA	New York	722 SOUTH MEADOW STREET	SUITE 1200	Buffalo-Ithaca Associates I LLC
1236	QUEBEC CITY	QC	1450 BLVD LEBOURGNEUF		Iberville Developments Limited, a Canadian corporation
1237	COMMACK	New York	118 VETERANS MEMORIAL HWY		LNT, Inc.
1238	NOBLESVILLE	Indiana	17070 MERCANTILE BLVD		Inland Southeast Stony Creek, L.L.C., a Delaware limited liabilit
1239	PLANTATION	Florida	12160 WEST SUNRISE BLVD		SCPIantation, et al. (see memo below)
1240	NORCROSS	Georgia	5145 PEACHTREE PARKWAY	SUITE 455	Fourth Quarter Properties XIX, LLC, a Georgia limited liability
1241	KNOXVILLE	Tennessee	11130 PARKSIDE DR		Inland Southeast Turkey Creek II, L.L.C., a Delaware limited liab
1242	MIAMI BEACH	Florida	1130 5TH STREET		Gateway Development Corp.
1243	GOODYEAR	Arizona	1442 N LITCHFIELD ROAD		PVPW Corp., a Delaware corporation
1244	FLOWER MOUND	Texas	6101 LONG PRAIRIE ROAD	SUITE 450	SFERS Real Estate Corp. MM
1245	STOCKTON	California	760 W HAMMER LANE		Watt-Elkhom Center, a California general partnership
1246	ACTON	Massachusetts	45 GREAT ROAD	SUITE 15	Farm Hill Mall, L.P.
1247	MOORESVILLE	North Carolina	598 RIVER HIGHWAY	SUITE E	Inland Southeast Winslow Bay, L.L.C., a Delaware limited liabilit
1248	DENTON	Texas	1800 S. LOOP 288, STE. 360		Inland Western Denton Crossing Limited Partnership
1249	HIRAM	Georgia	4794 JIMMY LEE SMITH PARKWAY	SUITE 126	Inland Southeast Hiram, L.L.C., a Delaware limited liability comp
1250	SUDBURY	ON	1400 MARCUS DRIVE		RioKim Holdings (Ontario) Inc.
1251	FEASTERVILLE	Pennsylvania	120 EAST STREET ROAD		Feasterville Realty Associates, LP
1252	DURHAM	North Carolina	6807 FAYETTEVILLE RD	SUITE 102	Renaissance Fayetteville Road LLC
1253	LAS VEGAS	Nevada	8945 W CHARLESTON BLVD		Crossroads Commons, Ltd., L.L.C., a Nevada limited liability co.
1254	GRANGER	Indiana	405 UNIVERSITY DRIVE E		Inland Real Estate University Commons, L.L.C., a Delaware limited
1255	HOUSTON	Texas	2411 POST OAK BLVD		WMJK Ltd., a Texas limited partnership
1256	MIAMI	Florida	10600 NW 19TH STREET		Inland Western Miami 19th Street, LLC
1257	HANOVER	Maryland	7651 ARUNDEL MILLS BLVD		BR of Wisconsin 34, LLC, a Wisconsin limited liability company
1258	COLUMBUS	Ohio	1320 POLARIS PARKWAY		PFP Columbus, LLC, a Delaware limited liability company
1259	FENTON	Michigan	15250 SILVER PARKWAY		Royal Oak/Woodward Associates, L.L.C., a Michigan limited liabili
1260	LAS VEGAS	Nevada	2590 S DECATUR BLVD	SUITE F	Pan Pacific Retail Properties, Inc., a Maryland corporation
1261	GLENVIEW	Illinois	2331 WILLOW ROAD		PERA Willow Creek, Inc., a Delaware corporation
1262	LOMBARD	Illinois	2830 S HIGHLAND AVE		Butterfield-Higbland 1031, L.L.C., a Delaware limited liability c
1263	UNIVERSITY HEIGHTS	Ohio	14060 CEDAR ROAD	SUITE 184	Inland Western University Heights University Square, L.L.C.
1264	ORLANDO	Florida	4600 MILLENIA PLAZA WAY		PL Millenia Plaza II LLC
1265	PEARLAND	Texas	3113 SILVERLAKE VILLAGE DR		LMR Silverlake Retail Partners, Ltd., a Texas limited partnership
1266	WINTER HAVEN	Florida	700 3RD STREET SW	440 CITI CENTRE	Winter Haven Citi Centre, LLC, a Florida limited liability compan
1267	PALM DESERT	California	72359 HIGHWAY 111		PRU/Desert Crossing III, LLC
1268	SHERWOOD PARK	Alberta	2020 SHERWOOD DRIVE	UNIT 12	Sherwood Park Mall Limited, an Ontario corporation
1269	CALGARY	Alberta	3221 SUNRIDGE WAY	SUITE 700	Anterra Sunridge Power Centre Ltd., an Alberta corporation
1270	GARNER	North Carolina	230 SHENSTONE BLVD		Garner Retail SPE, LLC, a Delaware limited liability company
1271	ALTAMONTE SPRINGS	Florida	303 EALTAMONTE DRIVE	#1300	The Price Reit Renaissance Partnership, L.P., a California L.P.
1272	NANAIMO	British Columbia	6660 MARY ELLEN DR		Ivanhoe Cambridge II Inc., a Ontarion corporation
1273	WEST CHESTER	Ohio	7676 VOICE OF AMERICA DRIVE		VOA I Development Company, LLC
1274	MASSAPEQUA PARK	New York	5220 SUNRISE HIGHWAY		Sunrise Promenade Associates
1275	RALEIGH	North Carolina	8391 BRIER CREEK PARKWAY		Brier Creek Commons, LLC, a North Carolina limited liability comp
1276	JERSEY CITY	New Jersey	125 18TH STREET		NC Community Center Associates, General Partner
1277	VIERA	Florida	7201 SHOPPES DRIVE	SUITE 117	Inland Western Viera Lake Andrew
1278	CENTRAL VALLEY	New York	9 CENTRE DRIVE		Woodbury Development Associates, LLC, a NY limited liability co.
1279	SHAWNEE	Kansas	15300 SHAWNEE MISSION PARKWAY		THF Shawnee Station, LLC, a Missouri limited liability company
1280	VALLEJO	California	121 PLAZA DRIVE	SUITE 501	Centro Watt Operating Partnership, LLC, a Delaware limited liabil
1281	COEUR D’ALENE	Idaho	410 W WILBUR AVE		Glacier 400 Wilbur LLC, a Idaho limited liability company

Estimated
Open for
Business
propid	city	state	address_1	address_2	Isr_name	Date
1282	MARQUETTE	Michigan	3155 US HIGHWAY 41 WEST		CTJ-Marquette, L.L.C., a Michigan limited liability comapny
1283	ANCASTER	ON	737 GOLF LINKS RD	UNIT 6	Numeadowland Properties, Inc., a Ontario corporation
1284	HOWELL	New Jersey	4759 ROUTE 9 NORTH		BFW/Howell Associates, LLC, a New Jersey limited liability co.
1285	ROME	Georgia	1438 TURNER MCCALL BLVD SW		River Root Partners, LLC, a Georgia limited partnership
1286	VANCOUVER	British Columbia	2326 WEST 41ST AVENUE		Branku Holding Ltd.
1287	AUGUSTA	Maine	12 STEPHEN KING DR	SUITE 3	Capital Augusta Properties, LLC, a Delaware limited liability co.
1288	PORT COQUITLAM	British Columbia	2755 LOUGHEED HWY	UNIT 8	TGS Trust
1289	KALISPELL	Montana	2375 US HIGHWAY 93 NORTH		Mountain View, L.P. , a Montana limited partnership
1290	TAMPA	Florida	17512 DONA MICHELLE DR	SUITE A	BB Downs, LLC, a Florida limited liability company
1291	TAMPA	Florida	6907 GUNN HWY		Centre Point II at Citrus, L.C., a Florida limited liability co.
1292	KANSAS CITY	Missouri	1011 W 136TH STREET		Inland Western Kansas City Stateline, L.L.C.
1293	CHESAPEAKE	Virginia	1232 GREENBRIER PARKWAY		CP Venture Two, LLC, a Delaware limited liability company
1294	EDEN PRAIRIE	Minnesota	574 PRAIRIE CENTER DRIVE	SUITE 165	Tower Square Shopping Center Minneapolis, MN. Limited Partnership
1295	SPARTANBURG	South Carolina	120 DORMAN CENTRE DRIVE	SUITE 120-B	Inland Western Spartanburg, LLC, a Delaware limited liability com
1296	GERMANTOWN	Wisconsin	N96W18768 COUNTY LINE ROAD		Germantown Plaza, LLC, a Wisconsin limited liability company
1297	COLORADO SPRINGS	Colorado	1685 BRIARGATE PKWY	SUITE 311	CS Lifestyle Center, LLC
1298	FAIRFIELD	Connecticut	2264 BLACK ROCK TURNPIKE		Lake Hills Shopping Center, LLC
1299	THORNTON	Colorado	1201 EAST 120TH AVENUE		Weingarten/Miller/Thorncreek II LLC
1300	WATAUGA	Texas	7608 DENTON HWY	SUITE 316	Inland Western Watauga Limited Partnership, an Illinois limited p
1301	COLUMBIA	South Carolina	10136 TWO NOTCH RD	SUITE 107C	Equity One (Sparkleberry Phase II) Inc., a South Carolina corpora
1302	RIVERHEAD	New York	1470 OLD COUNTRY RD		BIT Investment Twenty-Seven, LLC, a New York limited liability co
1303	EAST POINT	Georgia	3612 MARKETPLACE BLVD		NAP Camp Creek Marketplace LLC, an Ohio limited liability company
1304	ANTIOCH	California	5739 LONE TREE WAY		Camden Village, LLC
1305	CLEARWATER	Florida	2713 GULF TO BAY BLVD		Clearwater Mall, LLC, a Delaware limited liability company
1306	COLORADO SPRINGS	Colorado	3030 NEW CENTER POINT		First & Main South, L.L.C., a Colorado limited liability company
1307	NORTHVILLE	Michigan	17955 HAGGERTY ROAD		Northville Retail Center Phase 2, L.L.C., a Michigan limited liab
1308	LOGAN	Utah	1475 N MAIN STREET	SUITE 130	Main Street Marketplace LLC, an Idaho limited liability company
1309	SCOTTSDALE	Arizona	16219 N SCOTTSDALE ROAD		Pederson / BVT Promenade Associates, an Arizona general partnersh
1310	AUGUSTA	Georgia	267 ROBERT C DANIEL JR PKWY		KIR Augusta II, L.P.
1311	ALEXANDRIA	Virginia	3901 JEFFERSON DAVIS HWY		CPYR, Inc., a Delaware limited liability company
1312	GILROY	California	6835 CAMINO ARROYO		Gilroy Crossing Center, LLC
1313	KENOSHA	Wisconsin	6830 GREENBAY ROAD		Southport Plaza, L.P., an Illinois limited partnership
1314	EVANSVILLE	Indiana	6501 E LLOYD EXPRESSWAY	SUITE 19	Evansville Pavilion, LLC, an Indiana limited liability company
1315	INDEPENDENCE	Missouri	19800 E JACKSON DR		Pavillions, L.L.C., a Nebraska limited liability company
1316	CAPE MAY COURT HOUSE	New Jersey	5 COURT HOUSE SOUTH DENNIS		Magnolia Associates, L.L.C., a New Jersey limited liability compa
1317	ALGONQUIN	Illinois	718 SOUTH RANDALL ROAD		Rubloff Oakridge Algonquin, L.L.C., an Illinois limited liability
1318	SPRINGFIELD	Pennsylvania	1014 BALTIMORE PIKE		Fortjoy Development Co., a Pennsylvania general partnership
1319	SUMMERVILLE	South Carolina	424 AZALEA SQUARE BLVD		Inland Western Summerville Azalea Square, LLC
1320	FLORISSANT	Missouri	13939 NEW HALLS FERRY RD		Sansone Cross Keys, LLC, a Missouri limited liability company
1321	CONROE	Texas	505 I-45 NORTH		Town Center Venture, L.L.P., a Texas limited liability partnership
1322	CARSON CITY	Nevada	971 TOPSY LANE	SUITE 334	Carson Valley Center, L.L.C.
1323	RIVERSIDE	California	2800 CAMPUS PARKWAY	SUITE 101	Canyon Springs Associates, Ltd.
1324	LAKEWOOD	Washington	10310 59TH AVENUE SW		Inland Western Lakewood, LLC
1325	MERCED	California	1778 W OLIVE AVE		Zelman Merced, LLC
1326	DALLAS	Texas	10720 PRESTON ROAD	SUITE 1010	Southeast Preston/Royal Ltd., a Texas limited partnership
1327	AUSTIN	Texas	12901 N I-35 SVC RD NB	BLDG 1 SUITE 115	DDR DB Tech Ventures LP, a Texas limited parntership
1328	MARIETTA	Georgia	3625 DALLAS HWY SW	SUITE 300	Cousins Properties Incorporated, a Georgia corporation
1329	NASHVILLE	Tennessee	3135 LEBANON PIKE	SUITE 101	Jackson Downs (E&A), LLC, a Tennessee limited liability company
1330	COON RAPIDS	Minnesota	12760 RIVERDALE BLVD		DDR MDT Riverdale Village Inner Ring LLC
1331	KANSAS CITY	Missouri	8530 N EVANSTON RD		Liberty Wilshire Plaza II LP, a Delaware limited partnership
1332	POUGHKEEPSIE	New York	2519 SOUTH ROAD	SUITE A	Spackenkill Development L.L.C., a New York limited liability comp
1333	FALMOUTH	Massachusetts	23 DAVIS STRAITS ROAD		Prima IV LLC, a Massachusetts limited liability company
1334	ANDERSON	South Carolina	120 STATION DRIVE		AIG Baker Anderson, L.L.C.
1335	EASTON	Pennsylvania	4443 SOUTHMONT WAY		Morris Bethlehem Associates, LP
1336	CHESTERFIELD	Missouri	22 THF BLVD		THF Chesterfield Two Development, L.L.C., a Missouri limited liab
1337	STRONGSVILLE	Ohio	18094 ROYALTON ROAD		Greens of Strongville Trustee Annex, Ltd., an Ohio limited liabil
1338	LAS VEGAS	Nevada	3870 S MARYLAND PARKWAY		Inland Western Las Vegas, L.L.C., a Delaware limited liability co
1339	SAN JOSE	California	5205 PROSPECT ROAD	SUITE 180	West Valley Shopping Center, Inc., a California corporation
1340	ST CLOUD	Minnesota	3701 W DIVISION STREET		Quality Investments, Inc., a Wisconsin corporation
1341	GLENDALE	California	545 N GLENDALE AVENUE		Glendale Glenvia, LLC, a California limited liability company

Estimated
Open for
Business
propid	city	state	address_1	address_2	Isr_name	Date
1342	SPRINGDALE	Ohio	11711 PRINCETON PIKE	SUITE 255	Charles C. Gilhart, Jr., Inc., an Ohio corporation
1343	SOUTHFIELD	Michigan	28538 TELEGRAPH ROAD		Ramco-Gershenson Properties, L.P., a Delaware limited partnership
1344	KELOWNA	British Columbia	1500 BANKS ROAD	UNIT # 502	Kelowna Central Park Properties Ltd., a British Columbia corporat
1345	ORLANDO	Florida	2788 E COLONIAL DRIVE		Weingarten Nostat, Inc., a Texas corporation
1346	AVON	Colorado	220 BEAVER CREEK PLACE		Traer Creek — EXWMT, LLC, a Colorado limited liability company
1347	CONWAY	Arkansas	701 ELSINGER BLVD		SEAYCO-THF Conway Development, L.L.C., a Missouri limited liabili
1348	WHITBY	ON	1635 VICTORIA STREET EAST		RioKim Holdings (Ontario) Inc., an Ontario corporation
1349	PRINCETON	New Jersey	3512 BRUNSWICK PIKE		West Windsor Plaza Associates, LLC, a New Jersey limited liabilit
1350	KEENE	New Hampshire	36 ASH BROOK ROAD/PO BOX 282		Monadnock Condominium Limited Partnership, a Connecticut limited
1351	PINOLE	California	1216 FITZGERALD DRIVE		TKG Pinole LLC, a California limited liability company
1352	UPPER ARLINGTON	Ohio	1609 W LANE AVENUE		UAP-COLUMBUS JV 326132, a California general partnership
1353	JACKSONVILLE BEACH	Florida	950 MARSH LANDING PARKWAY		Southend Redevelopment Corporation (see memo below)
1354	MILLBURY	Massachusetts	70 WORCESTER PROVIDENCE TPKE	SUITE 250	Route 146 Millbury LLC, a Massachusetts limited liability company
1355	HARAHAN	Louisiana	1134 SOUTH CLEARVIEW PKWY	SUITE G	EVP I, LLC
1356	THOUSAND OAKS	California	33 N MOORPARK ROAD	SUITE K	Moorpark Village Company, LLC
1357	HURST	Texas	874 N E MALL BLVD		Simon Property Group (Texas), L.P.
1358	DANVERS	Massachusetts	50 INDEPENDENCE WAY	UNIT1	The Stop & Shop Supermarket Company, a Delaware corporation
1359	LAS VEGAS	Nevada	6680 N DURANGO DRIVE		Inland Western Las Vegas Montecito, L.L.C.
1360	TORRANCE	California	23000 HAWTHORNE BLVD		Mike Grannis and John Bates
1361	TRINITY	Florida	3006 LITTLE ROAD		Inland Western New Port Richey Mitchell, L.L.C.
1362	TUCSON	Arizona	9545 E OLD SPANISH TRAIL	SUITE 175	Barclay Holdings XVIII, L.L.C., an Arizona limited liability comp
1363	OMAHA	Nebraska	17110 DAVENPORT STREET	SUITE 114	168th and Dodge, L.P., a Nebraska limited partnership
1364	GURNEE	Illinois	6961 GRAND AVENUE		Inland Western Gurnee, L.L.C.
1365	WACO	Texas	2504 WEST LOOP 340		AIG Baker Waco, L.L.C., a Delaware limited liability company
1366	TUSTIN	California	2822 EL CAMINO REAL		Irvine Retail Properties Company, a division of The Irvine Co.
1367	SHEBOYGAN FALLS	Wisconsin	4127 STATE HIGHWAY 28		Inland Commercial Property Management, Inc.
1368	ATLANTA	Georgia	1381 MARKET STREET	SUITE 13100	Atlantic Town Center, L.L.C., a Delaware limited liability compan
1369	NEW HYDE PARK	New York	1454 UNION TURNPIKE		Lake Success Shopping Center, LLC, a New York limited liability c
1370	SPRING	Texas	19507 INTERSTATE 45 NORTH	SUITE 600	New Cypresswood Court, Ltd.
1371	MANTECA	California	285 COMMERCE AVENUE		Dutra Farms, Inc.
1372	SHERMAN	Texas	3716 TOWN CENTER STREET		A-S 60 Hwy 75-Loy Lake, L.P., a Texas limited partnership
1373	MESA	Arizona	4946 SOUTH POWER ROAD		Power & Ray, L.L.C.
1374	GILBERT	Arizona	3763 SOUTH GILBERT ROAD		Vestar CTC Phase I, L.L.C., an Arizona limited liability company
1375	VIENNA	Virginia	8311 B LEESBURG PIKE		MLK Associates LLC, a Virginia limited liability company
1376	BURLINGTON	New Jersey	2703 MOUNT HOLLY RD	SUITE 7	Hovbros Burlington, L.L.C., a New Jersey limited liability compan
1377	FORT GRATIOT	Michigan	4290 24TH AVENUE		CTJ-Port Huron, LLC, a Michigan limited liability company
1378	PHOENIX	Arizona	2501 WEST HAPPY VALLEY ROAD	SUITE 26	Vestar Arizona XXXI, L.L.C., an Arizona limited liability company
1379	ST PETERSBURG	Florida	2030 TYRONE BLVD		Northwoods Limited Partnership, a Florida limited partnership
1380	BLAINE	Minnesota	4325 PHEASANT RIDGE DRIVE	SUITE 506	MEPT Blaine LLC
1381	SIMPSONVILLE	South Carolina	353 HARRISON BRIDGE RD		Intercontinental Heritage Fairview Corners, LLC
1382	LONDON	ON	UNIT 101-1230 WELLINGTON RD		Sun Life Assurance Company of Canada
1383	JANESVILLE	Wisconsin	2800 DEERFIELD DRIVE		Campbell Limited Partnership
1384	GREENBELT	Maryland	7573 GREENBELT ROAD		Greenway Plaza LLC
1385	OTTAWA	ON	1009 DAZE STREET	UNIT B	Bank Street Mews Limited Partnership, an Ontario limited partners
1386	LAS VEGAS	Nevada	4950 SOUTH FORT APACHE RD		Weingarten Maya Tropicana LLC
1387	LAKEWOOD	Colorado	14105 WEST COLFAX AVENUE		BR of Wisconsin 35, LLC, a Wisconsin limited liability company
1388	KITCHENER	ON	BLDG C 655 FAIRWAY RD S		First Capital (Fairway) Corporation
1389	RALEIGH	North Carolina	5900 POYNER ANCHOR LANE	SUITE 101	Poyner Place, LLC, a North Carolina limited liability company
1390	CATONSVILLE	Maryland	6600 BALTIMORE NATIONAL PIKE		1 Mile West, et al (see memo below)
1391	GAMBRILLS	Maryland	1352 MAIN CHAPEL WAY		VD Commons, LLC, a Maryland limited liability company
1392	OSHAWA	ON	1425 HARMONY ROAD NORTH		Harmony Shopping Centres Limited, an Ontario corporation
1393	WINNIPEG	Manitoba	1545 PORTAGE AVE		Ontrea, Inc., an Ontario corporation
1394	SAINT JOHNS	NL	56 ABERDEEN AVENUE		First Stick Pond Developments Limited, an Ontario corporation
1395	SAINT JOHN	New Brunswick	90 CONSUMERS DRIVE		First Westmorland Shopping Centres Limited, an Ontario corporatio
1396	LAKEWOOD	Colorado	7000 W ALAMEDA AVE	SUITE F	Belmar Mainstreet Holdings I, LLC
1397	—	Florida			Downtown Dadeland Residential Condominiums, LLC	TBD
1398	GALVESTON	Texas	6228 BROADWAY STREET	SUITE C	Inland Western Galveston Galvez Limited Partnership
1399	REDLANDS	California	27532 W LUGONIA AVE		Redlands Joint Venture, LLC, a California limited liability compa
1400	MARIETTA	Georgia	50 BARRETT PARKWAY	SUITE 800	DDR MDT Towne Center Prado LLC, a Delaware limited liability comp
1401	WALDORF	Maryland	3237 PLAZA WAY		Charles County Associates Limited Partnership, a District of Colu

Estimated
Open for
Business
propid	city	state	address_1	address_2	lsr_name	Date
1402	BEND	Oregon	2620 NE HWY 20	SUITE 200	Forum Associates II, L.L.C.
1403	BIRMINGHAM	Alabama	317 SUMMIT BLVD		Bayer Retail Company LLC
1404	SAN DIEGO	California	10661 WESTVIEW PARKWAY		Mira Mesa Marketplace East, LLC
1405	ALPHARETTA	Georgia	6551 NORTH POINT PARKWAY		Hubert Properties, LLLP
1406	COLUMBUS	Ohio	6672 SAWMILL RD		KIR Northwest Square L.P.
1407	FARMINGTON HILLS	Michigan	31385 ORCHARD LAKE ROAD		RLV Hunter’s Square LP
1408	ROCHESTER HILLS	Michigan	1336 SOUTH ROCHESTER ROAD		RLV Winchester Center LP
1409	MT LAUREL	New Jersey	1060 NIXON DRIVE		East Gate Center Limited Partnership
1410	MARLTON	New Jersey	515 ROUTE 73 SOUTH		Tanurb Marlton LP
1411	BLUFFTON	South Carolina	32 MALPHRUS ROAD	SUITE 117	Inland Western Bluffton Low Country II, L.L.C.
1412	APPLETON	Wisconsin	4717 MICHAELS DRIVE		Midwest Expansion, LLP, a Wisconsin limited liability partnership
1413	MCKINNEY	Texas	2821 CRAIG DRIVE	SUITE 100	Parkday Eldorado Plaza, L.P., a Texas limited partnership
1414	RICHMOND HILL	ON	8825 YONGE STREET	UNIT A1	Yonge Bayview Holding Inc., an Ontario corporation
1415	DALLAS	Texas	16637 COIT RD		Pavillion Court, Ltd., a Texas limited partnership
1416	MONTGOMERY	Alabama	2546 BERRYHILL ROAD		Eastchase Plaza, LLC, an Alabama limited liability company
1417		Oregon			LC Portland, LLC, a Delaware limited liability company	2/26/2006
1418	AMERICAN FORK	Utah	656 WEST MAIN STREET		Weingarten/Miller/American Fork, LLC, a Colorado limited liabilit
1419	ETOBICOKE	ON	125 THE QUEENSWAY	BUILDING B	Roycom, et al. (see below)
1420	OAK PARK HEIGHTS	Minnesota	5855 KRUEGER LANE		Oak Park, et al (see memo below)
1421	HOUSTON	Texas	11691 WESTHEIMER ROAD		CG-ROV II, L.P., a Texas limited partnership
1422	CAMP HILL	Pennsylvania	94 SOUTH 32ND STREET		Cedar-Camp Hill, LLC, a Delaware limited liability company
1423	MANSFIELD	Texas	120 WEST DEBBIE LANE	SUITE 300	Inland Western Mansfield Limited Partnership
1424	TUCSON	Arizona	5919 EAST BROADWAY BOULEVARD		Broadway Parc II, L.P., a California limited partnership
1425	WEST JORDAN	Utah	7128 SOUTH PLAZA CENTER DRIVE		Plaza at Jordan Landing, LLC
1426	COLUMBIA	South Carolina	6090 GARNERS FERRY ROAD	SUITE D	Woodhill (E&A), LLC, a South Carolina limited liability company
1427	GAINESVILLE	Virginia	13261 GATEWAY CENTER DRIVE		Gateway Center L.C.
1428	WILSONVILLE	Oregon	8315 SW JACK BURNS BLVD	SUITE A	Argyle Capital LLC, an Oregon limited liability company
1429	ARLINGTON	Texas	780 ROAD TO SIX FLAGS ST EAST	SUITE 262	Lincoln Square Ltd.
1430	MANHATTAN	Kansas	320 SOUTHWIND PLACE		The Manhattan Project, L.L.C.
1431	NEWPORT COAST	California	8072 EAST COAST HIGHWAY		The Irvine Company
1432	STURBRIDGE	Massachusetts	110 CHARLTON ROAD		Charlton Road Associates LLC
1433	CANTON	Michigan	41872 FORD ROAD		Ford Lilley Group, L.LC.
1434	PEARL CITY	Hawaii	1000 KAMEHAMEHA HIGHWAY	SUITE 200	PPF RTL Pearl Highlands, LLC
1435	BEE CAVE	Texas	12700 SHOPS PARKWAY	SUITE 400	HCS Holding Company, L.P., a Texas limited partnership
1436	COLLIERVILLE	Tennessee	3605 HOUSTON LEVEE ROAD	SUITE 101	Gallina Centro, L.L.C. , a Tennessee limited liability company
1437	THUNDER BAY	ON	389 MAIN STREET	UNIT B2	Newvest/PPFV Holdings, Inc.
1438	KEMAH	Texas	243 FM 2094 RD	SUITE A	Inland Western Clear Lake Clear Shores Limited Partnership
1439	MESQUITE	Texas	19161 LYNDON B JOHNSON FWY		JDN Real Estate — Mesquite, L.P., a Georgia limited partnership
1440	CALGARY	Alberta	8180 11TH STREET SE STE 700		19354 Yukon Inc., a Yukon corporation
1441	TAVERNIER	Florida	91214 OVERSEAS HIGHWAY		Max D. Puyanic, as Trustee for Trust 201 , a Florida Trust
1442	SEATTLE	Washington	2600 SW BARTON STREET	SUITE B18	Westwood Town Center, Inc., a Washington corporation	11/26/2005
1443	MANKATO	Minnesota	1901 E MADISON AVENUE		Inland Mankato Heights, L.L.C., a Delaware limited liability comp
1444	MERIDIAN	Idaho	1250 N EAGLE ROAD		TFCM Associates LLC, an Utah limited liability company
1445	MARION	Iowa	1406 TWIXT TOWN ROAD		Davis Realty Company, an Iowa partnership
1446	FONTANA	California	15232 SUMMIT AVENUE		Regency Realty Group, Inc., a Florida corporation
1447	EL PASO	Texas	1327 GEORGE DIETER DRIVE	SUITE D	A.D.D. Holdings L.P., a Texas limited partnership
1448	RANCHO CUCAMONGA	California	10950 FOOTHILL BOULEVARD	SUITE 120	Western/Development Co.
1449	HADLEY	Massachusetts	351 RUSSELL STREET	SUITE B	W/S Hadley Properties II LLC
1450	VISALIA	California	4018 SOUTH MOONEY BOULEVARD		Ali Azimian & Esmat Khorrami
1451	WEBSTER	Texas	1255 W BAY AREA BOULEVARD	SUITE A	Texas Baybrook Square Center, L.P.
1452	KISSIMMEE	Florida	3210 NORTH JOHN YOUNG PARKWAY	BUILDING B9	Loop Orlando, LLC
1453	JACKSONVILLE	Florida	4643 RIVER CITY DRIVE	SUITE 101	Shops at St. Johns, LLC
1454	VENICE	Florida	4210 TAMIAMI TRAIL SOUTH		CWH Venice, LLC
1455	KINGSTON	New York	1165 ULSTER AVENUE		Benderson 85-1 Trust
1456	GROVE CITY	Ohio	1711 STRINGTOWN ROAD		Stringtown South LLC
1457	WOOSTER	Ohio	3786 BURBANK ROAD		Wooster Crossing LLC
1458	CHICAGO	Illinois	2532 NORTH NARRAGANSETT AVE		Inland Western Chicago Brickyard, L.L.C.
1459	BOHEMIA	New York	5187 SUNRISE HIGHWAY		Sayville Plaza Development Co.
1460	SHAKOPEE	Minnesota	8085 OLD CARRIAGE COURT		Shakopee Crossings Limited Partnership
1461	PHILADELPHIA	Pennsylvani	2310 S CHRISTOPHER COLUMBUS		Delaware East Associates, L.P.

Estimated
Open for
Business
propid	city	state	address_1	address_2	Isr_name	Date
1462	—	California	—		The Victorville Family Partnership	10/27/2006
1463	COLLEGE STATION	Texas	1424 TEXAS AVENUE SOUTH		Texas Avenue Crossing, LP.
1464	PETALUMA	California	1351 NORTH MCDOWELL BOULEVARD		Focal Properties, LLC
1465	ROCKAWAY	New Jersey	395 MOUNT HOPE AVENUE		Rockaway Center Associates	12/2/2005
1466	BEAUMONT	Texas	4029 DOWLEN ROAD		Kimco Dowlen Town Center L.P.
1467	BOUCHERVILLE	QC	1402-582 CHEMIN DE TOURAINE		North American (Boucherville) Corporation
1468	LOVELAND	Colorado	1695 ROCKY MOUNTAIN AVENUE		Centerra Marketplace Properties II LLC
1469	OLATHE	Kansas	15340 WEST 119TH STREET		Northridge Investors, L.L.C.
1470	CARMEL	Indiana	14311 CLAY TERRACE BLVD	SUITE 160	Clay Terrace Partners, LLC
1471	GUELPH	ON	435 STONE ROAD WEST UNIT L10		Stone Road Mall Holdings Inc.
1472	BELLEVUE	Washington	15600 NE 8TH STREET	SUITE F-21	Terranomics Crossroads Associates Limited Partnership
1473	PLYMOUTH	Massachusetts	80 SHOPS AT 5 WAY		Inland Western Plymouth 5, L.L.C.
1474	CORONA	California	3520 GRAND OAKS		Castle & Cooke Corona Crossings II, Inc.
1475	AURORA	Colorado	23901 E. ORCHARD ROAD	UNIT C	Southlands Power Center, LLC
1476	YUBA CITY	California	1064 HARTER ROAD		Brown Yuba City, L.L.C.	3/3/2006
1477 1478	SOUTHAVEN KINGSPORT	Mississippi Tennessee	6420 TOWN CENTER LOOP 2003 NORTH EASTMAN ROAD	SUITE 80	Southaven Towne Center, LLC, a Mississippi limited liability comp Tazewell Properties
1479	COLONIAL HEIGHTS	Virginia	729 SOUTHPARK BOULEVARD		Dimmock Square Company LLC
1480	HOUSTON	Texas	17725 TOMBALL PARKWAY		Wanamaker Willowbrook Three, L.P.
1481	UNION GAP	Washington	2507 MAIN STREET		Valley Mall, L.L.C.
1482	ROSEBURG	Oregon	780 NW GARDEN VALLEY BLVD	SUITE 200	RAM Property Development, LLC
1483	SOUTH LAKE TAHOE	California	1069 EMERALD BAY ROAD		High Pine, L.L.C.	11/25/2005
1484	ATLANTA	Georgia	6285 ROSWELL ROAD		Sandy Springs Plaza Associates, LP
1485	NEWTOWN	Pennsylvania	2807 SOUTH EAGLE ROAD		Newtown Village Plaza Associates, L.P.
1486	SHERBROOKE	QC	2905 BOULEVARD DE PORTLAND		berville Developments Leasing Ltd.
1487	NORTH ANDOVER	Massachusetts	133 TURNPIKE STREET		Eaglewood Properties, L.L.C.
1488	NEWPORT NEWS	Virginia	12551 JEFFERSON AVENUE	SUITE 161	Mountain Ventures Newport News, et al (See memo below)
1489	OCEAN	New Jersey	1100 HIGHWAY 35		Sunset Arcadia Center, Inc.
1490	CHULA VISTA	California	1830 MAIN COURT		Yacoel Investments III, LLC	11/28/2005
1491	STUDIO CITY	California	12160 VENTURA BOULEVARD		HDR Investment Company
1492	OWASSO	Oklahoma	9018 N 121ST EAST AVENUE	SUITE 500	SF Marketplace Investors, Ltd.
1493	CENTERVILLE	Utah	120 NORTH FRONTAGE ROAD		BGN, et al (see memo below)
1494	BLOOMFIELD HILLS	Michigan	2067 SOUTH TELEGRAPH ROAD		2055 Associates, L.L.C.
1495	STAFFORD	Virginia	1250 STAFFORD MARKET PLACE		Stafford Marketplace, LLC
1496	—	Illinois	—		Sherman Plaza Partners, LLC	TBD
1497	WILLIAMSBURG	Virginia	4900 MONTICELLO AVENUE	#5	News Company, LLC
1498	TAMARAC	Florida	4197 W. COMMERCIAL BOULEVARD		Ramco-Gershenson Properties, L.P.
1499	DANVILLE	Virginia	3300 RIVERSIDE DRIVE		Riverside Shopping Center, LP
1500	HOUSTON	Texas	110 MEYERLAND PLAZA MALL		Ronus Meyerland Plaza, L.P.
1501	LADY LAKE	Florida	610 NORTH US HIGHWAY 441		Morse-Sembler Villages Partnership #4
1502	ST LOUIS PARK	Minnesota	4600 EXCELSIOR BLVD		Excelsior & Grand, LLC.
1503	HOUSTON	Texas	9421 KATY FREEWAY		Levain Partnership III, L.P.
1504	LETHBRIDGE	Alberta	745 1ST AVENUE SOUTH		Park Place Mall Holdings, Inc.
1505	SAINT JOSEPH	Missouri	5201 NORTH BELT HIGHWAY	BUILDING F2	St. Joseph Development Co., LLC
1506	POMPANO BEACH	Florida	1981 NORTH FEDERAL HWY		BR of Wisconsin 14, LLC	TBD
1507	SOMERS POINT	New Jersey	57 BETHEL ROAD		Village Plaza, LLC	12/2/2005
1508	—	New Jersey	—		Mad River Development, LLC	9/24/2006
1509	GEORGETOWN	Texas	1019 WEST UNIVERSITY AVE.	SUITE 800	SPG Wolf Ranch, LP, a Texas limited partnership
1510	FORT MYERS	Florida	17901 SUMMERLIN ROAD		BR of Wisconsin 43, LLC, a Wisconsin limited liability company	TBD
1511	SHREVEPORT	Louisiana	7051 YOUREE DRIVE		Shreveport Kings Crossing Venture, Ltd.
1512	WESTMINSTER	Colorado	9430 SHERIDAN BOULEVARD		New Plan Excel Realty Trust, Inc.
1513	KALAMAZOO	Michigan	5130 WEST MAIN STREET		K & S Maple Hill Mall, L.P.	11/18/2005
1514	—	Washington	—		Mill Creek Commercial II, LLC	2/26/2006
1515	CHESHIRE	Connecticut	935 SOUTH MAIN STREET		Cheshire — ILMR LLC, a Connecticut limited liability company
1516	STREAMWOOD	Illinois	861 SUTTON ROAD		Sutton Park Developers, LLC, an Illinois limited liability compan
1517	—	New Jersey	—		Levin Properties, L.P., a New Jersey limited partnership	5/5/2006
1518	—	New Jersey	—		Riverdale Crossing, LLC	6/23/2006
1519	—	California	—		Mission Viejo Town Center, L.P.	2/26/2006
1520	CASTLE ROCK	Colorado	4510 TRAIL BOSS DRIVE		Maleta Properties, LLC
1521	CYPRESS	Texas	25837 HIGHWAY 290		Kimco 290 Houston L.P.

Estimated
Open for
Business
propid	city	state	address_1	address_2	Isr_name	Date
1522	THORNTON	Colorado	16535 WASHINGTON STREET		JP Thornton LLC
1523	ARDEN	North Carolina	4 MCKENNA ROAD		Southridge Associates, LLC	11/25/2005
1524	–	California	–		Opus West Corporation	FY 2007
1525	–	Pennsylvania	–		AFC Washco-Carlisle Crossing, LP	FY 2007
1526	MUNDELEIN	Illinois	3062 W. RT 60		Mundelein 83, L.L.C.
1527	DURANGO	Colorado	800 SOUTH CAMINO DEL RIO		Durango Mall, LLC	11/25/2005
1528	–	Massachusetts	–		Taunton Land Development, LLC	FY 2007
1529	MORRISTOWN	Tennessee	513 S DAVY CROCKETT PARKWAY		NOM Morristown, LLC
1530	MACHESNEY PARK	Illinois	1522 WEST LANE ROAD		Rubloff C&G, LLC
1531	–	California	–		Geweke Family Partnership	FY 2007
1532	MONROE	North Carolina	3117 WEST HIGHWAY 74		Poplin Partners, Limited Partnership	11/25/2005
1533	GARLAND	Texas	425 TOWN CENTER BOULEVARD		Simon Property Group (Texas), L.P.
1534	–	Florida	–		Cobblestone Village at Palm Coast, LLC	FY 2008
1535	–	Florida	–		Sembler Family Partnership #31, Ltd.	FY 2007
1536	RALEIGH	North Carolina	436 DANIELS STREET		Regency Centers, L.P.
1537	–	Florida	–		Property Management .... (see memo below)	FY 2007
1538	–	Hawaii	–		Harold K.L. Castle Foundation	FY 2007
1539	GLENWOOD SPRINGS	Colorado	135 EAST MEADOWS DRIVE		Weingarten Miller Glenwood, LLC	2/2/2005
1540	ORLAND PARK	Illinois	15150 SOUTH LA GRANGE RD		TDC Ravinia Plaza — Orland Park, L.L.C., an Illinois limited liab
1541	–	California	–		Downey Landing, LLC	FY 2007
1542	–	Arizona	–		Vestar Arizona XLV, L.L.C.	FY 2008
1543	PITT MEADOWS	British Columbia	940-19800 LOUGHEED HWY		Onni Mayfair Place Development Limited Partnership	11/19/2005
1544	ALABASTER	Alabama	300 COLONIAL PROMENADE PKWY	SUITE 1100	Colonial Realty Limited Partnership
1545	–	Oklahoma	–		Penn Park Sorrento, LLC	FY 2007
1546	ALLEN PARK	Michigan	3200 FAIRLANE DRIVE		W2001 ALN Realty L.L.C.	1/18/2005
1547	–	California	–		Centro Watt Property Owner II, LLC	FY 2007
1549	SCARBOROUGH	ON	420 PROGRESS AVENUE		Scarborough Town Centre Holdings (Two) Inc.
1550	–	Texas	–		Kimco Montgomery Plaza, L.P.	FY 2007
1551	–	California	–		Industry East Land Retail I, LLC	FY 2007
6001	GROVE CITY	Ohio	3500 SOUTHWEST BLVD		SUN LIFE ASSURANCE CO. OF CANANDA
6011	ABERDEEN	Maryland	913 OLD PHILADELPHIA ROAD		Metropolitan Life Insurance Company
6011B		Maryland	400 OLD POST ROAD		State of Wisconsin Investment Board
6021	SAVANNAH	Georgia	1 KNOWLTON WAY		ACV Pier Savannah, LLC
6025	GARDEN CITY	Georgia	6030 COMMERCE BLVD		Savannah Economic Development Authority
6041A	FORT WORTH	Texas	BUILDING #1, 6445 WILL ROGERS BLVD.		Madison Warehouse Corporation
6051	ONTARIO	California	3000 PHILADELPHIA STREET		I & G Direct Real Estate 5, L.P.
6071	FORT WORTH	Texas	6901 SNOWDEN ROAD		First Industrial Texas LP, a Delaware limited partnership
7760	ST. LOUIS	Missouri	CHAPEL HILL OFFICE CENTER	12935 N. OUTER FORTY	CHAPEL HILL PARTNERS
8252	OMAHA	Nebraska	11059 WEST MAPLE ROAD		Erin LLC, a Nebraska limited liability company
9006	CHASE CITY	Virginia	89 DUCKWORTH DRIVE		RileyB. Lowe
9006B	FORT WORTH	Texas	2900 W. SEMINARY DRIVE		Transcontinental Realty Investors, Inc.
9006D	FT. WORTH	Texas	2900 W. SEMINARY DRIVE		Encon Industries, L.P.
9009	FORT WORTH	Texas	1400 EVERMAN PARKWAY		Conti & Son, Ltd.
9103	VIENNA	Virginia	8315 LEESBURG PIKE		MLK Associates LLC, a Virginia limited liability company
9105	FORT WORTH	Texas	5000 S. HULEN STREET	SUITE 100	Corrigan Properties, Inc. #4, a Texas corporation
9106	FT. LAUDERDALE	Florida	1800 NORTH FEDERAL HIGHWAY		19th Street Investors, Inc.
9108	WINTER PARK	Florida	520 NORTH ORLANDO AVENUE	SUITE 115	Winter Park Town Center, Ltd., a Florida limited partnership
9110	CEDAR PARK	Texas	11066 PECAN PARK BOULEVARD, SUITE 109		Lakeline Plaza Developers, a Texas general partnership
9111	MIAMI	Florida	8653 S.W. 124TH AVENUE		Kendall Village Associates, Ltd.. a Florida limited partnership
9113	ORLANDO	Florida	701 NORTH ALAFAYA TRAIL		Simon Property Group, L.P., a Delaware limited partnership
9115	BOCA RATON	Florida	1400 GLADES ROAD	SUITE 170	Uncommon Ltd.
9116	FRISCO	Texas	2787 PRESTON ROAD	SUITE 1180	Shafer Plaza XXII, Ltd., a Texas limited partnership
9117	GREENSBORO	North Carolina	3118 B NORTHLINE AVENUE		Starmount Company
9118	PENSACOLA	Florida	1690 AIRPORT BLVD		Watch Holdings, LLC, a Delaware limited liability company
9120	HOUSTON	Texas	2423 POST OAK BLVD.		WMJK, Ltd.
9121	TAMPA	Florida	17512 DONA MICHELLE DRIVE		BB Downs, LLC
9122	MARIETTA	Georgia	3625 DALLAS HIGHWAY	SUITE 280	Cousins Properties Incorporated, a Georgia corporation
9124		Florida			MDG Walter, LLC, a Florida limited liability company	On Hold
9125	WINSTON-SALEM	North Carolina	406 SOUTH STRATFORD ROAD		Saul Subsidiary I Limited Partnership, a Maryland limited partner
9126	Norcross	Georgia	5145 Peachtree Parkway	Suite 452	Fourth Quarter Properties XIX, LLC, a Georgia limited liability

Estimated
Open for
Business
propid	city	state	address_1	address_2	Isr_name	Date
9127	FORT MEYERS	Florida	5031 SOUTH CLEVELAND		Inland Western Fort Myers Page Field, L.L.C.
9129	WILMINGTON	Delaware	3654 CONCORD PIKE		Concord Gallery, Inc., a Delaware corporation
9130	CLEARWATER	Florida	2679 GULF TO BAY BOULEVARD		Clearwater Mall, LLC, a Delaware limited liability company
9132	HANOVER	Maryland	7651 ARUNDEL MILLS BLVD.	SUITE 3	BR of Wisconsin 34, LLC, a Wisconsin limited liability company
9134	HURST	Texas	837 NORTHEAST MALL BLVD		Simon Property Group (Texas), L.P.
9135	STERLING	Virginia	46262 CRANSTON STREET	SUITE 102
9140	PEMBROKE PINES	Florida	11926 PINES BLVD.		The Prudential Insurance Company, a New Jersey corporation
9144	JACKSONVILLE	Florida	10281 MIDTOWN PARKWAY	SUITE 149	Shops at St. Johns, LLC
9147	GAITHERSBURG	Maryland	31 GRAND CORNER AVENUE	SUITE B	Washington Associates L.C.
9150	MARIETTA	Georgia	50 EARNEST BARRETT PARKWAY	SUITE 106	DDR MDT Towne Center Prado LLC, a Delaware limited liability comp
9152	CHARLOTTE	North Carolina	9015 J.M. KEYNES DRIVE	SUITE 5	CS Shoppes at University Place, LLC
9154	SAN ANTONIO	Texas	7322 JONES MALTSBERGER	SUITE 238	Alamo, et al (see memo below)
9157	SUGARLAND	Texas	2701 TOWN CENTER BLVD.		Weingarten Realty Management Company
9158	FREDERICKSBURG	Virginia	1460 CENTRAL PARK BLVD., SUITE 102		Fredericksburg,35, LLC
9160	RALEIGH	North Carolina	8399 BRIER CREEK PARKWAY		Brier Creek Commons, LLC, a North Carolina limited liability comp
9162	DURHAM	North Carolina	6807 FAYETTEVILLE ROAD	SUITE 105	Renaissance Retail LLC
9168	WILMINGTON	North Carolina	6881 MAIN STREET		Mayfaire Retail, LLC
9170	MATTHEWS	North Carolina	2225 MATTHEWS TOWNSHIP PARKWAY		Inland Southeast Sycamore, LLC
9171		New Jersey			Rockaway Center Associates	11/19/2005
9174	RALEIGH	North Carolina	3791 SUMNER BOULEVARD	SUITE 100	JG North Raleigh L.L.C., an Ohio limited liability company
9175	CHARLOTTE	North Carolina	7832 REA ROAD		Zenith Investment Grantor Trust
9180	Huntersville	North Carolina	8805 Townley Road	Suite B	Inland Southeast Birkdale, LLC, a Delaware limited liability comp
9181	DESTIN	Florida	4122 LEGENDARY DRIVE		Destin Commons, Ltd., a Florida limited partnership
9182	NAPLES	Florida	1016 IMMOKALEE ROAD	SUITE 200	Granada Shoppes Associates, Ltd.
9183		Florida			Downtown Dadeland Residential Condominiums, LLC	TBD
9184	DORAL	Florida	10600 N.W. 19TH		Inland Western Miami 19th Street, LLC
9186	AUGUSTA	Georgia	263 ROBERT C. DANIEL JR. PARKWAY	SUITE A	KIR Augusta 1 044, LLC
9191	Tallahassee	Florida	1594-1 Governor’s Square Blvd		Inland Western Tallahassee Governor’s One, L.L.C.
9207	TAMPA	Florida	12795 CITRUS PLAZA DRIVE		KIR Tampa 003, LLC, a Delaware limited liability company
9209	HOOVER	Alabama	161 MAIN STREET	SUITE 127	AIG Baker Hoover, L.L.C., a Delaware limited liability company
9210	AUSTIN	Texas	9607 RESEARCH BLVD.	SUITE 450	Gateway Shopping Center, L.P., a Delaware limited partnership
9211	WOODLANDS	Texas	9595 SIX PINES DRIVE	SUITE 1020	Kimco Woodlands, L.P.
9592	MONTREAL	QC	3090 BLVD LECARRESOUR	SUITE 702 LAVAL	Merritt Square Marketplace Associates
9600	ST. LOUIS	Missouri	CHAPEL HILL OFFICE CENTER	12935 N. OUTER FORTY	CHAPEL HILL PARTNERS
9800	SAN DIEGO	California	9449 BALBOA AVENUE	SUITE 311	Wood Creek Associates/Balboa, L.L.C.

Schedule 3.06
DISCLOSED MATTERS
1.	Bromham, Neil on behalf of himself and all others similarly situated v. Pier 1 Imports, Inc. Court: Contra Costa County Superior Court, CA Date Filed: 02/03/05

2.	Rowe, Brian, et al. vs. Pier 1 Imports (U.S.), Inc. — Class Action Court: Los Angeles County Superior Court, CA Date Filed: 02/23/04

3.	Solley, Skye, Jon Shigemura and Joe Chung, et al. vs. Pier 1 Imports (U.S.), Inc. — Class Action Court: Orange County Superior Court, CA Date Filed: 03/01/04

4.	Alsup, Ronald, Robert Crews and Magnum Properties, LLC v. Pier 1 Imports (U.S.), Inc., et al. Court: Madison County Circuit Court, IL Date Filed: 02/17/05

Schedule 3.12
Subsidiaries

Schedule 3.13
Insurance

Type Coverage	Carrier	Policy Period

Workers Compensation	Zurich	3/1/05 to 3/1/06

Commercial General Liability	Zurich	3/1/05 to 3/1/06

Commercial General Liability Savannah DC	Zurich	9/19/05 to 3/1/06

Umbrella Liability: 1st Layer	AIG	3/1/05 to 3/1/06
2nd Layer	Chubb, Great Amer., Liberty	3/1/05 to 3/1/06

Property (Primary)	Lexington Ins Co. (AIG)	7/14/05 to 7/14/06

Property (Excess)	Essex Insurance Co.	7/14/05 to 7/14/06

Stock Throughput	Lloyd’s of London	7/14/05 to 7/14/06

Excess Stock Throughput	Lloyd’s of London	7/14/05 to 7/14/06

Medical Stop Loss	Blue Cross Blue Shield	4/1/05-3/31/06

Medical PPO — Hawaii	HMSA	4/1/05-3/31/06

Medical PPO — Canada	SunLife of Canada	7/1/05-6/30/06

Dental PPO and HMO	Cigna	4/1/05-3/31/06

Vision	Superior Vision	4/1/05-3/31/06

Schedule 3.14
Collective Bargaining Agreements
NONE

Schedule 5.01(f)
Reporting Requirements
REQUIRED REPORTING CHECKLIST
Pier 1 Imports (U.S.), Inc.
NAME OF REPORT
Monthly (Due upon delivery of Borrowing Base Certificate):
•	Inventory Stock Ledger (last page) for each Borrower and a listing of ending inventory by location

•	Such other reports relating to the Collateral as the Administrative Agent may deem necessary as a result of the completion of any commercial finance exams
Monthly (within 30 days after month end):
•	Percentage Comp Store Sales in total as reported by the Parent.

•	Inventory Reconciliation Stock ledger to GL

•	Such other reports relating to the Collateral as the Administrative Agent may deem necessary as a result of the completion of any commercial finance exams
·

Schedule 6.01
Schedule of Existing Indebtedness
1.	Industrial Revenue Bonds issued in 1986 and maturing in 2026 used to finance the construction of warehouse facilities in Mansfield, Texas and St. Charles, Illinois

Schedule 6.02
Existing Encumbrances
None expect those shown on the UCC searches delivered to Agents prior to the Closing Date.

Schedule 6.07
Transactions with Affiliates
1.	Various loans between Pier 1 imports (US), Inc. and The Pier Retail Group dated prior to September 30, 2001.

2.	Various working capital advances to The Pier Retail Group dated between January 2005 and November 2005.